AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON DECEMBER    , 1999

                                                REGISTRATION NO. 333-90893
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                               AMENDMENT NO. 1 TO
                                    FORM F-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             SIDEWARE SYSTEMS INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    BRITISH COLUMBIA, CANADA                   7372                       (I.R.S. EMPLOYER
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL         IDENTIFICATION NO.)
  INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)

  930 WEST FIRST STREET, SUITE 102, NORTH VANCOUVER, BRITISH COLUMBIA, CANADA V7P 3N4 TELEPHONE
                                          (604) 988-0440
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL
                                         EXECUTIVE OFFICES)

                                    NATIONAL REGISTERED AGENT
         1090 VERMONT AVENUE, SUITE 910, WASHINGTON, D.C. 20005 TELEPHONE (202) 371-8090
   (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR
                                              SERVICE)

                                            COPIES TO:
         BRADLEY FURBER                  PAUL HILDEBRAND             GRANT SUTHERLAND, CHAIRMAN
            JIE CAO                DALE W. WILCOX, A LAW CORP.         SIDEWARE SYSTEMS INC.
VAN VALKENBERG FURBER LAW GROUP      1910 - 777 Hornby Street         1600 - 777 Hornby Street
             P.L.L.C.              Vancouver, British Columbia      Vancouver, British Columbia
       1325 Fourth Avenue                    V6Z 1S4                          V7Y 1K4
 Seattle, Washington 98101-2509     Telephone (604) 687-1374         Telephone (604) 688-0047
   Telephone (206) 464-0460         Facsimile (604) 687-2731         Facsimile (604) 688-0094
   Facsimile (206) 464-2857

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                                         OFFERING PRICE PER   AGGREGATE OFFERING
                                                       AMOUNT TO BE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED      REGISTERED
                                                                              SHARE(1)             PRICE(1)

Common Shares......................                      5,493,666              $1.90             $10,437,965


                                                         AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED

                                                     REGISTRATION FEE
Common Shares......................                      $2,901.49

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             SIDEWARE SYSTEMS INC.

    Cross Reference Sheet to Item 501(b) of Regulation S-K Showing Location in Prospectus of Information Required by Items of Form F-1

REGISTRATION STATEMENT ITEM NUMBER                            LOCATION OR CAPTION IN PROSPECTUS
----------------------------------                       -------------------------------------------
 1.  Forepart of Registration Statement and Outside
       Front Cover Page of Prospectus................    Outside Front Cover Page

 2.  Inside Front and Outside Back Cover Pages
       of Prospectus.................................    Inside Front and Outside Back Cover Pages

 3.  Summary Information, Risk Factors...............    Prospectus Summary; Risk Factors; Selected
                                                           Consolidated Financial Data;

     Ratio of Earnings to Fixed Changes..............    Not applicable

 4.  Use of Proceeds.................................    Prospectus Summary; Use of Proceeds

 5.  Determination of Offering Price.................    Risk Factors; Exchange Rates; Nature of
                                                           Trading Market; Plan of Distribution

 6.  Dilution........................................    Not Applicable.

 7.  Selling Security Holders........................    Selling Shareholders

 8.  Plan of Distribution............................    Plan of Distribution

 9.  Description of Securities to be Registered......    Description of Capital Stock

10.  Interests of Named Experts and Counsel..........    Not applicable

11.  Information with respect to the Registrant

     (a)  (1) Description of Business................    Prospectus Summary; Business--The Company

          (2) Description of Property................    Business--Description of Property

          (3) Legal Proceedings......................    Business--Legal Proceedings

          (4) Control of Registrant..................    Principal Shareholders

          (5) Nature of Trading Market...............    Nature of Trading Market

          (6) Exchange Controls and Other Limitations
              Affecting Security Holders.............    Enforcement of Civil Liabilities;
                                                         Description of Capital Stock--Exchange
                                                           Controls and Other Limitations Affecting
                                                           Security Holders; Exchange Rates

          (7) Taxation...............................    Certain Tax Considerations

          (8) Selected Financial Data................    Selected Consolidated Financial Data;
                                                         Exchange Rates

          (9) Management's Discussion and Analysis of
              Financial Condition and Results of
              Operations.............................    Management's Discussion and Analysis of
                                                           Financial Condition and Results of
                                                           Operations

          (10) Quantitative and Qualitative
            Disclosures about Market Risk............    Not Applicable

          (11) Directors and Officers of
               Registrant............................    Management--Directors, Executive Officers
                                                         and Key Employees

          (12) Compensation of Directors and
               Officers..............................    Management--Executive Compensation

REGISTRATION STATEMENT ITEM NUMBER                            LOCATION OR CAPTION IN PROSPECTUS
----------------------------------                       -------------------------------------------
          (13) Options to Purchase Securities from
            the Registrant or Subsidiaries...........    Management--Executive Compensation;
                                                           Description of Capital Stock--Options to
                                                           Purchase Securities from the Company

          (14) Interest of Management in Certain
               Transactions..........................    Certain Transactions

     (b)  Financial Statements                           Financial Statements

12.  Disclosure of Commission Position on
       Indemnification for Securities Act Liability      Not Applicable

SUBJECT TO COMPLETION       DECEMBER     -    , 1999
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                             ---------------------

                             SIDEWARE SYSTEMS INC.

                        5,493,666 SHARES OF COMMON STOCK

                               ------------------

This Prospectus relates to the offering of up to 5,493,666 shares of Sideware Systems Inc. common stock, which may be offered from time to time by the persons named in this Prospectus under the heading "Selling Shareholders."

The shares offered for sale pursuant to this Prospectus consist of 2,746,833 shares (the "Shares") and 2,746,833 additional shares (the "Warrant Shares") issuable upon the exercise of 2,746,833 share purchase warrants (the "Warrants"). Each Warrant entitles the holder to acquire one Warrant Share at any time up to September 14, 2001, at a price of US$1.64 per Warrant Share up to September 14, 2000 or US$1.89 per Warrant Share up to September 14, 2001. The Selling Shareholders acquired the Shares and Warrants pursuant to a private placement of 2,746,833 units completed in September 1999. Each unit consisted of one Share and one Warrant. The price of the units was US$1.64 per unit. The Warrants are non-transferable.

The Shares and Warrant Shares may be offered for sale from time to time by each Selling Shareholder acting as principal for its own account or in brokerage transactions at prevailing market prices or in transactions at negotiated prices. No representation is made that any Shares or Warrant Shares will or will not be offered for sale, or that any of the Warrants will or will not be exercised by any of the Selling Shareholders. We will not receive any proceeds from the sale of the Shares or Warrant Shares. It is not possible at the present time to determine the price to the public in any sale of the Shares or Warrant Shares by the Selling Shareholders and each Selling Shareholder reserves the right to accept or reject, in whole or in part, any proposed purchaser of Shares or Warrant Shares. Accordingly, the public offering price and the amount of any applicable sales or underwriting discounts or commissions will be determined at the time of sale by the Selling Shareholders. We will pay all costs, expenses and fees incurred in connection with the registration of the Shares and Warrant Shares, estimated to be approximately US$160,000. However, all selling and other expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders. See "PLAN OF DISTRIBUTION".

Our common shares trade on both the Canadian Venture Exchange and the OTC Bulletin Board. See "NATURE OF TRADING MARKET".

FOR A DISCUSSION OF CERTAIN RISKS OF AN INVESTMENT IN THE SHARES OFFERED HEREBY, SEE "RISK FACTORS".

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

                             ---------------------

                The date of this Prospectus is December 14, 1999

                             ADDITIONAL INFORMATION

    We have filed with the Securities and Exchange Commission in Washington D.C. a Registration Statement on Form F-1 under the United States Securities Act of 1933 with respect to the securities offered hereby. This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which (including the schedules and exhibits) are omitted in accordance with the rules and regulations of the Commission. In addition, we are subject to the reporting requirements for foreign private issuers under the Securities and Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, file reports, including annual reports on Form 20-F, and other information with the Commission. The Registration Statements and the schedules and exhibits thereto and the reports and other information we have filed with the Commission under the Exchange Act may be inspected and copied by the public at the public reference facilities maintained by the Commission at Room 1024, Judicial Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

                        ENFORCEMENT OF CIVIL LIABILITIES

    The enforcement by investors of civil liabilities under the federal securities laws of the United States may be adversely affected by the fact that we are incorporated and organized under the laws of a province of Canada, that some or all of our directors and officers may be residents of Canada, that some or all of the experts named in the Registration Statement may be residents of Canada, and that all or a substantial portion of our assets and the assets of those persons may be located outside the United States. As a result, it may be difficult for holders of the Shares or Warrant Shares to effect service of process within the United States upon our directors and officers who are not residents of the United States, or upon experts named in the Registration Statement who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the federal securities laws of the United States.

    We have been advised by Dale W. Wilcox, a Law Corporation, our Canadian counsel, that there is doubt as to the enforceability in Canada against us or our directors or officers who are not residents of the United States or experts named in the Registration Statement who are not residents of the United States in original actions, or in actions for enforcement of judgments of United States courts of liabilities predicated solely upon the federal securities laws of the United States.

                    CONVENTIONS AND CURRENCY OF PRESENTATION

    Except where the context requires otherwise, disclosure in this Prospectus relates to Sideware Systems Inc.and it subsidiaries, and the term "Company" refers to Sideware Systems Inc.

    Unless otherwise indicated: (i) financial information herein is expressed in Canadian dollars ("$" or "Cdn$"), unless specifically expressed in United States dollars ("US$"), (ii) financial data in this Prospectus are represented in accordance with generally accepted accounting principles as applied in Canada ("Canadian GAAP") and, when required, such financial data contains a reconciliation to generally accepted accounting principles as applied in the United States ("US GAAP").

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS.

                                  THE COMPANY

    We provide software which facilitates Internet commerce. Our principal product, Dr. Bean, allows companies operating e-commerce Web sites to open direct, real time communication with their customers over the Web. Dr. Bean thus gives e-commerce vendors the best of both worlds--the range and flexibility of the Internet combined with the personalised service of traditional marketing methods.

    The Internet is growing rapidly in importance as a medium for conducting business. In addition to retail trade, the Internet is becoming a centre of business-to-business commerce. In May 1998, Forrester Research projected that by 2002, business trade conducted over the Internet will reach US$327 billion, while retail trade over the Internet will reach US$17 billion.

    We released the initial version of Dr. Bean in April 1999. In
November 1999, we released Dr. Bean version 3.0, our current version. Dr. Bean
3.0 includes a major upgrade in features available to Dr. Bean users. We believe that with the additional features included in version 3.0, Dr. Bean can perform a broad and valuable range of e-CRM (Electronic Customer Relations Management) functions. Further enhancements to Dr. Bean are under development, and will be released in the final quarter of 1999 and the first half of 2000. See "BUSINESS--Products--Dr. Bean."

    In July 1999, we initiated the Sideware Partner Program, to enlist value added resellers for Dr. Bean. We presently have 13 value added resellers. We believe that value added resellers will be the chief distribution channel for Dr. Bean. See "BUSINESS--Dr. Bean--Marketing."

    In November and December 1999 we entered into agreements with IBM for cooperative marketing of Dr. Bean. We believe that our agreements with IBM will assist us in gaining broad market exposure and in developing valuable distribution channels.

    We have a limited operating history, and have not yet generated material operating revenues. An investment in our shares is speculative and involves a high degree of risk. The principal risks affecting our business and securities are set out below under the heading "RISK FACTORS".

                                  THE OFFERING

Common Shares being offered by the Selling
 Shareholders in the Offering:............  5,493,666

Common Shares to be outstanding after the
 Offering:................................  51,432,117

Use of Proceeds...........................  We will not receive any proceeds from the sale of the shares of Common Shares offered hereby.

Canadian Venture Exchange Symbol..........  SYD.U

OTC Bulletin Board Symbol.................  SDWSF

Risk Factors..............................  Investment in the Common Shares offered hereby involves certain risks. Each prospective investor should carefully
                                            consider all of the matters described herein under "RISK
                                            FACTORS."

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

    The following table sets forth summary consolidated historical financial and operating data for the periods indicated. The summary data is qualified by, and should be read in conjunction with, the Consolidated Financial Statements and the related notes thereto and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS", contained elsewhere herein. The historical financial data is not necessarily indicative of our future results.

                                        NINE MONTHS       EIGHT MONTHS     YEAR ENDED   YEAR ENDED   YEAR ENDED
                                      ENDED SEPT. 30,    ENDED DEC. 31,    APRIL 30,    APRIL 30,    APRIL 30,
                                            1999              1998            1998         1997         1996
                                      ----------------   ---------------   ----------   ----------   ----------
                                          (000'S)            (000'S)        (000'S)      (000'S)      (000'S)
                                        (UNAUDITED)
Sales Revenue.......................      $   326            $   158         $    27      $    70      $    28
Profit (Loss) for the period
  (Cdn. GAAP).......................       (4,084)            (1,892)         (2,409)      (4,587)        (850)
Profit (Loss) for the period
  (US GAAP).........................       (5,303)            (1,937)         (2,409)      (2,003)        (898)
(Loss) per share for the period
  (Cdn. GAAP).......................        (0.12)             (0.07)          (0.11)       (0.29)       (0.07)
(Loss) per share for the period
  (US GAAP).........................        (0.16)             (0.07)          (0.11)       (0.29)       (0.07)

                                  RISK FACTORS

    PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH BELOW IN ADDITION TO OTHER INFORMATION CONTAINED AND INCORPORATED IN THIS PROSPECTUS, IN EVALUATING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

RISKS RELATING TO OUR BUSINESS

WE HAVE A LIMITED OPERATING AND SALES  We commenced operations under new management in May 1995.
  HISTORY ON WHICH TO EVALUATE OUR     The first version of our principal product, Dr. Bean, was
PROSPECTS                              released in April 1999. Dr. Bean is in an early stage of
                                       development, and is being offered in a new and rapidly
                                       changing market. The prospects for Dr. Bean are difficult to predict and may change rapidly and without warning. We have not at any time generated substantial sales revenue from any of our products, including Dr. Bean.

                                       As a result of our limited operating and sales history, we do not have information from which we can make reliable
                                       estimates of future revenues, expenses or profits.

WE HAVE INCURRED SUBSTANTIAL           We have incurred operating losses consistently since
OPERATING LOSSES AND MAY NOT BE        entering the field of software development. As at
PROFITABLE IN THE FUTURE               September 30, 1999, we had an accumulated deficit during the development phase of $16.4 million.

                                       We have not at any time generated substantial revenues,
                                       while increasing expenditures in all areas, including
                                       research and development and sales and marketing. We have no assurance that we will be able to generate sufficient
                                       revenue to achieve profitable operation, to achieve positive cash flow, or to continue our business as a going concern.
                                       Failure to achieve profitability within the time frame
                                       expected by our investors may adversely affect the market
                                       price of our common shares.

OUR PRODUCTS MAY NOT GAIN MARKET       We do not have an established history or record of sales. We
  ACCEPTANCE                           cannot assure that our products will gain sufficient market acceptance, or achieve sufficient sales revenue, to allow us to achieve profitable operation, to achieve positive cash
                                       flow, or to continue our business as a going concern.

DISAPPOINTING QUARTERLY REVENUE OR     Our quarterly revenue and operating results are difficult to
  OPERATING RESULTS COULD CAUSE THE    predict and may fluctuate significantly from quarter to
PRICE OF OUR COMMON SHARES TO FALL     quarter. If our quarterly revenue or operating results fall below the expectations of investors or securities analysts, the price of our common shares could fall substantially.

                                       Our quarterly revenue may fluctuate as a result of a number of factors, many of which are outside our control, including the following:

                                       -- the market for interactive Web-based electronic business solutions is in an early stage of development and it is
                                          therefore difficult to predict customer demand
                                          accurately;

                                       -- the response of the market to Dr. Bean, and our ability to gain market share in a highly competitive market, are
                                          also difficult to predict; and

                                       -- the sales cycle of our products may be long and may vary substantially from customer to customer, making it
                                          difficult for us to determine whether and when we will
                                          receive revenue from specific customers.

                                       Most of our expenses, such as employee compensation and
                                       rent, are relatively fixed in the short term. Moreover, our expense levels are based, in part, on our expectations
                                       regarding future revenue levels. If revenue for a particular quarter is below our expectations, we will not be able to
                                       reduce operating expenses proportionately. The revenue
                                       shortfall could thus have a disproportionate effect on our operating results for the quarter.

OUR FUTURE OPERATING COSTS ARE         We do not have sufficient operating history to make accurate
UNCERTAIN                              projections of our future operating costs. In order to
                                       achieve profitable operation, we will have to hire
                                       substantial additional personnel in a number of fields,
                                       including research and development, marketing, and product service and support. As well, we will have to incur
                                       substantial marketing and overhead costs. As a result of our limited operating history, we are not able to make reliable projections as of the number of additional personnel that
                                       will be required, the cost of employing additional
                                       personnel, or the level of marketing and overhead expenses we will incur.

CONTINUED ADOPTION OF WEB-BASED        Our products address a new and emerging market for
  ELECTRONIC BUSINESS SOLUTIONS IS     Web-based, interactive electronic business solutions.
NECESSARY FOR OUR FUTURE GROWTH        Therefore, our future success depends substantially upon the widespread adoption of the Web as a primary medium for
                                       commerce and business applications. The failure of this
                                       market to develop, or a delay in the development of this
                                       market, will have a material adverse effect on our business, financial condition and operating results.

                                       The Web has experienced, and is expected to continue to
                                       experience, significant user and traffic growth. This, at
                                       times, has caused user frustration with slow access and
                                       download times. The Web infrastructure may not be able to
                                       support the demands placed on it by the continued growth
                                       upon which our success depends. Moreover, important issues concerning the commercial use of the Web, such as security, reliability, cost, accessibility, and quality of service,
                                       remain unsolved and may negatively affect the growth of Web use or the attractiveness of commerce and business
                                       communication over the Web. In addition, Web-based commerce could become less attractive through delays in the
                                       development or adoption of new standards and protocols to
                                       handle increased activity, or through increased government regulation and taxation of Internet commerce.

GOVERNMENT LAWS AND REGULATIONS COULD  Federal, state or foreign agencies may adopt laws or
  LIMIT THE MARKET FOR OUR PRODUCTS    regulations affecting the use of the Web as a commercial
AND SERVICES                           medium. If enacted, these laws or regulations could limit
                                       the market for our products, which could materially affect our business, financial condition, and operating results.
                                       Although many of these laws or regulations may not apply to our business directly, laws and regulations relating to

                                       use, privacy, pricing, or content and quality of products
                                       and services could affect our business indirectly. It is
                                       possible that these laws or regulations could expose
                                       companies involved in Web commerce to liability, which could limit the growth of Web commerce generally.

WE FACE SIGNIFICANT COMPETITION FROM   The market for interactive Web-based electronic business
  OTHER TECHNOLOGY COMPANIES           solutions is highly competitive and rapidly changing. If we are unable to compete effectively our business, financial
                                       condition and operating results will be materially adversely affected. Many of our current and potential competitors have longer operating histories, greater name recognition and
                                       substantially greater financial, technical, marketing,
                                       management, service, support and other resources than we
                                       have. Our competitors may be able to expand and develop
                                       their technologies more quickly than we can, to devote
                                       greater resources to the development and marketing of their products, or to respond more quickly to changing
                                       opportunities or technologies.

                                       In addition, we expect that new competitors will enter the market with competing products as the size and visibility of the market opportunity increases. We also expect that
                                       competition will increase as a result of software industry consolidations and formations of alliances among industry
                                       participants. Increased competition could result in pricing pressures, reduced margins, or the failure of our products to achieve or maintain market acceptance.

                                       The market for computer software is also dominated by large corporations which have assets much greater than ours, and which might be able to develop software duplicating the
                                       features of our products at modest cost. We face a continual risk that market opportunities or product features which we intend to exploit can, within a short period of time, become dominated by much larger and wealthier corporations,
                                       rendering our products obsolete or non-competitive.

WE MAY NOT BE ABLE TO DEVELOP NEW      To be competitive, we must develop and introduce, on a
  PRODUCTS OR ENHANCE EXISTING         timely basis, new products and product enhancements which
PRODUCTS ON A TIMELY BASIS             meet the demands of the marketplace. We cannot assure that we will be able to do so, or to respond effectively to
                                       technological changes or new product announcements by
                                       others. Failure to introduce new products or enhancements
                                       could have a material adverse impact on our business,
                                       operating results, and financial condition.

FAILURE TO EXPAND OUR RELATIONSHIPS    We do not have established distribution channels for our
  WITH RESELLERS COULD IMPEDE          products. Our present marketing plans depend heavily on the
ACCEPTANCE OF OUR PRODUCTS AND GROWTH  recruitment of value added resellers for our products, and on sales expected to be generated by such value added
                                       resellers. Failure to recruit a sufficient number of value added resellers, or failure of our value added resellers to market our products effectively, could have a material
                                       adverse impact on our business, operating results and
                                       financial condition. Failure by our value added resellers to install or implement our products successfully for their
                                       clients could also have a material adverse impact on our
                                       business, operating results, and financial condition.

FAILURE TO MANAGE GROWTH PROPERLY      We could experience rapid growth in orders, revenues,
  COULD STRAIN RESOURCES AND AFFECT    personnel, marketing activities, and complexity of products.
OUR BUSINESS                           We cannot assure that we will be able to manage the
                                       significant strains that future growth may place on our
                                       administrative infrastructure, systems, and controls.

                                       Qualified technical personnel are in great demand throughout the software industry. Increased sales of our products will require us to hire additional personnel to install and
                                       support our products. We will also be required to hire
                                       additional technical personnel to continue development of
                                       our products. Our success will depend to a substantial
                                       degree on our ability to attract, train, motivate, and
                                       retain qualified personnel. Inability to do so may have a
                                       material adverse impact on our business, operating results and financial condition.

LOSS OF KEY PERSONNEL COULD ADVERSELY  Our success is substantially dependent on the performance of
  AFFECT OUR BUSINESS                  our employees, many of whom have worked together for a short period of time. Our work force is relatively small, and we thus employ only a small number of employees in specific
                                       fields important to our business.

                                       The success of our marketing efforts is substantially
                                       dependent on our President, the President of Sideware Corp., the Vice President of Channel Sales and Marketing for
                                       Sideware Corp., and the Vice President of Federal Sales and
                                       Marketing for Sideware Corp.

                                       Continued development of our products and our technical work are substantially dependent on our President, our General
                                       Manager of e-business solutions, and our programmers.

                                       The departure of a single employee or a small number of
                                       employees could materially adversely affect our business. We cannot assure that we will be able to attract and retain
                                       qualified personnel on acceptable terms. We do not have key man insurance on any of our employees.

WE MAY BE UNABLE TO PROTECT OUR        We rely heavily on our proprietary software technology. To
  PROPRIETARY TECHNOLOGY               protect our proprietary technology we rely on
                                       confidentiality agreements with key employees and third
                                       parties and on trade secret, trademark, and copyright laws.
                                       Although we attempt to maintain confidentiality of, and
                                       prevent improper disclosure of, our software technology, we cannot assure that we have adequately protected our
                                       technology from misappropriation. In addition, others may
                                       attempt to "reverse engineer" our products in order to
                                       determine their method of operation and introduce competing products. Similarly, others may develop competing technology independently. Such developments could have a material
                                       adverse affect on our business, operating results, and
                                       financial condition.

OTHER COMPANIES MAY CLAIM THAT OUR     If any of our products violate third party proprietary
  PRODUCTS INFRINGE THEIR COPYRIGHTS   rights we may be required to re-engineer our products or
OR PATENTS                             seek to obtain licenses from third parties. We have no
                                       reason to believe any of our products infringe the
                                       proprietary rights of third parties. However,

                                       we do not conduct comprehensive patent searches to determine whether the technology used in our products infringes any
                                       third party patents.

                                       Some of the markets in which we compete are characterised by the existence of a large number of patents and frequent
                                       litigation for financial gain based on patents with broad, and sometimes questionable, application. As the number of
                                       our products increases, the markets in which our products
                                       are sold expands, and the functionality of those products
                                       grows and overlaps with products offered by competitors, our products may become increasingly subject to infringement
                                       claims. Although we have no reason to believe that any of
                                       our products infringe the proprietary rights of third
                                       parties, there can be no assurance that infringement claims will not be asserted against us in the future, or that such claims will not require us to enter into royalty
                                       arrangements or result in costly litigation.

WE MAY LOSE ACCESS TO THIRD PARTY      Our Dr. Bean product incorporates software licensed from
  TECHNOLOGY USED IN OUR PRODUCTS      third parties. We have no reason to believe that our license rights in respect of such software will be terminated.
                                       However, we cannot assure that such license rights will
                                       continue to be available to us. Loss of such license rights would require us to license software performing similar
                                       functions from other parties, to develop software performing such functions independently, or to re-engineer our products to operate without such licensed software. This could result in interruptions or delays in our ability to sell or
                                       continue development of our products, or in loss of
                                       important features of our products. See
                                       "BUSINESS--Intellectual Property".

OUR BUSINESS COULD SUFFER IF OUR       Software products are complex. Our products may contain
PRODUCTS FAIL TO PERFORM PROPERLY      undetected errors, or bugs, which result in product
                                       failures. Our products may also be incompatible with other software or hardware used by a substantial number of our
                                       potential customers. Product performance failures could
                                       result in loss of or delay in revenues, loss of market
                                       share, failure to achieve market acceptance, or injury to
                                       our reputation.

                                       During the week of April 26, 1999, we implemented the
                                       initial version of Dr. Bean on IBM platforms, including
                                       principally the S390, AS400 and RS6000 platforms, and also the Windows NT, Linux and Sun Solaris operating systems, at
                                       IBM facilities. During the implementation and testing, the initial version of Dr. Bean operated successfully on the
                                       platforms and operating systems tested. However, as
                                       Dr. Bean has not yet been in significant commercial use,
                                       there can be no assurance that the program will operate free of material errors or defects. In addition, there can be no assurance that enhancements or modifications of Dr. Bean do not include errors or defects.

WE COULD INCUR SUBSTANTIAL COSTS AS A  If any of our products fail, a customer may assert a claim
  RESULT OF PRODUCT LIABILITY CLAIMS   for substantial damages against us, regardless of whether we are responsible for the failure. Product liability claims
                                       could require us

                                       to spend significant time and money in litigation or to pay significant damages.

                                       We currently carry limited insurance, which may not cover
                                       claims against us for financial losses, and which will not be sufficient in amount to cover large claims. In addition, there can be no assurance that any insurance coverage will be available in the future on reasonable terms, that
                                       insurance we purchase will be sufficient to cover any claims against us, or that insurers will not deny coverage with
                                       respect to any future claim.

WE MAY BE AFFECTED BY UNEXPECTED YEAR  Many existing computer systems and software products do not
  2000 PROBLEMS                        properly recognise dates after December 31, 1999. This
                                       Year 2000 problem could result in miscalculations, data
                                       corruption, system failures, or disruptions of operations.
                                       To the best of our knowledge, all of our products and
                                       internal systems are Year 2000 compliant. However, we are
                                       subject to the possibility of Year 2000 problems affecting our products, our customers' systems, our internal systems, and the systems of vendors, any one of which could have a
                                       material adverse effect on our business, operating results and financial condition.

WE MAY NOT BE ABLE TO RAISE THE        We will require additional capital to continue the
ADDITIONAL CAPITAL WE NEED             development of our services and products, to pay the costs of marketing those products, and to cover operating losses until we are able to become profitable. Owing to the
                                       speculative and uncertain nature of our business, we are
                                       unable to calculate the amounts of additional capital we may have to raise, although the amounts may be substantial. The extent and timing of our capital requirements will depend on many factors, including continued progress in our product
                                       development programs and the market response to our
                                       products.

                                       Our ability to raise capital will depend on our perceived
                                       ability to develop and bring to the market products capable of generating sales revenue at profitable levels. To raise additional capital, we may have to issue additional shares, which may dilute the interests of existing shareholders
                                       substantially. Alternatively, we may have to borrow large
                                       sums, and assume obligations to make substantial interest
                                       and capital payments. We may also have to sell significant interests in some or all of our products. We cannot assure that we will be able to raise the amount of capital we
                                       require, or that we will be able to raise capital on terms that enhance the value of our common shares.

GOVERNMENTS MAY CHALLENGE OUR TAX      We are party to agreements with non-arm's length parties,
  RETURNS                              including Sideware Corp. and Sideware International SRL, in jurisdictions outside Canada. We believe that these
                                       agreements have been implemented in accordance with taxation laws, regulations, treaties, and assessment practices
                                       prevailing in Canada, the United States, and the other
                                       jurisdictions involved. However, Canadian or U.S. taxation authorities may challenge the terms or tax effect of these agreements, and issue taxation assessments requiring us to pay

                                       additional income taxes beyond the amounts we consider to be owing. Such assessments could lead to tax liabilities
                                       substantially greater than we expect, or to duplicate tax
                                       liabilities in different jurisdictions on the same income.

COMPANY DIRECTORS ARE INVOLVED IN      We have agreements with BrainTech, Inc. and TechWest
  OTHER COMPANIES DOING BUSINESS WITH  Management Inc. which may be material to our future
US                                     profitability. BrainTech, Inc. is a public company whose
                                       shares trade on the OTC Bulletin Board. Grant Sutherland,
                                       Owen Jones, and James Speros, members of our board of
                                       directors, are also directors of BrainTech, Inc. TechWest
                                       Management Inc. is a private company whose shareholders
                                       include Owen Jones and Grant Sutherland.

                                       One of our agreements with BrainTech Inc. is a cost sharing agreement pursuant to which costs relating to our business premises and certain personnel are shared. BrainTech, Inc.
                                       is a development stage software company which has not
                                       achieved profitable operation. There can be no assurance
                                       that BrainTech, Inc. will be able to pay the costs for which it is responsible under the cost sharing arrangement, with the result that our cash requirements to continue operation may increase. From time to time, either our payments or
                                       those of BrainTech, Inc. pursuant to the cost sharing
                                       agreement described above may exceed that company's
                                       proportionate share. Accordingly, those payments are
                                       reconciled and adjusted from time to time, as required. See
                                       "CERTAIN TRANSACTIONS".

WE ARE INVOLVED IN COURT PROCEEDINGS   We are presently involved in several court proceedings with former management. The principal court proceedings are
                                       described under "BUSINESS--Legal Proceedings." In those
                                       proceedings, claims totaling approximately $1.8 million have been advanced against us.

                                       We are prosecuting our claims and defending our position in all of the litigation proceedings. While we believe that our positions will be sustained, there is a risk of losing some of the court actions. The results could include substantial pecuniary judgements against us and the appointment of a
                                       receiver of our assets.

RISKS ASSOCIATED WITH THIS OFFERING OF COMMON SHARES

OUR COMMON SHARES ARE PARTICULARLY     The stock market in general has recently experienced extreme
  VOLATILE                             price and volume fluctuations. In addition, the market
                                       prices of securities of technology companies, particularly
                                       Web-related companies, have been extremely volatile, and
                                       have experienced price fluctuations that have often been
                                       unrelated or disproportionate to the operating performance of these companies. These broad fluctuations could adversely affect the price of our common shares.

                                       We believe that factors such as the announcement of new
                                       products or technologies by us or by our competitors and
                                       quarterly fluctuations in financial results are expected to cause the market price of our common shares to vary
                                       substantially. In addition, our net sales or results of
                                       operations in future quarters may be below the expectations of public market securities analysts and investors.

                                       In such event, the price of our common shares would likely decline, perhaps substantially.

WE DO NOT EXPECT TO PAY DIVIDENDS IN   We have never declared or paid cash dividends on our capital
  THE FORESEEABLE FUTURE               stock. We currently intend to retain any earnings to finance the expansion and development of our business and,
                                       therefore, do not anticipate paying any cash dividends in
                                       the foreseeable future.

OUR SHARES ARE SUBJECT TO RULES        The Securities and Exchange Commission has adopted
GOVERNING "LOW PRICED STOCK"           regulations which generally define "penny stock" to be any equity security that has a market price (as defined in their regulations) less than US$5.00 per share, subject to certain exceptions. Our securities may be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors (generally, institutions with assets in excess of US$5,000,000 or individuals with
                                       net worth in excess of US$1,000,000 or annual income
                                       exceeding US$200,000 or US$300,000 jointly with their
                                       spouse). For transactions covered by this rule, the
                                       broker-dealers must make a special suitability determination for the purchase and receive the purchaser's written
                                       agreement to the transaction prior to the sale.
                                       Consequently, the rule may affect the ability of
                                       broker-dealers to sell our securities, and the ability of
                                       shareholders to sell their shares in secondary markets.

             CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

    This Prospectus contains forward-looking statements which involve risks and uncertainties. These statements relate to future events or our future financial performance, and are identified by terminology such as "may", "will", "should", "scheduled", "plan", "intend", "estimate", "potential", "continue", "believe," "anticipate," "expect" and similar expressions. These statements are only predictions. Actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under the heading "RISK FACTORS". Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                USE OF PROCEEDS

    We will not receive any proceeds from the sale of Shares or Warrant Shares offered hereby, all of which will be received by the Selling Shareholders.

                                 EXCHANGE RATES

    The following table sets forth, for each period presented, the high and low exchange rates, the average of the exchange rates on the last day of each month during the period indicated, and the exchange rates at the end of the period indicated for one Canadian dollar, expressed in United States dollars, based on the noon buying rate in New York City for cable transfers payable in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York.

                                             U.S. DOLLARS PER CANADIAN DOLLAR
                              ---------------------------------------------------------------
                                                                                      PERIOD
                                           PERIOD ENDED DECEMBER 31,                 JAN-SEPT
                              ----------------------------------------------------   --------
                                1994       1995       1996       1997       1998       1999
                              --------   --------   --------   --------   --------   --------
Average.....................   $.7300     $.7305     $.7323     $.7220     $.6734     $.6714
High........................   $.7632     $.7527     $.7513     $.7486     $.7052     $.6860
Low.........................   $.7103     $.7023     $.7235     $.6945     $.6351     $.6625
Period end..................   $.7128     $.7323     $.7301     $.6998     $.6650     $.6805

    On December 14, 1999 the exchange rate was US$0.675 per Cdn$1.00.

    Our common shares are currently trading on the Canadian Venture Exchange (the "CVE") under the symbol "SYD.U", and through the OTC Bulletin Board under the symbol "SDWSF". Trading over the OTC Bulletin Board was authorized to commence October 29, 1999.

    Prior to November 4, 1999 our shares traded on the CVE in Canadian dollars. On November 4, 1999, at our request, the CVE changed the trading currency for our shares to United States dollars.

    The following table sets forth the high and low sale prices for our common shares (in Canadian dollars), as reported by the CVE for the quarters indicated.

                                                                HIGH       LOW
                                                                ($)        ($)
                                                              --------   --------
1999
Third Quarter...............................................   $3.38      $2.20
Second Quarter..............................................   $3.47      $0.94
First Quarter...............................................   $0.85      $0.45

1998
Fourth Quarter..............................................   $0.51      $0.33
Third Quarter...............................................   $0.51      $0.30
Second Quarter..............................................   $0.54      $0.26
First Quarter...............................................   $0.81      $0.36

1997
Fourth Quarter..............................................   $1.30      $0.60
Third Quarter...............................................   $1.35      $0.76
Second Quarter..............................................   $1.94      $0.58
First Quarter...............................................   $1.05      $0.19

    On December 14, 1999 the closing price for our shares on the CVE was US$9.60.

    Our common shares were first listed on the CVE on November 7, 1983. Trading was suspended by the CVE on November 28, 1994 as a result of concerns of the CVE over irregularities in transactions between the Company and its former President, Lawrence Kostiuk. Irregularities identified by the CVE included:

    (a) the granting of a purported general security agreement to Mr. Kostiuk without public disclosure or CVE approval;

    (b) misrepresentations made to the CVE by former management in respect of private placements completed in August 1991, January 1993 and July 1993; and

    (c) potential breaches of our listing agreement with the CVE, including the failure to file a management agreement between the Company and Riva Yachts of Canada Ltd. (a company controlled by the family of Mr. Kostiuk), the issuance of shares to Mr. Kostiuk without CVE approval, and the improper issuance of shares pursuant to incentive stock options.

    Certain of the above transactions are the subject matter of legal disputes between us and our former management. See "BUSINESS--Legal Proceedings."

    A cease trade order was issued by the British Columbia Securities Commission on March 7, 1995 when former management failed to file required financial statements. New management took control on May 3, 1995. On September 10, 1996, the cease trade order and trading suspension were lifted and our shares resumed trading. The principal steps that we were required to complete in order to return our shares to trading status were the preparation and filing of delinquent financial statements and the raising of approximately $1.6 million in private placement financing, to permit us to resume operations.

    As at December 14, 1999 we have 48,685,284 common shares issued and outstanding. Approximately 146 record holders of common shares are within the United States, holding approximately 14.8 million shares (approximately 30% of the total shares issued and outstanding). Approximately 30 million shares are registered in the name of CDS & Co., a Canadian depository company. Approximately 8 million shares are registered in the name of CEDE & Co., a United States depository. Owing to the large percentage of our shares registered in the names of depositories, we do not have reliable information as to the extent of beneficial ownership of our shares by US residents. We believe that in excess of one third of our shares are owned beneficially by United States residents.

    Trading in our shares over the OTC Bulletin Board commenced pursuant to a Form 15c-211 filed by National Securities Corp. of Chicago, Illinois. We have entered into a Financial Advisory and Consulting Agreement with National Securities Corp. of Chicago Illinois, pursuant to which we have issued 250,000 shares of restricted stock to National Securities Corp.

                                DIVIDEND POLICY

    We have never paid cash dividends on our capital stock. We currently intend to retain all earnings, if any, to finance the growth and development of our business. We do not anticipate paying any cash dividends in the foreseeable future.

                                 CAPITALIZATION

    The following table sets forth our consolidated capitalization as of December 31, 1998. This table should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus.

                                                                DECEMBER 31, 1998
                                                              ---------------------
                                                              (DOLLARS IN MILLIONS)
                                                                    (AUDITED)
Cash and cash equivalents...................................             .3

Short-term debt and current portion of long-term debt:......            Nil
  Short-term debt facility..................................            Nil
  Current portion of long-term debt.........................            Nil
                                                                     ------
    Total...................................................            Nil
                                                                     ------
Long-term debt:.............................................            Nil
                                                                     ------
    Total...................................................             .3
                                                                     ------
Shareholder's equity:
  Common Stock, 200 million shares authorized 27,269,959
    shares issued and outstanding...........................           12.7
  Special Warrants..........................................            0.9
  Commitment to issue shares................................            0.1
  Retained earnings.........................................          (12.3)
                                                                     ------
    Total capitalization....................................            1.4
                                                                     ======

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The selected consolidated financial data set forth below for eight month period ended December 31, 1998 and the fiscal years ended April 30, 1998, 1997, 1996, 1995 and 1994 were derived from our audited consolidated financial statements, which appear elsewhere in this Prospectus. The selected consolidated financial data for the nine month period ended September 30, 1999 were derived from our unaudited consolidated financial statements, which also appear elsewhere in this Prospectus, and which, in the opinion of the management, have been prepared on the same basis as the audited consolidated financial statements and contain all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the financial condition and results of operations for such period. The financial data should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and our Consolidated Financial Statements and the Notes thereto.

                                                                                             YEARS ENDED APRIL 30
                                 NINE MONTHS ENDED      EIGHT MONTHS ENDED   ----------------------------------------------------
                               SEPTEMBER 30, 1999(1)    DECEMBER 31, 1998      1998                           1995(2)    1994(2)
                                      RESTATED               AUDITED         RESTATED     1997       1996     RESTATED   RESTATED
                               ----------------------   ------------------   --------   --------   --------   --------   --------
                                  (000'S)                 (000'S)            (000'S)    (000'S)    (000'S)    (000'S)    (000'S)
Sales Revenue................          $  326                 $  158          $   27     $   70     $   28     $  371     $   22
Profit (Loss)
  For the period
  (Cdn. GAAP)................          (4,214)                (1,892)         (2,409)    (4,587)      (850)      (528)    (1,250)
Profit (Loss) for the period
  (US GAAP)..................          (5,303)                (1,937)         (2,409)    (2,002)      (898)      (678)    (1,735)
Profit (Loss) per share
  (Cdn. GAAP)................           (0.12)                 (0.07)          (0.11)     (0.29)     (0.07)     (0.04)     (0.11)
Profit (Loss) per share
  (US GAAP)..................           (0.16)                 (0.07)          (0.12)     (0.14)     (0.15)     (0.12)     (0.37)
Total assets (Cdn. GAAP).....          10,543                  1,725           2,584      1,402      3,350      3,266      3,368
Total assets (US GAAP).......          10,543                  1,725           2,584      1,402        746        709        961
Total S/H Equity
  (Cdn. GAAP)................          10,143                  1,446           2,361      1,012      2,018      2,869      3,337
Total S/H Equity
  (US GAAP)..................          10,143                  1,446           2,361      1,012       (585)       312        930
Total R&D expend.
  (Cdn. GAAP)................             800                    353             301        129        Nil        Nil        Nil

------------------------------

(1) Results reported for the nine month period ended September 30, 1999 have been restated as a result of an error made in financial statements which we published previously. We erroneously classified certain commissions paid on completing a private placement as "Transfer and filing fees". Generally accepted accounting principles require such costs to be charged against the proceeds of the offering. In addition, the figures stated for the nine month period ended September 30, 1999 reflect the changes made, retroactive to January 1, 1999, to our cost sharing arrangement with BrainTech, Inc. See "CERTAIN TRANSACTIONS."

(2) The circumstances surrounding the restatement of the financial data for the fiscal years ended April 30, 1994 and April 30, 1995 are as follows:

    (a) In our audited financial statements for the fiscal year ended April 30, 1995, we reversed, as at April 30, 1995, the following previously accrued amounts payable to Lawrence Kostiuk, the Company's former President:

        Professional Services.......................................  $  391,000
        Development Costs...........................................     392,000
        Interest Expenses...........................................      26,983
        Consulting..................................................     128,007
        Advertising.................................................      30,000
        Travel and promotion........................................      51,730
                                                                      ----------
          Total.....................................................  $1,019,720
                                                                      ==========

        The reversals were made in respect of transactions under former management, which present management considers to have been improper. See "BUSINESS--Legal Proceedings".

        Of the $1,019,720 reversed, $64,983 had been accrued during the fiscal year ended April 30, 1995, $522,000 had been accrued during the fiscal year ended April 30, 1994, and $432,737 had been accrued in earlier periods.

    (b) For purposes of this Prospectus, we have restated our selected financial data for the fiscal years ended April 30, 1995 and 1994 by reversing, as at April 30, 1995, only those amounts accrued during the fiscal year ended April 30, 1995 (totaling $64,983) and by reversing, as at April 30, 1994, those amounts accrued during the fiscal year ended
       April 30, 1994 (totaling $522,000). Accordingly, the accruals reversed for the fiscal years ended April 30, 1994 and April 30, 1995 were:

        1994:
        Professional Services.......................................  $ 36,000
        Development Costs...........................................     2,000
        Interest Expenses...........................................    26,983
                                                                      --------
          Total.....................................................  $ 64,983
                                                                      ========
        1995
        Professional Services.......................................  $132,000
        Development Costs...........................................   390,000
                                                                      --------
          Total.....................................................  $522,000
                                                                      ========

    We have no long-term debt and have not paid any dividends. Claims totaling approximately $1.8 million have been advanced against us in legal proceedings. See "BUSINESS--Legal Proceedings".

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

                           AND RESULTS OF OPERATIONS

    The following discussion and analysis should be read in conjunction with "Selected Consolidated Financial Data" and our consolidated financial statements and the notes thereto included elsewhere in this Prospectus.

OVERVIEW

    Following a change in management in May 1995, new management commenced rebuilding the Company's business. The initial efforts of new management were focused on raising sufficient financing to recommence business operations and to permit the Company's shares to resume trading. Our shares resumed trading on September 10, 1996. Our current focus is on the development and marketing of Dr. Bean. As yet, we have not been able to generate significant sales revenue from our products.

RESULTS OF OPERATIONS

    NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999 COMPARED WITH NINE MONTH PERIOD
     ENDED OCTOBER 31, 1998

    During the nine month period ended September 30, 1999 we received $326,494 in sales revenue, compared with $72,323 during the nine month period ended October 31, 1998. Substantially all of the revenue in each period came from hardware sales to BrainTech, Inc. and Techwest Management Inc. Commencing in the summer of 1998, equipment for these companies has been purchased through us, owing to favourable prices available to us under the IBM Business Partner Reseller Program. In our initial equipment sales to BrainTech, Inc. and Techwest Management Inc., we charged a mark-up over our cost. The mark-up was eliminated on subsequent transactions. Our current policy is to sell equipment to BrainTech, Inc. and Techwest Management Inc. at cost.

    Cost of sales increased from $64,716 for the nine month period ended
October 31, 1998 to $318,415 for the nine month period ended September 30, 1999. The increase resulted from an increase in the amount of hardware sold to BrainTech, Inc. and Techwest Management Inc.

    Interest income increased from $32,639 for the nine month period ended October 31, 1998 to $119,560 for the nine month period ended September 30, 1999. The increase resulted from higher cash balances held by us.

    Employee wages and benefits increased to $1,060,813 for the nine month period ended September 30, 1999 from $425,019 for the nine month period ended October 31, 1998. The increase was due principally to additional personnel being hired subsequent to December 31, 1998. In addition, the increase reflects the adjustments made to our cost sharing agreement with BrainTech, Inc. --see "CERTAIN TRANSACTIONS". The figures for both periods also reflect bonuses in the amount of $100,000 paid to our President in April 1998 and April 1999.

    Filing and transfer fees increased to $44,636 from $7,413. The principal reason for the increase was increased fees paid to our transfer agent in connection with financing activities and the exercise of stock options and share purchase warrants during the nine month period ended September 30, 1999. Investment advisory services increased from $75,000 to $160,000. The $75,000 recorded as investment advisory services for the nine month period ended
October 31, 1998 represented the value of 125,000 Special Warrants issued to Golden Capital Securities Ltd. for services provided in connection with a proposed prospectus filing. The $160,000 recorded as investment advisory services for the nine month period ended September 30, 1999 represented the value of 250,000 shares issued to National Securities Corp. of Chicago, Illinois for fiscal advisory and consulting services.

    Office, printing and sundry expenses were $213,750 for the nine month period ended September 30, 1999, compared with $124,228 for the nine month period ended October 31, 1998. The principal reasons for the increase were our generally higher level of business activity during the nine month period ended September 30, 1999, as well as the increased costs associated with operating a second office in Virginia.

    Professional fees increased to approximately $573,775 for the nine month period ended September 30, 1999 from approximately $254,292 for the nine month period ended October 31, 1998. Accounting costs increased from approximately $22,373 to approximately $116,458, principally as a result of costs associated with the establishment of our offshore subsidiaries, registration of our shares pursuant to the Securities Exchange Act of 1934, and increased audit costs, owing to a higher level of activity in the Company. Legal costs increased from approximately $175,515 to approximately $386,600, principally as a result of costs associated with the establishment of our offshore subsidiaries, registration of our shares under the Securities Exchange Act of 1934, and costs associated with the financing activities which we carried out during the nine month period ended September 30, 1999.

    Marketing expenses increased to approximately $774,208 for the nine month period ended September 30, 1999 from approximately $768,046 for the nine month period ended October 31, 1998. While the total change in marketing expenses was not large, there were larger changes in several components of the marketing expenses. Trade show expenses decreased from approximately $298,595 to approximately $235,491. Direct marketing costs decreased from approximately $128,959 to approximately $111,072. Direct marketing costs for the nine month period October ended 31, 1998 consisted principally of payments to Sunset Direct in connection with marketing of Net Notions. Direct marketing costs for the nine month period ended September 30, 1999 consisted principally of payments to public relations firms. The reductions in trade show costs and direct marketing expenses were offset in part by an increase in travel costs from approximately $98,878 to approximately $138,489, due principally to costs associated with the opening of our Virginia office.

    Facilities costs increased to approximately $311,193 from approximately $74,124. The principal reasons for the increase were the cost of additional lease space which we occupied in North Vancouver beginning in September 1998 and the cost of the lease space which we occupied in Herndon, Virginia beginning in February 1999. In addition, the increase reflects adjustments made to our cost sharing agreement with BrainTech, Inc. See "CERTAIN TRANSACTIONS".

    Research and Development expenses increased to approximately $799,904 for the nine month period ended September 30, 1999 from approximately $359,452 for the nine month period ended October 31, 1998. The increase was due principally to an increase in the number of our research and development personnel and to higher salaries paid to research and development personnel. Our foreign exchange gain decreased from approximately $93,030 to approximately $10,339. Our foreign exchange gain results from changes in the value (as measured in Canadian currency) of the funds which we hold in United States currency.

    For US GAAP purposes, we incurred a compensation expense in the amount of $1,223,100 during the nine month period ended September 30, 1999 in respect of the issuance of incentive stock options. The corresponding expense during the nine month period ended October 31, 1998 was $44,400.

    EIGHT MONTH PERIOD ENDED DECEMBER 31, 1998 COMPARED WITH THE TWELVE MONTH
     PERIOD
     ENDED APRIL 30, 1998

    During the eight month period ended December 31, 1998 we received $200,267 in revenue compared with $54,679 during the twelve-month period ended April 30, 1998. The principal reasons for the increase were as follows:

    (a) Software sales increased from $26,782 to $29,383.

    (b) Hardware sales increased from nil to $129,150. The hardware sales in question were made to BrainTech, Inc. and Techwest Management Inc.

    (c) Interest revenue earned on cash balances increased from $27,897 to $41,734, as a result of higher cash balances during the period ended December 31, 1998.

    Cost of sales increased from $18,178 for the fiscal year ended April 30, 1998 to $140,418 for the eight month period ended December 31, 1998. Cost of hardware sold (including equipment sold to BrainTech, Inc. and Techwest Management Inc.) increased from nil to $120,068. Cost of software sold increased from $18,178 to $20,350.

    During the eight month period ended December 31, 1998 we also incurred a bad debt expense of $30,801, writing off the balance of an account receivable from Intermark Corporation. Intermark Corporation acted previously as our marketing agent for Tagalongs in the United States. As at April 30, 1998, our financial records showed $67,142 owing by Intermark Corporation. In our April 30, 1998 financial statements, we made a provision of $36,349 in respect of the receivable from Intermark Corporation. The circumstances of that provision are explained more fully below, under the heading "YEAR ENDED APRIL 30, 1998 COMPARED WITH YEAR ENDED APRIL 30, 1997". During the eight month period ended December 31, 1998, we determined to write off the remaining balance owing by Intermark Corporation, as it appeared that Intermark Corporation might be in financial difficulty, such that legal proceedings against Intermark Corporation to collect the amount owing might not be worthwhile.

    Employee wages and benefits increased to $401,843 for the eight month period ended December 31, 1998 from $360,143 for the fiscal year ended April 30, 1998. The increase was due principally to additional personnel being hired. Facilities costs increased to $94,705 from $76,707. The principal reason for the increase was the cost of additional lease space which we occupied effective September 1, 1998. Filing and transfer fees decreased to $12,241 from $21,907. The principal reason for the decrease was the shorter period of time covered by the fiscal reporting period ended December 31, 1998, owing to the change in our year end. Marketing expenses decreased to $581,764 from $635,498, but were higher on a monthly average basis (averaging approximately $72,500 per month during the eight month period ended December 31, 1998, compared with approximately $53,000 per month during the fiscal year ended April 30, 1998). Average monthly marketing expenses increased principally as a result of higher travel and trade show expenses, which were approximately $218,835 for the fiscal year ended
April 30, 1998, compared with approximately $382,909 for the eight month period ended December 31, 1998. Increased travel and trade show expenses were offset in part by a reduction in fees paid to marketing agents. During the fiscal year ended April 30, 1998, we paid approximately $156,000 to marketing agents. There were no such payments during the eight month period ended December 31, 1998.

    Office, printing and sundry expenses were $124,375 for the eight month period ended December 31, 1998 compared with $167,228 for the fiscal year ended April 30, 1998. The principal reason for the decrease was the shorter period of time covered by the fiscal reporting period ended December 31, 1998, owing to the change in our year end. We also incurred a $141,047 foreign exchange gain during the eight month period ended December 31, 1998, compared with $33,479 for the fiscal year ended April 30, 1998. The principal reason for the increase was the substantial appreciation in the US dollar during the eight month period ended December 31, 1998.

    Professional fees decreased to $356,820 from $620,845. A principal reason for the decrease was a reduction our legal and accounting costs. The reduction in legal and accounting costs was offset in part by the cost of a business plan (approximately $20,000) prepared during the eight month period ended
December 31, 1998. Research and development expenses (net of government grants) increased to $353,238 from $301,258. The increase was due principally to additional research and development personnel.

    For US GAAP purposes, we also incurred a compensation expense in the amount of $44,400 during the eight month period ended December 31, 1998 in respect of the issuance of incentive stock options. There was no such expense incurred during the fiscal year ended April 30, 1998.

    YEAR ENDED APRIL 30, 1998 COMPARED WITH YEAR ENDED APRIL 30, 1997

    During the fiscal year ended April 30, 1998, we received revenue of $54,679, compared with $70,613 for the fiscal year ended April 30, 1997. The principal reason for the increase was an increase in interest earned on cash balances, which increased from $865 for the fiscal year ended April 30, 1997 to $27,898 for the fiscal year ended April 30, 1998. The increase in interest revenue was offset by a reduction in software sales, which decreased from $69,748 to $26,782. The principal reason for the decrease in software sales was an interruption of our marketing efforts while our single user product was being re-named from "JOT-IT!" to "Tagalongs" to comply with our settlement agreement with 3M Corporation. In addition, sales were reduced by a charge in the amount of $21,431 in respect of the disposal of obsolete inventory in the possession of Intermark Corporation. Cost of software sold increased from $9,094 to $18,178. Reduced sales were not accompanied by a reduction in cost of software sold owing to the charge in respect of unsold inventory, described above.

    During the fiscal year ended April 30, 1998, we also incurred a bad debt expense of $36,349. The bad debt expense arose from the failure of Intermark Corporation, who were marketing our Tagalongs product, to remit funds which they had received in respect of sales of Tagalongs, and which they were obliged to remit to us. We recorded sales revenue of $69,874 and $16,827 for software sold through Intermark Corporation for the fiscal years ended April 30, 1997 and April 30, 1998, respectively. We considered recognition of this revenue appropriate as the transactions in question represented software shipped by us through Intermark Corporation, for which Intermark Corporation received payment, and for which Intermark Corporation was liable to pay us. We did not make any allowance for a bad debt expense in our April 30, 1997 financial statements, as we believed we would ultimately recover all amounts payable by Intermark Corporation.

    As at April 30, 1998, our records showed $67,142 owing by Intermark Corporation. Intermark Corporation signed an audit confirmation acknowledging indebtedness to us in the amount of US$41,173.20. However, Intermark Corporation did not remit the amounts owing. Intermark Corporation also made an offer, which we accepted, to settle the account for approximately $30,000. Accordingly, as at our April 30, 1998 fiscal year end, we made a bad debt allowance of $36,349, reducing the amount receivable from Intermark Corporation to approximately $30,000. As stated above, the remaining balance owing from Intermark Corporation has been written off as at December 31, 1998.

    Employee wages and benefits increased to $360,144 during the fiscal year ended April 30, 1998 from $176,361 during the fiscal year ended April 30, 1997. The increase was due to additional personnel being hired during the fiscal year ended April 30, 1998, and to a payment of $100,000 made to our President in April 1998 as a performance bonus. Filing and transfer fees decreased to $21,907 from $49,360. Filing and transfer fees were higher during 1997 due to costs incurred in issuing securities, costs incurred in connection with the resumption in trading of our securities, and costs incurred in resolving disputes concerning share ownership arising from the conduct of prior management. Office, printing and sundry increased to $167,228 from $107,575. The reason for the increase was a generally increased level of business activity.

    During the fiscal year ended April 30, 1998, we recorded an expense in the amount of $75,000 for Investment Advisory Services. The $75,000 represented the deemed value of Special Warrants issued to Golden Capital Securities Ltd. in consideration for services rendered during the fiscal year ended April 30, 1998 in connection with an intended prospectus filing.

    Professional fees decreased to $620,845 for the fiscal year ended April 30, 1998 from $961,245 for the fiscal year ended April 30, 1997. Several factors contributed to this reduction. During the fiscal year ended April 30, 1997 we incurred extraordinary accounting costs resulting from the resumption in trading of our shares and the preparation of required historical financial data. Accounting and auditing costs decreased from $286,806 for the fiscal year ended April 30, 1997 to approximately $152,407 for the fiscal year ended April 30, 1998. In addition, certain expenditures including payments to our public relations firm and marketing agent, as well as the salary costs of our Manager of Investor Relations and Vice President Business Development, were allocated to "Professional fees" for the year ended April 30, 1997, but were reallocated to other categories for the fiscal year ended April 30, 1998.

    Marketing expenses increased to $635,498 for the fiscal year ended
April 30, 1998 from $418,764 for the fiscal year ended April 30, 1997. The principal reasons for the increase were increased trade show costs, which increased from approximately $109,652 to approximately $183,026, and the reallocation of certain expenses from the category "Professional fees". Research and development expenses increased to $301,258 from $129,877. This increase was due principally to increased salaries and performance bonuses paid to programming personnel.

    For US GAAP purposes, we also incurred a compensation expense in the amount of $19,350 during the fiscal year ended April 30, 1997 in respect of the issuance of incentive stock options. There was no such expense incurred during the fiscal year ended April 30, 1998.

    YEAR ENDED APRIL 30, 1997 COMPARED WITH YEAR ENDED APRIL 30, 1996

    During the fiscal year ended April 30, 1997, we received revenue of $70,613, compared with $30,226 for the fiscal year ended April 30, 1996. Revenue from the sale of software products was $69,748 during the fiscal year ended April 30, 1997. During the fiscal year ended April 30, 1996 we did not earn any revenue from the sales of our software products. Revenue of $25,000 recorded as software revenue consisted of amounts paid by NetMedia Systems Inc. pursuant to a license agreement dated November 2, 1995 (which agreement has subsequently been terminated). Other revenue, consisting of interest earned on cash balances, decreased from $2,254 for the fiscal year ended April 30, 1996 to $865 for the fiscal year ended April 30, 1997.

    Employee wages and benefits increased to $176,361 for the fiscal year ended April 30, 1997 from $154,969 for the fiscal year ended April 30, 1996. The magnitude of this increase is such that no specific reason can be given for it. Filing and transfer fees increased to $49,360 from $5,222. Filing and transfer fees were low during the fiscal year ended April 30, 1996 because our shares did not trade during that fiscal year. Filing and transfer fees were higher during the fiscal year ended April 30, 1997 due to costs incurred in issuing securities, costs incurred in returning our shares to trading status and costs incurred in resolving disputes concerning share ownership arising from the conduct of prior management. Office, printing and sundry increased to $107,575 from $44,703. The reason for this increase was a generally increased level of business activity.

    Professional fees increased to $961,245 for the fiscal year ended April 30, 1997 from $255,527 for the fiscal year ended April 30, 1996. Several factors contributed to the increase. During the fiscal year ended April 30, 1997 we incurred extraordinary accounting costs resulting from the resumption in trading of our shares, and the preparation of required historical financial data. In addition, we incurred substantial legal expenses in connection with the resumption in trading of our shares and our legal disputes with former management. Accounting and auditing costs for the fiscal year ended April 30, 1997 were approximately $286,806, and legal expenses for the corresponding period were approximately $381,389. Total legal, accounting and auditing expenses for the fiscal year ended April 30, 1996 were approximately $116,000. In addition, professional fees recorded during the fiscal year ended April 30, 1997 included payments to our public relations firm and marketing agent and the salary costs of our Manager of Investor Relations and Vice President Business Development (neither of whom are still employed by us).

    Marketing expenses increased to $418,764 for the fiscal year ended
April 30, 1997 from $62,121 for the fiscal year ended April 30, 1996. The principal reason for this increase was attendance at industry trade shows and the initiation of significant marketing efforts during the fiscal year ended April 30, 1997. Research and development increased to $129,877 from nil principally because we adopted an accounting policy of expensing research and development costs currently, and because of an increase in the number of our research and development personnel.

LIQUIDITY AND CAPITAL RESOURCES

    We commenced operation under new management in May 1995. From that time, up to September 30, 1999, we have raised approximately $21 million in equity financing through private placements (including the exercise of warrants issued pursuant thereto) and the exercise of stock options. From September 30, 1999 to December 14, 1999 we have also received approximately $1.9 million from the exercise of share purchase warrants and stock options.

    On December 1, 1999 we announced a further private placement of of 2,500,000 units at a price of US$1.64 per unit, with each unit consisting of one share and one share purchase warrant. Each share purchase warrant will entitle the holder to purchase one additional share for a period of two years, at a price of US$1.64 in the first year or US$1.89 in the second year. The gross proceeds from the private placement will be approximately $6.4 million. The proposed purchasers in the private placement include Grant Sutherland, Owen Jones, and a partnership in which James Speros is a 50% participant. Each of those purchasers has agreed to purchase 60,000 units. We are currently awaiting approval from the CVE, which we must receive before we can complete the private placement. Owing to the recent increase in our stock price, the CVE may require a re-pricing of the private placement.

    We also intend to carry out a major public financing during the first six months of 2000, although we do not yet have specific plans as to the amount or terms of the financing.

    We have not generated significant revenue from the sales of our products. Accordingly, we have been dependent on the proceeds of equity financings to pay our ongoing operating expenses. Inclusive of the private placement, warrant, and stock option proceeds described above, our cash balance as at December 14, 1999 is approximately $6.3 million.

    As at December 10, 1999, we employ 29 full time and 9 part time officers and employees in our Vancouver office, and 12 full time and 2 part time officers and employees in our Virginia office. As at December 10, 1999, our monthly salary costs are approximately $300,000 per month, exclusive of bonus payments and benefits.

    During the remainder of our current fiscal year and the first six months of our next fiscal year we plan to hire substantial additional personnel. We plan to hire a Chief Financial Officer, a Chief Technical Officer, a General Manager of US Operations and a Vice President of Strategic Marketing. In addition, we plan to hire at least twenty additional employees to work in development, marketing, product support and integration. Accordingly, we expect that our monthly payroll costs will increase substantially during the first six months of 2000. The number of additional employees we hire, and the resulting salary costs, will depend largely on our financial resources, our success in raising additional capital, and market response to our products.

    During the period January -- September 1999 our overhead expenses, exclusive of payroll costs, were approximately $190,000 per month on average. We expect that our overhead expenses will increase materially during the period up to June 30, 2000.

    (a) Additional personnel will result in additional overhead.

    (b) Effective July 1, 1999, we occupied additional office space in Vancouver.

    (c) We are in the process of opening a branch sales office in the San Francisco area, and may open a number of additional sales offices during the first six months of 2000.

    We expect that during the first six months of 2000, our monthly overhead expenses, exclusive of payroll costs, will be at least $250,000 on average. The number of offices we open, and the resulting increase in overhead expenses, will depend largely on our financial resources, our success in raising additional capital, and market response to our products.

    In November 1999 we entered into a contract with Science Applications International Corp. ("SAIC") to develop a telephony integration system, which will allow Dr. Bean to operate in conjunction with many currently installed telephone response systems. We expect that the telephony integration system will cost approximately $300,000.

    Attendance at trade shows has been a major expense item in our two most recent fiscal years. For the period up to June 30, 2000, we expect that we will attend between 3 and 6 trade shows. Two of the shows (Partner World in January 2000 and Spring Internet World in April 2000) will involve substantial displays, and are estimated to cost approximately $200,000--$250,000 in total. Participation at the other shows will be on a smaller scale, averaging approximately $10,000 per show. Accordingly, we plan to spend approximately $250,000--$300,000 on trade shows during the balance of our current fiscal year and the first half of our next fiscal year.

    We do not plan to incur large capital expenditures prior to June 30, 2000. Our principal capital expenditures will be in acquiring new computer equipment, and in fixturing additional leasehold space. We do not expect capital expenditures prior to June 30, 2000 to exceed $500,000.

    Our current cash balances will be sufficient to cover payroll costs at their current level through the first six months of 2000, along with the monthly overhead expenses of $250,000 and the costs outlined above for trade shows, capital expenditures, and the development of a telephony integration system. To hire a substantial number of additional employees, we will have to raise additional capital or generate sales revenue. If our financial resources permit, we may also commence an extensive advertising and marketing campaign for Dr. Bean.

    Investors are cautioned that we do not have reliable estimates of our future costs. Owing to our brief operating history, we do not have sufficient information to prepare accurate estimates of the number of additional personnel we will require or the operating costs we will incur. Our future expenditures will also depend in part on the financial resources available to us. In addition, there can be no assurance that we will succeed in raising substantial additional capital.

    As disclosed in Note 2 to our financial statements for the eight month period ended December 31, 1998 and the nine month period ended September 30, 1999, our continuance as a going concern is dependent upon our ability to obtain adequate equity financing, to reach profitable levels of operation, and our success in defending existing legal claims.

    We commenced marketing of Dr. Bean in May 1999. We expect that the release of Dr. Bean will mark our transition from a development stage company to an operating company. Historically, we have not had significant revenue. It is essential for us to generate substantial revenue from Dr. Bean in order to survive.

    YEAR 2000

    Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, computer systems and/or software used by many companies may need to be upgraded to comply with such "Year 2000" requirements.

    Our Year 2000 compliance program was conducted under the direction of our systems administrator. Beginning in the middle of 1998, our systems administrator commenced analyzing individual components of our computer systems to identify any components which were not Year 2000 compliant.

    Our systems administrator confirmed that all of the individual computers in our system are Year 2000 compliant. The only software component that was identified as potentially non-compliant was our accounting system. In May 1999, we replaced our accounting system with a Year 2000 compliant system. The cost of the system was approximately $60,000, which was shared with BrainTech, Inc.

    As we believe that all of our internal systems are Year 2000 compliant, we have not developed any contingency plan.

    If we are able to generate substantial sales orders for Dr. Bean, we may require sources of Year 2000 compliant network and web servers. However, we expect no difficulty in obtaining Year 2000 compliant products, as the products in question will likely be obtained from major suppliers in the computer industry, all of whom have instituted extensive programs to ensure that their products are Year 2000 compliant.

    With the exception of the local electrical utilities, we are unaware of any present suppliers, on whom we are dependent, whose supply of goods or services might be interrupted by Year 2000 problems. We have not made any material investigations of any individual suppliers, and have not developed a contingency plan.

    All of our current products are Year 2000 compliant. We have not undertaken any investigation to determine whether any of the products we have sold in the past are non-compliant. However, given the small volume of our historical sales, we do not foresee a material risk of liability arising in respect of our past sales.

    EFFECTS OF FOREIGN CURRENCY EXCHANGE RATES AND INFLATION

    Our revenues and/or expenses have been and may continue to be earned or incurred in currencies other than the Canadian dollar, principally the United States dollar. During the eight month period ended December 31, 1998, we realized a foreign exchange gain of $141,047 as a result of the appreciation in value of cash balances held in US funds. Otherwise, for the fiscal years ended April 30, 1996, 1997, and 1998, the effects of fluctuations in currency exchange rates have not been material. Fluctuations in exchange rates between the United States dollar and other foreign currencies and the Canadian dollar could materially affect our results of operations in the future. As at November 30, 1999, we have not engaged in exchange rate hedging activities. To the extent we implement such hedging activities in the future, there can be no assurance that we will be successful.

    While we believe that inflation has not had a material adverse affect on our results of operations, there can be no assurance that inflation will not have a material adverse effect on our results of operations in the future.

                                    BUSINESS

THE COMPANY

    SIDEWARE SYSTEMS INC. was incorporated under the laws of the Province of British Columbia on April 11, 1983 under the name "Heart Minerals Ltd." Initially, the Company was engaged in the business of mineral exploration.

    On June 27, 1984, the Company changed its name to "SRO Entertainment International Ltd.". This change of name accompanied a change in the Company's business to the development and exploitation of theatrical productions.

    On January 30, 1990, the Company changed its name to "Pacrim Entertainment Group Inc.". This change of name accompanied a capital reorganisation, in which the shares of the Company were consolidated on a 2.5:1 basis.

    On January 9, 1991, the Company changed its name to "Evergreen International Technology Inc.". This change of name accompanied a change in the Company's business to software development, and the acquisition of the assets of a private company named "Evergreen Technology Corp."

    On January 31, 1997, the Company changed its name to "JOT-IT! SOFTWARE CORP.". This change of name was made to enhance the Company's image, following a change in management.

    On February 18, 1998, the Company changed its name to "Sideware
Systems Inc.", its present name. This change of name was made to comply with a settlement agreement which the Company entered into with 3M Corporation, following trademark infringement litigation in which 3M Corporation alleged that the Company's name infringed its "Post-It" trademark.

    Our head office is located at West First Street, Suite 102, North Vancouver, British Columbia, V7P 3N4. Our registered and records offices and address for service of process in Canada are Suite 1910, 777 Hornby Street, Vancouver, British Columbia, V6Z 1S4. Our registered agent for service of process in the United States is National Registered Agent, 1090 Vermont Avenue, Suite 910, Washington, D.C. 20005. Our outstanding common shares are listed and posted for trading on the Canadian Venture Exchange and through the OTC Bulletin Board quotation service.

    OUR SUBSIDIARIES

    Sideware Systems Inc. has six wholly owned subsidiaries: Sideware Corp., 3032650 Nova Scotia Corp., Sideware International SRL, 9050 Investments Ltd., Evergreen International Technology Inc., and 9123 Investments Ltd.

    Sideware Corp. was incorporated as a wholly owned subsidiary on January 21, 1997 under the laws of the State of Washington, under the name "Collaborative Groupware Inc." On August 13, 1998, Collaborative Groupware Inc. changed its name to Sideware Corp. Sideware Corp. markets our products in the United States.

    Sideware International SRL was organised as a society with restricted liability under the laws of Barbados on August 27, 1999. Sideware Systems Inc. owns 99% of the quotas of Sideware International SRL, with the remaining 1% being owned by 3032650 Nova Scotia Company. 3032650 Nova Scotia Company is another wholly owned subsidiary of Sideware Systems Inc., having been incorporated under the laws of the Province of Nova Scotia on August 25, 1999.

    Sideware Systems Inc. has entered into a Software License Agreement with Sideware International SRL effective August 27, 1999, under which Sideware International SRL received a license to use the Dr. Bean software to develop, market, and sell new or enhanced products. The new or enhanced products may include all or part of the Dr. Bean software. Under the Software License Agreement, Sideware International SRL will pay Sideware Systems Inc. a royalty based on the revenues realized by Sideware International SRL from the commercial exploitation of the new or enhanced products. The royalty rate has been initially set at 10% of gross revenues. Either party may from time to time invoke a review and adjustment of the royalty rate in accordance with the terms of the agreement.

    Sideware Systems Inc. and Sideware International SRL have also entered into a Software Development Cost Sharing Agreement effective August 27, 1999, under which the two companies agreed to pool their resources to conduct research and development of new software technology. The parties meet annually to agree upon a research program for the year. The parties jointly own the software and intellectual property developed pursuant to the research program, with Sideware International SRL having the right to exploit the software and intellectual property worldwide except in Canada, and Sideware Systems Inc. having the right to exploit the software and intellectual property in Canada. The costs to be borne by each party will be based upon the reasonably anticipated benefits to be derived by each party as a result of the commercial exploitation of the technology developed. Based on the parties' expectations of anticipated benefits, Sideware Systems Inc. will bear 10% of the research and development costs and Sideware International SRL will bear the remaining 90% of the research and development costs. Dr. Bean 3.0 has been developed under the Software Development Cost Sharing Agreement.

    Sideware Corp. has entered into:

    (a) a Distribution and Sales Agreement with Sideware Systems Inc. effective January 1, 1999, under which Sideware Corp. was granted the non-exclusive right to market and sell copies of Dr. Bean 2.0 in the United States; and

    (b) a Distribution and Sales Agreement with Sideware International SRL effective November 1, 1999, under which Sideware Corp. was granted the non-exclusive right to market and sell copies of Dr. Bean 3.0 in the United States.

    Under each agreement, Sideware Corp. purchases copies of the software in question at its current list price, less a discount. The suggested list prices and discounts are subject to change at the discretion of the vendor. Sideware Corp. may appoint sub-distributors for the marketing and sale of the software within its authorized area. Sideware Corp. has also agreed to provide maintenance and support to end users and resellers of the software. Additionally, Sideware Corp. (or its resellers) will be responsible for installation and integration of the software and training of end users. Sideware Corp. may in its discretion establish fees for the maintenance, support, installation, integration and training services that it provides.

    9050 Investments Ltd. was incorporated under the laws of the Province of British Columbia on March 28, 1990 and became a subsidiary of Sideware
Systems Inc. through a series of transactions taking place between June 30, 1990 and May 31, 1991. 9050 Investments Ltd. does not carry on business.

    Evergreen International Technology Inc. was incorporated on January 6, 1997 under the laws of the Province of British Columbia under the name of 9107 Investments Ltd. 9107 Investments Ltd. changed its name to Evergreen International Technology Inc. on April 18, 1997. Evergreen International Technology Inc. does not carry on business.

    9123 Investments Ltd. was incorporated on December 5, 1997 under the laws of the Province of British Columbia. 9123 Investments Ltd. has acquired the rights of Canadian Western Bank in a British Columbia Supreme Court judgement pronounced against The Plant Software Inc. and other parties, as well as security granted by The Plant Software Inc. to secure its indebtedness. See "BUSINESS--Legal Proceedings." Otherwise, 9123 Investments Ltd. does not carry on business.

    The description of our business contained in this Prospectus includes the undertakings of Sideware Systems Inc., Sideware Corp., and Sideware International SRL.

    We operated historically with an April 30 fiscal year end. In
December 1998, we changed the end of our fiscal year from April 30 to December 31. Financial results for periods subsequent to April 30, 1998 are reported with a December 31 year end.

    GENERAL DEVELOPMENT

    Our business is developing and marketing computer software solutions. Our principal focus is the emerging market for e-commerce software.

    We entered the field of software development in 1991 by acquiring the assets of a private company named Evergreen Technology Corp. Evergreen Technology Corp. was the owner of a patent covering an Interactive Software Training System (US Patent #4,622,013), a Concurrent Authoring System ("CAS"), and a Concurrent Referencer System ("Ref") which permitted the creation of context and content sensitive help or reference interfaces for MS-DOS-TM- based applications.

    In the first quarter of 1994 we released a program named "Evergreen Notes", which permitted the user to create electronic "notes" in a Windows-TM-environment. Essentially an electronic "sticky" note,

Evergreen Notes allowed a user to "stick" notes directly onto documents, applications, drop down menus, text entry fields, and other locations, allowing notes to appear when the user required them.

    In November 1994, our former President resigned after a dissident director identified irregularities in his transactions with the Company. On November 29, 1994, our shares were suspended from trading and a Cease Trade Order was issued by the British Columbia Securities Commission on March 7, 1995.

    On May 3, 1995, a new board of directors was elected at a court-ordered annual general meeting.

    Subsequent to the May 3, 1995 annual general meeting, we modified the "Evergreen Notes" program and renamed the program "JOT-IT!". JOT-IT! 2.01, a single-user product, was released in November 1995. In September 1996, we obtained a revocation of the Cease Trade Order and our shares returned to trading.

    In July 1997, 3M Corporation commenced legal proceedings against us alleging that the name "JOT-IT!" infringed trademarks owned by 3M Corporation. In
October 1997, we entered into a settlement agreement with 3M Corporation, pursuant to which we agreed to change our corporate and product names. The single user product was renamed "Tagalongs".

    In November 1997, we released our first groupware product, "Net Notions", and the final version of our single user product, "Tagalongs 3.0". Neither Tagalongs nor Net Notions generated material revenue, and both products have been discontinued as at the date of this Prospectus.

    In the fall of 1997, we also commenced development of "Dr. Bean", now our principal product. Dr. Bean creates direct real time communication between customers and producers marketing their products through Internet e-commerce sites. An alpha version of the Dr. Bean "client" software was demonstrated at the fall Comdex exhibit in November 1997, and a beta version was demonstrated at the Internet World trade show in November 1998.

    In April 1999, at the Spring Internet World trade show in Los Angeles, we released the initial version of Dr. Bean for commercial distribution. In
June 1999, at the JavaOne trade show in San Francisco, we released Dr. Bean 2.0. In November 1999 we released Dr. Bean 3.0, which included a major upgrade in the features available to Dr. Bean users. Version 3.0 is the current version of Dr. Bean, and is in commercial distribution.

    In July 1999, we implemented the Sideware Partner Program, through which we are enlisting value added resellers for Dr. Bean. As at the date of this Prospectus, we have 13 value added resellers for Dr. Bean. We expect that value added resellers will be the principal distribution channel for Dr. Bean.

    With the development of Dr. Bean, the principal focus of our business has become the emerging market for e-commerce software solutions. With the enhancements included in version 3.0, we believe that Dr. Bean offers a broad and valuable range of e-CRM (Electronic Customer Relations Management) functions. We believe that through Dr. Bean 3.0, and through enhancements now under development, our products can become prominent leaders in the e-commerce software field.

    PRODUCTS--DR. BEAN

    (i) DESCRIPTION OF DR. BEAN

    Dr. Bean is intended for use on Internet e-commerce sites, and facilitates direct communication over the Internet between customers and customer service representatives ("CSR").

    Dr. Bean is written in the Java programming language, and is based on a "client/server" model. A customer graphical user interface ("GUI") is incorporated into the producer company's Internet "storefront", and is downloaded to the machine of a customer browsing the storefront. Two versions of the GUI are available, one written as a Java applet and one written in HTML ("Hypertext Markup

Language"). Server software is incorporated into the website server, and monitors the actions of the customer.

    Upon the occurrence of a specified triggering event (such as clicking a designated icon), Dr. Bean opens an interactive peer-to-peer link between the customer and a CSR. The CSR can view a screen display that is identical to that shown to the customer, or can "push" different web pages to the customer. The customer and the CSR communicate through "real time" chat -- messages typed by either party show up immediately on the other's display screen. Dr. Bean thus supports direct interaction between CSR's and customers.

    Dr. Bean has been designed for integration into e-commerce internet sites offering a comprehensive range of e-commerce services and middleware, such as database creation and management, transaction servers (processing purchase orders, credit card sales and other transactions), system security programs, and financial management and accounting systems.

    Dr. Bean 1.0, the initial version, was released at the Spring Internet World trade show in April 1999. Dr. Bean 1.0 included the following additional features:

       (a) Data collection. Dr. Bean supports collection of statistical data on the number of times specific web pages are accessed, the number of calls directed to specific CSR's, and similar information.

       (b) Queue administration. When CSR's are all busy, Dr. Bean can establish a queue of customers waiting for service. When they come available, CSR's can choose a new customer from the queue.

       (c) Customer history database. Customers can be asked to identify themselves when Dr. Bean is enabled, permitting CSR's to identify repeat or regular customers. Regular customers can be directed to a specific CSR, or be given higher priority in a queue.

       (d) Web page catalogue. A catalogue of web pages can be made available to CSR's, to permit them to direct customers quickly to appropriate web pages.

    During the week of April 26, 1999, we implemented Dr. Bean 1.0 on IBM platforms, including principally the S390, AS400 and RS6000 platforms, and also the Windows NT, Linux and Sun Solaris operating systems, at IBM facilities. During the implementation and testing Dr. Bean 1.0 operated successfully on the platforms and operating systems tested.

    During the week of June 14, 1999, at the JavaOne conference in San Francisco, we released Dr. Bean 2.0. Version 2.0 incorporated the following principal enhancements:

       (a) Version 2.0 permits CSR's using Dr. Bean to monitor the activities of other CSR's.

       (b) Version 2.0 operates compatibly with system firewalls, by establishing a secure communications channel between the secure and non-secure portions of a system firewall.

       (c) Version 2.0 includes features to make Dr. Bean more easily adaptable to particular customer installations.

    Dr. Bean 2.0 also has scalable architecture, which permits it to support (subject to system capacity) a virtually unlimited number of customer sessions simultaneously.

    In November 1993 we released Dr. Bean 3.0, the current version. Dr. Bean 3.0 includes a major upgrade in features, with the following principal enhancements.

       (a) A Collaborative Services feature permits CSR's and supervisors to transfer a customer from one CSR to another ("hands on-hands off operation"). The Collaborative Services feature also permits CSR's to send and receive real time messages to other company employees while a customer session is ongoing. This will allow a CSR, for example, to ask another company employee about pricing for a particular product before responding to a customer he is servicing.

       (b) Intelligent Routing features can direct a customer to the most appropriate CSR through a variety of methods.

            (i) Dr. Bean icons located at different locations on a web site
                (such as web pages showing different products) can direct the customer to different CSR's.

            (ii) Historical data profiles developed for specific customers can be used to identify the most appropriate CSR for those customers.

           (iii) In the absence of historical data about a specific customer, Version 3.0 can route the customer's inquiry based on the customer's IP address.

           Version 3.0 permits users to designate groups of CSR's who are best suited to respond to inquiries from specific customers or specific groups of customers. The Intelligent Routing features can be configured to conform to the user's designated CSR groups.

       (c) An AutoService feature displays automated questions for customer response. Based on the response, the AutoService feature can:

            (i) provide an automated response to the customer's inquiry;

            (ii) display additional automated questions to elicit further information from the customer; or

           (iii) turn the customer over to the Intelligent Routing feature, to route the customer to the most appropriate CSR.

       (d) A Spell Checking function permits CSR's to send messages without spelling errors.

       (e) An improved Supervisor Module permits supervisors to view, in graphical form, data analysing CSR performance. The type of data available can include such items as the average response time for a particular CSR or group of CSR's, or average session length.

       (f) A Remote Administration feature permits users to manage different call centres from a centralized location.

       (g) An Application Programmer's Interface ("API") feature permits users to adapt Dr. Bean to use historical customer data, developed by other systems.

    (ii) DR. BEAN--FUTURE DEVELOPMENTS

    Our principal development activities are the enhancement of Dr. Bean and the development of related products.

    We plan to release Dr. Bean 3.1 prior to December 31, 1999. Dr. Bean 3.1 will include two principal new features. A Data Service Manager will enable
Dr. Bean to assemble and use data from different sources and in different formats concurrently. In addition, Dr. Bean 3.1 will incorporate a feature named "Wizmaster", to be used in conjunction with the AutoService feature. Wizmaster will permit Dr. Bean users to create customized knowledge trees which specify the questions and possible responses to be used by the AutoService feature. The questions and answers will direct a customer either to a response to his inquiry, or to the Intelligent Routing feature.

    We expect to release two additional versions of Dr. Bean 3.x during the first six months of 2000. We expect that those versions will include principally enhancements to the features included in Dr. Bean 3.0 and 3.1, rather than adding major new features.

    We are also developing Dr. Bean NG. Initially, Dr. Bean NG will be used to offer a "hosted" version of Dr. Bean to small to medium sized businesses. The hosted version of Dr. Bean will permit our customers to use Dr. Bean as a service, through a web site that we operate, rather than installing Dr. Bean on their own computer systems. We expect to begin beta testing of a basic version of Dr. Bean NG, with limited features, in February 2000. By June 2000, we expect to release a version of Dr. Bean NG which includes all of the major features of Dr. Bean 3.0 and 3.1.

    Pursuant to a contract with Science Applications International Corporation ("SAIC"), we are also developing a telephony integration system, to enable
Dr. Bean to be integrated with telephone call centre systems. We expect that a prototype of the system will be available in the first quarter of 2000.

    Investors are cautioned that owing to the rapidly changing nature of the market for e-business software, our development plans may change substantially and within a short period of time.

   (iii) DR. BEAN--MARKETING

    Dr. Bean is intended to service the rapidly growing market for software which facilitates business over the Internet. In May 1998, Forrester Research released a report analysing the present status and projected growth of Internet commerce and the market for e-commerce software. Forrester Research projected that by 2002, business trade conducted over the Internet will reach
US$327 billion, while retail trade over the Internet will reach US$17 billion.

    A corresponding demand is predicted for software that facilitates Internet commerce. Forrester Research predicted that the total market for e-commerce software will increase from US$121 million in 1997 to approximately
US$3.76 billion in 2002. The market segments analysed by Forrester Research included:

       (a) the "Tools" segment, predicted to account for 1-3% of the total market;

       (b) the "Integration" segment, predicted to account for 5-6% of the total market;

       (c) the "Security" segment, predicted to account for 5-7% of the market;

       (d) the "Customer Service" segment, whose portion of the market was predicted to rise from 9% in 1997 (US$1.1 million) to 18% in 2002 (US$658 million);

       (e) the "Sell-side" segment, predicted to account for 47% of the market (US$57 million) in 1997 and 37% of the market (US$1.4 billion) in 2002; and

       (f) the "Buy-side" segment, predicted to account for 7% of the market (US$8 million) in 1997 and 13% of the market (US$490 million) in 2002.

    Our objective is to capture, through our Dr. Bean product, significant market share in both the "Customer Service" and "Sell-side" segments.

    The suggested list price for Dr. Bean 2.0 was US$10,000, for a system consisting of one server and 5 CSR workstations. Additional CSR workstations cost US$1,000 per seat for the first ten, with decreasing prices for larger installations.

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
    With the release of Dr. Bean 3.0, we have revised our price structure substantially. We presently offer Dr. Bean 3.0 at different prices, depending on the platform and scale of the system in which it is installed. Our current pricing grid is as follows (with all prices stated in US$).

                                                          UNIX-BASED
                                                          WINDOWS NT
                                               WINDOWS    WITH MULTI-   IBM S390   IBM S390   IBM S390
          PLATFORM SYSTEM/COMPONENT               NT       PROCESSOR     SMALL     AVERAGE     LARGE
          -------------------------            --------   -----------   --------   --------   --------
                                                (US$)        (US$)       (US$)      (US$)      (US$)
          Basic System.......................  $10,000      $25,000     $40,000    $70,000    $100,000
          Multiple Server Pack...............  $ 5,000      $12,000     $20,000    $35,000    $ 50,000
          Intelligent Router.................  $ 2,000      $ 4,000     $ 6,000    $ 8,000    $ 15,000
          Enterprise Reporting System........  $ 4,000      $ 6,000     $ 8,000    $10,000    $ 20,000

    In addition, we charge an optional annual maintenance fee equal to 15% of the list price for Dr. Bean 3.0. Payment of the maintenance fee entitles users of Dr. Bean 3.0 to receive maintenance releases and upgrade versions of Dr. Bean, to version 3.x, free of charge.

    We market Dr. Bean directly to end users through both our Vancouver and Virginia offices. However, we expect that the principal distribution channel for Dr. Bean will be through value added resellers. In July 1999, we commenced the Sideware Partner Program through which we offer Dr. Bean to value added resellers. As at the date of this Prospectus, we have signed reseller agreements with 13 companies. We are continuing in our efforts to enlist additional value added resellers for Dr. Bean, and expect to sign additional reseller agreements during the remainder of 1999 and during 2000.

    Value added resellers are entitled to purchase Dr. Bean at a 30% discount from our list price. In addition, value added resellers receive 10% of any annual maintenance fees paid by end users.

    We have also entered to IBM marketing programs which we believe will provide market exposure for Dr. Bean and help us establish distribution channels. Those programs include the following:

       (a) In December 1999 we were accepted into the IBM Software Investment Initiative program. The Software Investment Initiative program offers opportunities to participate in joint marketing programs, and access and introductions to both IBM customers and IBM resellers. We have signed an Independent Software Vendor Agreement pursuant to which IBM has agreed to contribute approximately US$45,000 towards a joint marketing program. The agreement also specifies revenue targets totaling approximately US$250,000 for sales of IBM software influenced by the sale of Dr. Bean. Failure to achieve the revenue targets entitles IBM to terminate the agreement.

       (b) In September 1999, Dr. Bean was accepted into the EGO (Enterprise Growth Opportunity) program of IBM. The EGO program is a marketing initiative by which IBM will attempt to sell IBM System 390 servers to IBM customers presently using smaller scale servers. We have agreed to a 40% discount from list price for purchasers under the EGO program. In addition, we will pay a commission equal to 15% of the net price paid by end users to IBM re-sellers selling Dr. Bean under the EGO program.

       (c) Dr. Bean has been accepted into the IBM BesTeam Software Program. Participation in the BesTeam Software Program gives rise to the following marketing opportunities:

            -- authorized resale of IBM hardware and software, and authorized use of IBM logos and marketing material;

            -- introductions (through BesTeam personnel) to IBM VAR's and customers;

            -- attendance at meetings and conferences of IBM small business and
               e-business account managers.

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
    (iv) DR. BEAN--COMPETITIVE POSITION

    Software to facilitate Internet commerce is an emerging field. Several companies have already developed products which are competitive with at least some of the features offered by Dr. Bean. Additional entrants into the field can be expected and the market for e-business software matures.

    We consider the following products to be most directly competitive with Dr. Bean.

    NetAgent (eShare Technologies of Commack NY) offers customer-CSR chat and many of the other features offered by Dr. Bean. To the best of our knowledge, NetAgent is compatible only with the Windows NT operating system, and is not scalable. NetAgent is offered at a base price of US$7,500 for a server unit plus 3 seats. Additional seats start at US$2,500 per seat, with decreasing prices for larger installations.

    WebCenter (Quantus of Austin TX) offers customer-CSR chat, and some of the features of Dr. Bean 3.0, including use of customer profile data. WebCenter excludes some other features of Dr. Bean, such as session management features and the ability to configure a customised CSR interface. To the best of our knowledge, WebCenter runs only on the Windows NT and UNIX platforms, and is not scalable. WebCenter costs approximately US$150,000--$200,000 for a complete system including a 10 seat license.

    Enterprise Interaction Center (Interactive Intelligence of Indianapolis, IN) offers features which manage customer communications through a variety of media, including Internet chat, e-mail, and fax. Interactive Intelligence also offers a more restrictive product, Interaction Web, which offers customer-CSR chat. Interaction Web omits certain features of Dr. Bean, including the ability to configure a customised CSR interface. To the best of our knowledge, neither product of Interactive Intelligence is scalable, or allows for flexible data base connectivity. A complete system Enterprise Interaction Center system costs approximately US$150,000--$200,000. Interaction Web, purchased separately, costs approximately US$3,000--US$5,000 per seat.

    eService (Silknet of Manchester NH) offers features similar to those of Enterprise Interaction Center, managing a wide range of customer communications. An eService system costs approximately US$150,000--US$200,000. To the best of our knowledge, eService is compatible only with the Windows NT operating system.

    We believe that our competitive position in the marketplace will be enhanced by the following features of Dr. Bean:

       (a) Dr. Bean is a 100% java product, and can thus be made compatible with a wide variety of operating systems and platforms. We believe that this will enhance our ability to negotiate beneficial strategic alliances with leaders in the market for e-commerce software.

       (b) Dr. Bean incorporates highly flexible features, permitting a high degree of customisation in its interfaces and functions. For example, Dr. Bean can be connected to all major database software, to utilise customer information generated by other programs.

    Investors are cautioned that:

       (a) The market for e-commerce software is, and is expected to remain, intensely competitive.

       (b) The list of competitors set out above is not exhaustive. We are aware of approximately 30 other companies providing products or services which are competitive to some degree with Dr. Bean.

       (c) The information provided on the competitive products listed above is accurate to the best of our knowledge. However, we do not have access to complete or up to date information on those products. Our descriptions of those products, and their features and pricing, may be inaccurate, or may become inaccurate as our competitors modify their products or marketing strategies.

    ADDITIONAL PRODUCTS AND SERVICES

    Through Advanced Contact Solutions Inc. ("ACS") of Torrance CA, we will offer out-sourced call response services to users of Dr. Bean. ACS operates a telephone call centre in the Philippines, which currently provides out-sourced telephone customer service and support for a variety of clients.

    Out-sourced call response services are intended for those users of Dr. Bean who do not wish to incur the cost of employing CSR's internally. Inquiries to the Websites of such Dr. Bean users can be routed to the facilities of ACS, where ACS personnel will respond to the inquiries, performing the same functions as a CSR employed by the Dr. Bean user.

    We plan to offer out-sourced response services to suitable Dr. Bean users on a fee for service basis. In September 1999 we entered into an agreement with ACS pursuant to which ACS will act as our sub-contractor, providing call response services to our customers at specified hourly rates. The agreement includes provisions and procedures for specifying the services to be provided to specific Dr. Bean users, and for payment to value added resellers who identify and enlist suitable Dr. Bean users. Our plans to offer out-sourced call response service are contingent on generating significant sales of Dr. Bean.

    PLAN OF OPERATION

    Our principal objectives for the balance of the fiscal year ending December 31, 1999, and for the first half of our next fiscal year, are to:

    (a) develop and implement sales and distribution channels for Dr. Bean; and

    (b) continue development of enhanced versions of Dr. Bean.

    We have not generated significant revenue from the sales of our products. Accordingly, we have been dependent on the proceeds of equity financings to pay our ongoing operating expenses. Our cash balance as at December 14, 1999 is approximately $6.3 million.

    As at December 14, 1999, we employ 29 full time and 9 part time officers and employees in our Vancouver office and full time and 2 part time officers and employees in our Virginia office. As at December 14, 1999, our monthly salary costs are approximately $300,000 per month, exclusive of bonus payments and benefits.

    During the remainder of our current fiscal year and the first six months of our next fiscal year we plan to hire substantial additional personnel. We plan to hire a Chief Financial Officer, a Chief Technical Officer, a General Manager of US Operations and a Vice President of Strategic Marketing. In addition, we plan to hire at least twenty additional employees to work in development, marketing, product support and integration. Accordingly, we expect that our monthly payroll costs will increase substantially during the first six months of 2000. The number of additional employees we hire, and the resulting salary costs, will depend largely on our financial resources, our success in raising additional capital, and market response to our products.

    During the period January -- September 1999 our overhead expenses, exclusive of payroll costs, were approximately $190,000 per month on average. We expect that our overhead expenses will increase materially during the period up to June 30, 2000.

    (a) Additional personnel will result in additional overhead.

    (b) Effective July 1, 1999, we occupied additional office space in Vancouver.

    (c) We are in the process of opening a branch sales office in the San Francisco area, and may open a number of additional sales offices during the first six months of 2000.

    We expect that during the first six months of 2000, our monthly overhead expenses, exclusive of payroll costs, will be at least $250,000 on average. The number of offices we open, and the resulting increase in overhead expenses, will depend largely on our financial resources, our success in raising additional capital, and market response to our products.

    In November 1999 we entered into a contract with Science Applications International Corp. ("SAIC") to develop a telephony integration system, which will allow Dr. Bean to operate in conjunction with many currently installed telephone response systems. We expect that the telephony integration system will cost approximately $300,000.

    Attendance at trade shows has been a major expense item in our two most recent fiscal years. For the period up to June 30, 2000, we expect that we will attend between 3 and 6 trade shows. Two of the shows (Partner World in January 2000 and Spring Internet World in April 2000) will involve substantial displays, and are estimated to cost approximately $200,000--$250,000 in total. Participation at the other shows will be on a smaller scale, averaging approximately $10,000 per show. Accordingly, we plan to spend approximately $250,000--$300,000 on trade shows during the balance of our current fiscal year and the first half of our next fiscal year.

    We do not plan to incur large capital expenditures prior to June 30, 2000. Our principal capital expenditures will be in acquiring new computer equipment, and in fixturing additional leasehold space. We do not expect capital expenditures prior to June 30, 2000 to exceed $500,000.

    Our current cash balances will be sufficient to cover payroll costs at their current level through the first six months of 2000, along with the monthly overhead expenses of $250,000 and the costs outlined above for trade shows, capital expenditures, and the development of a telephony integration system. To hire a substantial number of additional employees, we will have to raise additional capital or generate sales revenue. If our financial resources permit, we may also commence an extensive advertising and marketing campaign for Dr. Bean.

    Investors are cautioned that we do not have reliable estimates of our future costs. Owing to our brief operating history, we do not have sufficient information to prepare accurate estimates of the number of additional personnel we will require or the operating costs we will incur. Our future expenditures will also depend in part on the financial resources available to us. In addition, there can be no assurance that we will succeed in raising substantial additional capital.

    INTELLECTUAL PROPERTY

    Dr. Bean is protected by copyright. Under the COPYRIGHT ACT (Canada), copyright protection lasts for a minimum of 50 years. We have not yet taken steps to register Dr. Bean under any copyright legislation.

    We have submitted pending applications to register the trademarks "Sideware" and "Dr. Bean" under the TRADEMARK ACT of Canada, and also to the United States Patent and Trademark office. We do not know of any specific facts or circumstances which would prevent registration of our trademarks in Canada or the United States, but there can be no assurance that registration of any of our trademarks will successfully be registered.

    Dr. Bean includes the following software which we have licensed from third parties for use as part of Dr. Bean.

    (a) Pursuant to a reseller agreement with Enterprise Soft of Cupertino, California, we have licensed the "Enterprise Reports" software. Dr. Bean
       3.0 uses the Enterprise Reports software to generate data and reports available through the Supervisor Module.

    (b) Pursuant to a software license with ICEsoft AS of Bergen, Norway, we have licensed the ICE Browser Lite software. The Browser Lite software provides the browser used by the CSR component of Dr. Bean.

    In addition, Dr. Bean 3.1 will incorporate "Wizmaster", which we are entitled to use under license from BrainTech, Inc. See "CERTAIN TRANSACTIONS".

DESCRIPTION OF PROPERTY

    Our head office premises are located in North Vancouver, British Columbia, Canada. Prior to September 1, 1998, the North Vancouver premises occupied approximately 7,900 square feet. Effective September 1, 1998, we added additional space, increasing the area to 14,867 square feet. We share the North Vancouver premises with BrainTech, Inc., a software development company. The term of the lease expires August 31, 2003.

    The North Vancouver lease provides for annual minimum rent of approximately $197,271.00 (equal to $13.00 per square foot) for the first year of the lease from September 1, 1998 to August 31, 1999. Annual minimum rent increases to $13.25 per square foot in the second year, $13.50 per square foot in the third year, $13.75 per square foot in the fourth year, and $14.00 per square foot in the fifth year. In addition, the lease requires payment of additional costs relating to property taxes and common area maintenance costs. Those costs are presently approximately $4.10 per square foot.

    We operate our head office premises under a Cost Sharing and Allocation Agreement with BrainTech, Inc. Prior to October 1999 we shared the cost of the premises with BrainTech, Inc. equally. In October 1999, we agreed with BrainTech to re-allocate the premises costs 80% to us and 20% to BrainTech, Inc. effective from January 1, 1999, as we employ substantially more personnel, and thus makes greater use of the premises, than BrainTech, Inc.

    The landlord under the lease is HOOPP Realty Inc., an arm's length company. The tenant under the lease is Techwest Management Inc., a company of which Owen Jones and Grant Sutherland are each directors, and in which Owen Jones and Grant Sutherland are each one third shareholders. We are a co-covenantor under the lease, along with BrainTech, Inc. The costs of Techwest Management Inc. under the lease are passed through to us and BrainTech, Inc. without any additional charges or mark-up.

    Effective February 1, 1999 (through Sideware Corp.), we have also leased premises at 208 Elden Street, Suite 200, Herndon VA 20170, to serve as office premises for our US operations. The lease of the Virginia office runs for a term of 5 years, to January 31, 2004. We received a two-month rent abatement, so that rent payments for the Virginia office commenced April 1, 1999. The rent commenced at US$11,652 per month, and will escalate by 3% each year.

    Effective July 1, 1999, we have also occupied additional leasehold premises in Vancouver, B.C. We have entered into:

    (a) a lease covering the premises at Suite 1620, 777 Dunsmuir Street (the "Original Premises") for the period July 1, 1999 to June 30, 2002, and covering the premises at Suite 1600, 777 Dunsmuir Street (the "Extended Premises") for the period December 1, 2000 to June 30, 2002; and

    (b) an Assignment of Lease covering the Extended Premises for the period July 1, 1999 to November 30, 2000.

    The total space included in the Original and Extended Premises is 8,325 square feet. The landlord of the Original and Extended Premises is Pacific Center Leaseholds Limited, an arm's length company.

    The tenant under the lease described in (a) is Techwest Management Inc. We are an indemnifier under the lease, along with BrainTech, Inc. As an indemnifier, we are liable to perform all of the obligations of the tenant under the lease, including the payment of rent.

    The assignor under the assignment described in (b) is SJM Management Ltd., a private management company which holds a lease of the Extended Premises running from July 1, 1999 to November 30, 2000. Grant Sutherland holds a one third beneficial interest in SJM Management Ltd. Prior to July 1, 1999 the Extended Premises were occupied by the law firm Sutherland Johnston MacLean, in which Mr. Sutherland was a partner. Under the assignment, SJM Management Ltd. assigned its interest in respect of the Extended Premises to Techwest Management Inc., which agreed to perform all of the obligations of the tenant under the lease. We are an indemnifier under the assignment, along with BrainTech, Inc. As an indemnifier, we are liable to perform all of the obligations of the assignee, including the payment of rent.

    Under the lease described in (a), the rent payable for the Original Premises for the period July 1, 1999 to June 30, 2002 is $64,498.50 per annum ($16.50 per square foot) payable in equal monthly installments of $5,374.88. The rent payable for the Extended Premises for the period December 1, 2000 to June 30, 2002 is $72,864.00 per annum ($16.50 per square foot) payable in equal monthly installments of $6,072.00. In addition to rent, monthly charges are payable for maintenance fees, utilities and taxes. We anticipate that the additional monthly charges will be approximately $5,000, based on initial invoices submitted by Pacific Centre Leaseholds Limited.

    Under the assignment described in (b), the rent payable for the Extended Premises for the period July 1, 1999 to November 30, 2000 is $64,032 per annum ($14.50 per square feet) payable in equal monthly installments of $5,336.00. In addition, monthly charges of approximately $5,000 per month are payable for maintenance fees, utilities, and taxes.

    Sutherland Johnston, a law firm in which Grant Sutherland is a partner, will continue to occupy a portion of the Extended Premises. BrainTech, Inc. and Sutherland Johnston will be responsible for a portion of the costs relating to the Original and Extended Premises depending on the relative use of those premises by those parties. We expect that for the foreseeable future, we will use the Original Premises exclusively, and will bear all of the costs relating to the Original Premises. We also expect that for the foreseeable future, we will bear approximately 45% of the costs relating to the Extended Premises.

    We expect to open a branch sales office in the San Francisco area prior to December 31, 1999. As at the date of this Prospectus, we are negotiating to acquire leasehold premises. We expect that the starting monthly rental costs will be approximately $10,000 per month.

LEGAL PROCEEDINGS

We are party to several court proceedings.

    1.  PROCEEDINGS INVOLVING FORMER MANAGEMENT

    (i) EVERGREEN V. KOSTIUK ET AL; ACTION NO. C952721 IN THE BRITISH COLUMBIA SUPREME COURT

    On May 11, 1995 we commenced action against Lawrence Kostiuk, certain other former directors of the company, and the former auditors and solicitors of the company. The principal relief which we are claiming includes:

       (a) damages for negligence and breach of fiduciary duty, and an accounting of profits in respect of various stock transactions;

       (b) an injunction restraining sale of a computer program known as "E-Glue" by The Plant Software Inc., a company controlled by the family of Mr. Kostiuk; and

       (c) an order setting aside a general security agreement executed by us in favor of Mr. Kostiuk in July 1994.

    A counterclaim has been filed by 484117 B.C. Ltd. (as assignee of Mr. Kostiuk) seeking judgment against us in the approximate amount of $1.5 million, and seeking to enforce the general security agreement. Another counterclaim has been filed by Wolrige Mahon, our former auditors, claiming approximately $58,000 for accounting and audit services.

    On May 7, 1997 a receiving order was made against Lawrence Kostiuk pursuant to the BANKRUPTCY AND INSOLVENCY ACT. In November 1997 we were granted leave to continue with Action C952721 against Lawrence Kostiuk. By agreement dated September 8, 1998, we purchased all of the right, title and interest of Lawrence Kostiuk and the Trustee in Bankruptcy of Lawrence Kostiuk in shares of 484117 B.C. Ltd. On August 31, 1999 we filed an application to recover title to 100% of the issued and outstanding shares of 484117 B.C. Ltd. pursuant to the September 8, 1998 assignment. On November 15, 1999 we received a favorable decision on the application. We believe that unless that decision is successfully appealed, it will likely result in the effective elimination of the counterclaim of 484117 B.C. Ltd. against us.

    We have set a trial date of April 2, 2001 for this action. We are of the view that we have a strong case against Mr. Kostiuk, and against the other defendants we have sued. We are also of the view that we will be successful in resisting the counterclaims filed against us.

    (ii) KOWALEWICH ET AL V. EVERGREEN ET AL; ACTION NO. C963748 IN THE BRITISH COLUMBIA SUPREME COURT

    On June 27, 1996 Len Kowalewich, Donald Mavinic, Klaus Nicolaus and Dale Harvey commenced action against us and certain of our present directors and employees claiming damages for libel. We have filed a counterclaim against the plaintiffs and Lawrence Kostiuk, Scott Kostiuk and John Kostiuk as defendants by counterclaim. We believe that there is no material risk of a judgment against us. The outcome of our counterclaim is uncertain.

    (iii) KOWALEWICH V. EVERGREEN; ACTION NO. C963717 IN THE BRITISH COLUMBIA SUPREME COURT

    On June 26, 1996 Len Kowalewich commenced action against us to recover $276,000 alleged to be owing by us for unpaid consulting fees (approximately $96,000) and funds loaned to or advanced on our behalf (approximately $180,000). We have filed a defense and counterclaim against the plaintiff and Lawrence Kostiuk, Scott Kostiuk, John Kostiuk, Carolyn Kostiuk, Donald Mavinic, Dale Harvey, Len Kowalewich, Klaus Nicolaus, The Plant Software Inc. and certain shareholders and affiliates of The Plant Software Inc. as defendants by counterclaim. We believe that we will be successful in defending the claim of Mr. Kowalewich. The outcome of our counterclaim is uncertain.

    (iv) KOWALEWICH ET AL V. EVERGREEN; ACTION NO. A963030 IN THE BRITISH COLUMBIA SUPREME COURT

    On September 13, 1996 Len Kowalewich and 6 other petitioners filed an application for leave to commence derivative proceedings against our present directors. We believe the petition is without merit. By the nature of the petition it cannot result in any form of pecuniary judgment against us.

    (v) 9123 INVESTMENTS LTD. V. THE PLANT SOFTWARE INC. ET AL; B.C.S.C. ACTION NO. C983489 IN THE BRITISH COLUMBIA SUPREME COURT

    By Agreement dated November 18, 1998, 9123 Investments Ltd. has purchased the rights of Canadian Western Bank in a judgment pronounced October 15, 1997 against The Plant Software Inc. and three of its shareholders, all members of the family of Lawrence Kostiuk. We have calculated the amount owing under the judgment by The Plant Software Inc. as $311,848.69 as at December 30, 1998. We do not have precise calculations of the amounts owing by the other judgment debtors, who are liable for portions only of the amount owing by The Plant Software Inc. In addition, we have purchased the rights under a general security agreement held by Canadian Western Bank securing the indebtedness of The Plant Software Inc. The general security agreement covers all of the assets and undertaking of The Plant Software Inc.

    By decision dated March 9, 1999, the British Columbia Supreme Court upheld the validity of the assignment, and ordered that 9123 Investments Ltd. be substituted as Petitioner in Action No. C983489 in place of Canadian Western Bank.

    In consideration for the assignment, 9123 Investments Ltd. paid $20,000 to Canadian Western Bank. In addition, we agreed to dismiss court proceedings in which we had sought approximately $200,000 in damages from Canadian Western Bank.

    The amount of any recovery under the judgment, and the value of any assets of The Plant Software Inc. which may secure its indebtedness, are uncertain.

    (vi) BANKRUPTCY OF LAWRENCE KOSTIUK; ACTION NO. 173352 VA 97 IN THE BRITISH COLUMBIA SUPREME COURT

    Pursuant to Agreements dated September 8, 1998, we have purchased from the trustee in bankruptcy of Lawrence Kostiuk all of the right, title, and interest of Lawrence Kostiuk and the trustee in The Plant Software Inc. and 484117
B.C. Ltd. No shares in either company are registered in the name of Lawrence Kostiuk, with the result that any recovery of those assets requires legal proceedings.

    On October 15, 1998 we filed an application with the British Columbia Supreme Court to recover title to 6,000,000 shares in The Plant Software Inc. presently registered in the name of a company called "La Tache-DRC Inc." That application has not yet come on for hearing.

    On January 11, 1999 Lawrence Kostiuk filed an application with the British Columbia Supreme Court seeking to set aside our transactions with the trustee in bankruptcy. That application was dismissed on March 9, 1999.

    On August 31, 1999 we filed an application to recover 100% of the issued and outstanding shares in 484117 B.C. Ltd. On November 15, 1999 we received a favorable ruling on the application. See item (i), above.

    In consideration for the assignments, we paid $20,000 to the Trustee in Bankruptcy of the estate of Lawrence S. Kostiuk.

    (vii) THE PLANT SOFTWARE INC. V. 9123 INVESTMENTS LTD.; ACTION A990400 IN THE SUPREME COURT OF BRITISH COLUMBIA

    On January 11, 1999 The Plant Software Inc. filed an application for an injunction to restrain 9123 Investments Ltd. from enforcing the general security agreement referred to in (v), above. On March 9, 1999, the Petition of The Plant Software Inc. was dismissed.

    (viii)THE PLANT SOFTWARE INC. ET AL V. SIDEWARE SYSTEMS INC. ET AL; ACTION NO. C990136 IN THE SUPREME COURT OF BRITISH COLUMBIA

    On January 11, 1999 The Plant Software Inc., Carolyn Kostiuk, John Kostiuk, Scott Kostiuk, and Lawrence Kostiuk commenced legal proceedings claiming damages for abuse of process in the purchase of the rights and interests described in
(v) and (vi), above. We believe that the action is without merit and that there is no material risk of an adverse judgment.

    2. CLAIMS INVOLVING THIRD PARTIES We are also party to the following court actions not involving former management.

    (i) BARRIGAR & MOSS V. EVERGREEN; ACTION NO. C961984 IN THE BRITISH COLUMBIA SUPREME COURT

    On April 1, 1996 a Vancouver law firm sued us for $12,000 in legal fees. We are defending on the grounds, INTER ALIA, that the account is excessive.

    (ii) NIKIFORUK V. EVERGREEN; ACTION NO. C943435 IN THE BRITISH COLUMBIA SUPREME COURT

    In July 1994 Michael Nikiforuk commenced action against both us and Lawrence Kostiuk. As against us, the Plaintiff seeks damages for breach of a stock option agreement. No steps have been taken in the proceedings in over a year.

    (iii) RBS MANAGEMENT V. EVERGREEN; ACTION NO. J950168 IN THE BRITISH COLUMBIA SUPREME COURT

    In March 1995 our former solicitors commenced proceedings to recover approximately $37,000 alleged to be owing in legal fees. A taxation hearing set in May of 1995 was adjourned generally by consent. No steps have been taken in the proceeding in over a year.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The following table sets forth certain information with respect to our directors, executive officers and key employees.

NAME                   AGE      POSITION
----                 --------   --------
Owen L.J. Jones....     48      President, Chief Executive Officer and Director
W. Grant                53      Chairman of the Board of Directors
  Sutherland.......
James L. Speros....     40      Director and President of Sideware Corp
Jay H. Nussbaum....     55      Director
Peter Kozicki......     66      Director
Edward A. White....     54      Director
John Wedel.........     38      General Manager of e-business Solutions
Marie Russell......     37      Vice President Channel Sales and Marketing
Michael Peacock....     38      Vice President Federal Sales and Marketing

    OWEN L.J. JONES.  Director, President, and Chief Executive Officer.
Mr. Jones been a director since May 3, 1995 and has been our President and Chief Executive Officer since July 1995. Since December 1993, Mr. Jones has also been a director and the President and Chief Executive Officer of BrainTech, Inc., a software development company whose shares trade on the OTC-Bulletin Board. Prior to becoming a director of the BrainTech, Inc., Mr. Jones was employed as the V.P. Sales, Marketing and Technology of the Company.

    W. GRANT SUTHERLAND. Director and Chairman of the Board. Mr. Sutherland has been a director since May 1993. Since May 3, 1995 Mr. Sutherland has held the position of Chairman of the Board. Since December 1995 Mr. Sutherland has also been a director and the Chairman of the Board of BrainTech, Inc. Mr. Sutherland is a licensed lawyer in the Province of British Columbia, and has been engaged in the private practice of law for 26 years, currently as a partner in a Vancouver law firm.

    JAMES L. SPEROS. Director and President of Sideware Corp. Mr. Speros was appointed a director and the President and Chief Operating Officer of Sideware Corp., on August 5, 1998. Since February 28, 1997, Mr. Speros has served as President and Chief Executive Officer of Exploration Mirandor Inc., a publicly held mining exploration company. Between June 1993 and April 1997, Mr. Speros was the President and owner of two professional sports franchises, the Baltimore Stallions and Montreal Alouettes of the Canadian Football League. From 1994 to 1997, Mr. Speros was a member of the Board of Governors of the Canadian Football League, and acted as Vice Chairman of the Board in 1995 and 1996.

    JAY H. NUSSBAUM.  Director. Mr. Nussbaum was appointed a director on
June 14, 1999. Mr. Nussbaum is the Executive Vice President of Oracle Service Industries and a member of the Executive Committee of Oracle. Mr. Nussbaum joined Oracle after a 24-year career with Xerox Corp. that culminated with his position as President, Integrated Systems Operations. While at Xerox,
Mr. Nussbaum was responsible for integration and consulting services in commercial and federal government markets. Mr. Nussbaum joined Oracle in 1992 as the Senior Vice President and General Manager of what was then Oracle Federal. Mr. Nussbaum received a bachelor's degree in business from the University of Maryland. He is a member of the university's Chancellor's Advisory Board and also serves on the advisory board of James Madison University. Mr. Nussbaum is on the board of directors of the Armed Forces Communications and Electronics Association and is active in several other business and charitable organizations in the Washington area.

    PETER KOZICKI. Director. Mr. Kozicki was elected a director on May 3, 1995. Mr. Kozicki is a consulting engineer, who has been engaged in private practice in that field for over 12 years. He obtained his B.Sc. degree in Civil Engineering from the University of Saskatchewan and a M.Sc. degree in Soil Mechanics from the University of Alberta. Mr. Kozicki is President of PKM Consultants Ltd., a private company providing consulting engineering services in North America and overseas. PKM Consultants Ltd. specializes in the installation of deep foundations and vertical barriers for containment of hazardous wastes.

    EDWARD A. WHITE.  Director. Mr. White was appointed a director on
October 14, 1995. Mr. White is a member of the British Columbia Institute of Chartered Accountants, and has practiced as a self-employed chartered accountant for over 20 years. Mr. White has been a director and officer of Oro Bravo Resources Ltd. since February 1987, and a director of Liquid Gold
Resources Inc. since March 1993. Mr. White also served as a director of American Woolastonite Mining Corp. from January 1989 to May 1995.

    JOHN WEDEL. General Manager of e-business Solutions. Mr. Wedel joined us in December 1997. From December 1992 to December 1995, Mr. Wedel worked for Exan Research and Development as a senior developer. From December 1995 to December 1997, Mr. Wedel worked for TransAct Systems Inc. as a Senior Technologist. Mr. Wedel holds a Bachelor's Degree in Computer Science from Simon Fraser University.

    MARIE RUSSELL. Vice President Channel Sales and Marketing. Ms. Rusell joined us in May 1999. From August 1993 to April 1999, Ms. Russell worked for Newbridge Networks as Assistant Vice President Channel Marketing. Ms. Russell holds a Bachelor's Degree in Science--Marketing from Pennsylvania State University and a Master's Degree in Business Administration from George Washington University.

    MICHAEL PEACOCK. Vice President Federal Sales and Marketing. Mr. Peacock joined us in April 1999. From February 1991 to April 1998, Mr. Peacock worked as an account manager for Litton / PRC Inc. From April 1998 to March 1999,
Mr. Peacock worked as a Strategic Account Manager for Ascent Communications.
Mr. Peacock holds a Bachelor's Degree in Arts from the University of California at Bakersfield.

    All of our officers work for us on a full-time basis. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of our Board of Directors. Under our articles, our directors are elected at each annual general meeting.

EXECUTIVE COMPENSATION

    Apart from incentive stock options, disclosed below, we do not presently compensate our directors for services provided as directors. We provide compensation to our directors, who are also officers, for services rendered as officers.

    We provide the following compensation to our officers:

    OWEN JONES. Effective June 1, 1998, Mr. Jones receives payments totaling $10,000 per month. We currently pay 80% of those monthly payments, with BrainTech, Inc. paying the remaining 20%. Prior to June 1, 1998, Mr. Jones' monthly payments (then shared equally between us and BrainTech, Inc.) were $5,000 per month. In April 1998 and April 1999, we paid Mr. Jones bonus payments of $100,000, to bring Mr. Jones' annual compensation in line with amounts which our directors considered to be appropriate for a chief executive officer of the Company. Mr. Jones also holds incentive stock options to acquire 678,000 shares. Mr. Jones receives no other compensation from us or any of our subsidiaries.

    GRANT SUTHERLAND. Effective June 1, 1998, Mr. Sutherland receives payments totaling $10,000 per month.We currently pay 80% of those monthly payments, with BrainTech, Inc. paying the remaining 20%. Prior to June 1, 1998, we paid
Mr. Sutherland $5,000 per month. Mr. Sutherland also holds incentive stock options to acquire 648,000 shares. In September 1999 Mr. Sutherland exercised incentive stock options to acquire 250,000 shares. Mr. Sutherland receives no other compensation from us or any of our subsidiaries.

    JAMES L. SPEROS. Beginning in August 1998, we paid Mr. Speros a salary of US$8,000 per month. Effective April 1, 1999, we increased Mr. Speros' salary to US$11,500 per month. Effective November 1, 1999 we increased Mr. Speros' salary further to US$15,000 per month. In October and November 1999 Mr. Speros received bonus payments totaling US$50,000. In addition, Mr. Speros holds incentive stock options to acquire 375,000 shares. Mr. Speros receives no other compensation from us or any of our subsidiaries.

    JOHN WEDEL. Mr. Wedel currently receives a salary of $12,500 per month. In addition Mr. Wedel holds incentive stock options to acquire 56,000 shares.
Mr. Wedel receives no other compensation from us or any of our subsidiaries.

    MICHAEL PEACOCK. Mr. Peacock currently receives a salary of US$8,333 per month and received a bonus of US$5,000 in August 1999. In addition, Mr. Peacock holds incentive stock options to acquire 150,000 shares. Mr. Peacock receives no other compensation from us or any of our subsidiaries.

    MARIE RUSSELL. Ms. Russell currently receives a salary of US$10,000 per month and received a bonus of US$5,000 in September 1999. In addition, Ms. Russell holds incentive stock options to acquire 150,000 shares.
Ms. Russell receives no other compensation from us or any of our subsidiaries.

    The aggregate amount of cash remuneration which we paid to our directors and officers as a group was approximately $247,500 for the eight month period ending December 31, 1998.

    INCENTIVE STOCK OPTIONS

    From time to time, we grant incentive stock options to directors, officers and employees. The following table sets forth the incentive stock options held by our directors and officers as at December 14, 1999.

NAME OF OPTIONEE                                       NUMBER OF SHARES   EXERCISE PRICE   EXPIRY DATE
----------------                                       ----------------   --------------   -----------
Owen L.J. Jones......................................      300,000             $0.50         05/01/01
                                                           123,000             $0.36         02/12/02
                                                            75,000             $0.70         12/16/02
                                                            55,000             $0.36         07/06/03
                                                           125,000             $2.33         06/17/04

Grant Sutherland.....................................      198,000             $0.50         05/01/01
                                                            75,000             $0.70         12/16/02
                                                           250,000             $2.66         10/04/04
                                                           125,000             $2.33         06/17/04

Peter Kozicki........................................       50,000             $0.50         05/01/01
                                                            25,000             $0.70         12/16/02
                                                            25,000             $2.33         06/17/94

Edward White.........................................      100,000             $0.50         05/01/01
                                                            25,000             $0.70         12/16/02
                                                            25,000             $2.33         06/17/04

James Speros.........................................      250,000             $0.36         07/06/03
                                                           125,000             $2.33         06/17/04

John Wedel...........................................       50,000             $1.14         04/14/04
                                                             6,000             $2.33         06/17/04

Michael Peacock......................................      100,000             $1.14         04/14/04
                                                            50,000             $2.33         06/17/04

Marie Russell........................................      100,000             $1.14         04/14/04
                                                            50,000             $2.33         06/17/04

    The total number of incentive stock options held by our directors and officers as at December 14, 1999 is 2,307,000. Of the 56,000 stock options held by Mr. Wedel, 6,000 are exercisable within 60 days. Of the 150,000 options held by Marie Russell, none are exercisable within 60 days. Of the 150,000 options held by Michael Peacock, 25,000 are exercisable within 60 days. All other options held by officers and directors are exercisable within 60 days.

    Between December 31, 1998 and December 14, 1999, the following current directors and officers exercised incentive stock options:

        John Wedel        154,000 options
        Grant Sutherland  250,000 options

    The figures stated above do not include incentive stock options held by our Secretary, who does not exercise policy making functions for the Company.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of our outstanding common shares as of November 30, 1999 by (i) our directors and Named Executive Officers; (ii) each other person whom we know to own beneficially more than 5% of the common shares; and (iii) all of our directors and executive officers as a group.

TITLE OF CLASS                  IDENTITY OF PERSON OR GROUP       AMOUNT OWNED   PERCENT OWNED(1)
--------------                  ---------------------------       ------------   ----------------
Common.......................   Owen Jones                          5,212,100(2)       9.8%
Common.......................   Grant Sutherland                    3,368,450(3)       6.6%
Common.......................   Peter Kozicki                         941,400(4)       1.9%
Common.......................   Edward White                          331,780(5)       0.7%
Common.......................   James Speros                        3,573,600(6)       6.7%
Common.......................   John Wedel                             56,000(7)       0.1%
Common.......................   Michael Peacock                       689,500(8)       1.4%
Common.......................   Marie Russell                         130,000(9)       0.3%
Common.......................   All Directors and Officers         14,302,830(10)      23.4%

------------------------------

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person or group of persons holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

 (2) Includes shares issuable under the following securities:
     --678,000 shares issuable under incentive stock options exercisable within 60 days; and
     --1,275,000 shares issuable under outstanding share purchase warrants exercisable within 60 days.

 (3) Includes shares issuable under the following securities:
     --648,000 shares issuable under incentive stock options exercisable within 60 days; and
     --1,327,250 shares issuable under outstanding share purchase warrants exercisable within 60 days.

 (4) Includes shares issuable under the following securities:
     --100,000 shares issuable under incentive stock options exercisable within 60 days; and
     --55,000 shares issuable under outstanding share purchase warrants exercisable within 60 days.

 (5) Includes shares issuable under the following securities:
     --150,000 shares issuable under incentive stock options exercisable within 60 days.

 (6) Includes shares issuable under the following securities:
     --375,000 shares issuable under incentive stock options exercisable within 60 days; and
     --1,600,000 shares issuable under outstanding share purchase warrants exercisable within 60 days.

 (7) Includes shares issuable under the following securities:
     --56,000 shares issuable under incentive stock options exercisable within 60 days.

 (8) Includes shares issuable under the following securities:
     --25,000 shares issuable under incentive stock options exercisable within 60 days; and
     --312,500 shares issuable under outstanding share purchase warrants exercisable within 60 days.

 (9) Includes shares issuable under the following securities:
     --62,500 shares issuable under outstanding share purchase warrants exercisable within 60 days.

 (10) Includes shares issuable under the following securities:
     --2,032,000 shares issuable under incentive stock options exercisable within 60 days; and
     --4,632,250 shares issuable under outstanding share purchase warrants exercisable within 60 days.

    The figures stated in notes (2), (3), and (10) above do not include share purchase warrants which expired November 27, 1998, and in respect of which we have sought regulatory approval of an extension. The figures stated include securities owned by directors or officers through wholly owned holding corporations. The figures stated above do not include securities owned by our corporate Secretary, who does not exercise policy making functions for the company.

    We are unaware of any person who owns 10% or more of our voting securities. We are unaware of any arrangements, the operation of which may at a subsequent date result in a change of corporate control.

                              CERTAIN TRANSACTIONS

    Within the last three fiscal years, we have entered into the transactions set out below in which current directors or officers of the Company were interested.

    In October 1996 we entered into an agreement with BrainTech, Inc. effective November 1, 1995 pursuant to which certain costs associated with our premises and operations were shared with BrainTech, Inc. The costs subject to the cost-sharing agreement included:

  -- costs of the North Vancouver premises which we share with BrainTech, Inc.;

  -- personnel costs (billed through Techwest Management Ltd.--see below) including, inter alia, the salary costs of our President and accounting personnel; and

  -- miscellaneous office charges, such as office supplies and telephone and fax charges.

    Prior to October 1999 we shared the common costs equally with BrainTech, Inc. By a Cost Sharing and Allocation Agreement executed in
October 1999, we agreed with BrainTech, Inc. to re-allocate the common costs 80% to us and 20% to BrainTech, Inc. effective from January 1, 1999. The reason for the reallocation of costs was the substantially greater level of our business, and our corresponding greater use of, the common premises and personnel.

    BrainTech, Inc. is a software development company whose shares trade on the OTC Bulletin Board. The directors of BrainTech, Inc. are Owen Jones, Grant Sutherland and James Speros.

    Shared costs under the Cost Sharing and Allocation Agreement are administered by Techwest Management Ltd., a private management company. In addition, services of certain of our personnel are provided to us through Techwest Management Inc. Techwest Management Inc. is a private management company in which Owen Jones and Grant Sutherland each hold a one third interest. The personnel whose services are provided through Techwest Management Inc. include, INTER ALIA, Owen Jones and our accounting personnel. Effective June 1, 1998, Mr. Jones receives an annual salary of $120,000 from Techwest
Management Inc. The cost of Mr. Jones' salary is currently borne 80% by us and 20% by BrainTech, Inc.

    From time to time, either our payments or those BrainTech, Inc. exceed the proportionate share required under the cost sharing agreement, giving rise to indebtedness as between us, BrainTech, Inc. and Techwest Management Inc. Accordingly, the payments are reconciled and adjusted from time to time as required. As at September 30, 1999, BrainTech, Inc. was indebted to us (either directly or indirectly through Techwest Management Inc.) in the amount of approximately $236,747. The indebtedness arose as a result of BrainTech, Inc. not paying its proportionate share of the common operating costs during time periods when BrainTech Inc. did not have cash available to do so.

    Techwest Management Inc. passes shared costs (including personnel costs) through to us and BrainTech, Inc. at cost, without any markup. Computer equipment for all three companies is generally purchased by us, owing to favorable equipment pricing available to us, and is currently being passed on at cost to BrainTech, Inc. or Techwest Management Inc.

    We have entered into a Software Development and License Agreement dated September 20, 1999 with BrainTech, Inc. Under the Software Development and License Agreement BrainTech, Inc. developed a program named the "Wizmaster", which will enable the user, through a user friendly drop-and-drag procedure, to construct customized knowledge trees. We plan to incorporate Wizmaster into Dr. Bean as one of the "AutoService" features of Dr. Bean 3.1. Under the Software Development and License Agreement, Sideware paid for the cost of developing Wizmaster on a cost plus 10% basis. Sideware acquired, at no further charge, a perpetual worldwide license to use Wizmaster as part of Dr. Bean. BrainTech, Inc. is prohibited from licensing Wizmaster to any other software developer (but not to systems integrators) for a period of one year starting from the date Wizmaster becomes generally available to purchasers of Dr. Bean.

    We have acquired accounting services from Edward White, a member of our board of directors who practices as a chartered accountant. Prior to November 1996, Mr. White rendered invoices to us totaling $41,195. In
September 1996 we issued 164,780 shares to Mr. White in satisfaction of those invoices. For the period commencing November 1, 1996 and ending November 30, 1997, we paid Mr. White $1,000 per month for accounting and financial services.

    In September 1996 we issued 463,600 shares to Grant Sutherland, a member of our board of directors, to reimburse Mr. Sutherland for $115,900.00 in out of pocket expenses incurred on our behalf.

    In September 1996 we issued 300,000 shares to Owen Jones, a member of our board of directors and our President, to settle claims of Mr. Jones for outstanding severance pay and for breach of a stock option agreement. The claims related to Mr. Jones' previous employment with the Company (under previous management) which terminated in January 1994.

    We have acquired legal services from Dale W. Wilcox, a Law Corporation, a law firm with which Paul Hildebrand, our corporate Secretary and general counsel, is associated. Since May 3, 1995 Dale W. Wilcox, a Law Corporation has received payments totaling $572,122 in fees (exclusive of taxes and disbursements) for legal services.

    We have granted the following incentive stock options to Mr. Hildebrand:

    (a) options to purchase 100,000 shares at $0.50 per share expiring May 1, 2001;

    (b) options to purchase 75,000 shares at $0.70 per share expiring December 16, 2002; and

    (c) options to purchase 55,000 shares at $1.35 per share expiring April 29, 2004; and

    (d) options to purchase 100,000 shares at $2.33 per share expiring June 17, 2004.

    In addition, Mr. Hildebrand and Alder Enterprises Ltd., a private company in which Mr. Hildebrand owns a 45% interest, have acquired shares, special warrants, and share purchase warrants pursuant to private placements we have completed. For further information see Part II of our Registration Statement filed with the Securities and Exchange Commission.

    We have acquired legal services from the law firm Sutherland Johnston, of which Grant Sutherland is a partner. The amount of such legal services prior to December 31, 1998 was not material. Subsequent to December 31, 1998, we have paid Sutherland Johnston $134,892 in legal fees (exclusive of taxes and disbursements).

    Forth & Company of Vancouver, British Columbia, acts as our Canadian securities counsel. As at November 30, 1999, Clive Forth, the principal of Forth & Company, owns 25,000 common shares.

    Effective October 31, 1998 we purchased an interest in the proceeds of a judgment in favor of BrainTech, Inc. in the amount of $406,390 pronounced
April 2, 1998 in British Columbia Supreme Court Action No. C972736. We paid $200,000 on account of the purchase price, which was subject to adjustment depending on the benefit ultimately received by us pursuant to the judgment. On March 18, 1999 the British Columbia Court of Appeal allowed an appeal from the judgment. As a result, BrainTech, Inc. repaid to us the $200,000 in issue.

    In November 1995, we entered into a License Agreement with NetMedia Systems Inc., a private company in which Owen Jones and Grant Sutherland hold interests, and a Joint Venture Agreement with NetMedia Systems Inc. and BrainTech, Inc. None of the business contemplated by the agreements proceeded, with the result that the agreements were terminated in October 1999.

    Corporate insiders also hold incentive stock options and have acquired shares, special warrants, and share purchase warrants pursuant to private placements we have completed. For further information see "MANAGEMENT--Executive Compensation", "DESCRIPTION OF CAPITAL STOCK--Options to Purchase Securities from the Company", and Part II of our Registration Statement filed with the Securities and Exchange Commission.

                          DESCRIPTION OF CAPITAL STOCK

SHARE CAPITAL

    COMMON SHARES

    The Shares and Warrant Shares are common shares without par value in our capital stock. The holders of our common shares are entitled to receive notice of, attend and vote at all meetings of our members. The common shares carry one vote per share and have no par value. The holders of the common shares are entitled to receive dividends if, as, and when declared by our board of directors. The common shares carry no pre-emptive rights, conversion rights, redemption provisions, sinking fund provisions or liability to further calls or to assessment. There are no restrictions on the repurchase or redemption of the common shares by the Company except under applicable securities laws and to the extent that any such repurchase or redemption would render the Company insolvent.

    Common shares without par value are the only class of shares authorised under our memorandum of incorporation. As at December 14, 1999, we have 48,685,284 shares issued and outstanding.

OPTIONS TO PURCHASE SECURITIES FROM THE COMPANY

    INCENTIVE STOCK OPTIONS

    From time to time we grant incentive stock options to directors, officers and employees. As at November 30, 1999, we have 4,550,000 incentive stock options outstanding as follows:

    (a) options to acquire 753,000 shares at $0.50 per share expiring May 1, 2001;

    (b) options to acquire 123,000 shares at $0.36 per share expiring February 12, 2002;

    (c) options to acquire 30,000 shares at $0.82 per share expiring March 26, 2002;

    (d) options to acquire 420,000 shares at $0.70 per share expiring December 16, 2002;

    (e) options to acquire 365,000 shares at $0.36 per share expiring July 6, 2003;

    (f) options to acquire 491,000 shares at $1.14 per share expiring April 14, 2004;

    (g) options to acquire 167,500 shares at $1.35 per share expiring April 29, 2004;

    (h) options to acquire 1,070,000 shares at $2.33 per share expiring June 17, 2004; and

    (i) options to acquire 890,000 shares at $2.66 per share expiring October 4, 2004.

    We have also determined to issue an additional 250,000 incentive stock options to directors, officers, consultants, and employees. As at December 14, 1999, we have not received CVE approval for the intended options.

    SHARE PURCHASE WARRANTS

    As at November 30, 1999 we have 10,613,064 outstanding share purchase warrants as follows:

    (a) 600,000 share purchase warrants permit the holder thereof to purchase one additional share at a price of $0.28 per share up to July 22, 1999 or a price of $0.32 per share up to July 22, 2000.

    (b) 90,000 share purchase warrants permit the holder thereof to purchase one additional share at a price of $0.32 per share up to October 31, 1999 or a price of $0.37 per share up to October 31, 2000.

    (c) 746,685 share purchase warrants permit the holder thereof to purchase one additional share at a price of US$0.265 per share up to December 22, 1999 or a price of US$0.305 per share up to December 22, 2000.

    (d) 1,941,500 share purchase warrants permit the holder thereof to purchase one additional share at a price of $0.35 per share up to December 23, 1999 or a price of $0.40 per share up to December 23, 2000.

    (e) 125,000 share purchase warrants permit the holder thereof to purchase one additional share at a price of $0.60 per share up to January 5, 2000 or a price of $0.75 per share up to January 5, 2001.

    (f) 1,049,546 share purchase warrants permit the holder thereof to purchase one additional share at a price of US$0.333 per share up to March 26, 2000 or a price of US$0.383 per share up to March 26, 2001.

    (g) 3,000,000 share purchase warrants permit the holder thereof to purchase one additional share at a price of $0.55 per share up to April 7, 2000 or a price of $0.63 per share up to April 7, 2001.

    (h) 2,746,833 share purchase warrants permit the holder thereof to purchase one additional share at a price of US$1.64 per share up to September 14, 2000 or a price of US$1.89 per share up to September 14, 2001.

    Of the share purchase warrants listed above, the following are held by management.

    (a) Owen Jones holds 275,000 of the warrants described in (d) and 1,000,000 of the warrants described in (g);

    (b) James Speros holds all of the warrants described in (a) and 1,000,000 of the warrants described in (g);

    (c) Grant Sutherland holds 327,250 of the warrants described in (d) and 1,000,000 of the warrants described in (g);

    (d) Peter Kozicki holds 55,000 of the warrants described in (d);

    (e) Michael Peacock holds 312,500 of the warrants described in (h); and

    (f) Marie Russell holds 62,500 of the warrants described in (h).

    The total number of common shares called for by all outstanding share purchase warrants held by management as at November 30, 1999 is 4,632,250. In addition, Paul Hildebrand owns all of the warrants described in (b) and Paul Hildebrand and Alder Enterprises Ltd., respectively, own 33,000 and 327,250 of the warrants described in (d).

    Between December 31, 1998 and November 30, 1999 the following share purchase warrants have been exercised beneficially by directors or officers:

    (a) Grant Sutherland exercised 300,000 warrants at $0.43 per share, 340,000 warrants at $0.465 per share and 500,000 warrants at $0.92 per share;

    (b) Owen Jones exercised 1,000,000 warrants at $0.43 per share and 250,000 warrants at $0.92 per share; and

    (c) Peter Kozicki exercised 300,000 warrants at $0.43 per share.

    In addition, Paul Hildebrand exercised 35,000 warrants at $0.43 per share and 50,000 warrants at $0.92 per share and Alder Enterprises Ltd. exercised 35,000 warrants at $0.43 per share and 50,000 warrants at $0.92 per share.

    3,075,400 share purchase warrants which we issued on November 8, 1996, entitling the holders to purchase shares at a price of $0.575 per share, were due to expire November 8, 1998. We have entered into agreements dated
November 23, 1998, April 14, 1999, and October 28, 1999 with the warrant holders to:

    (a) extend the term of the warrants to November 27, 1998 (pursuant to the November 23, 1998 agreement);

    (b) further extend the term of the warrants to April 16, 1999 (pursuant to the November 23, 1998 agreement), with an increased exercise price of $0.67 per share;

    (c) further extend the term of the warrants to October 31, 1999 (pursuant to the April 14, 1999 agreement) with an exercise price of $0.67 per share; and

    (d) further extend the term of the warrants to April 30, 2000 (pursuant to the Agreement dated October 28, 1999) with an exercise price of $.77 per share.

    The agreements are subject to obtaining required regulatory approvals. The CVE has approved an extension to November 27, 1998 but no further extension. Accordingly, the further extension will only come into effect upon obtaining the required approval, or upon our regulatory status changing such that we do not require CVE approval.

    The beneficial holders of these share purchase warrants include the following directors and officers:

        Owen Jones                --  440,000 warrants
        Grant Sutherland          --  372,000 warrants
        Peter Kozicki             --  44,000 warrants

    In addition, Paul Hildebrand and Alder Enterprises Ltd. own, respectively, 110,000 and 220,000 of the warrants.

EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING SECURITY HOLDER

    There are no laws or governmental decrees or regulations in Canada that restrict the export or import of capital, or affect the remittance of dividends, interest or other payments to holders of the Company's securities who are not residents of Canada, other than withholding tax requirements. Reference is made to "Taxation."

    There are no limitations imposed by the laws of Company, the laws of British Columbia or by the charter or other governing documents of the Company on the right of a non-resident to hold or vote Common Shares of the Company, other than as provided in the Investment Canada Act (the "Investment Act"). The following summarizes the principal features of the Investment Act for a non-resident who proposes to acquire Common Shares. The summary is of a general nature only and is not intended to be more; nor is it a substitute of independent advice from an investor's own advisor. The summary does not anticipate statutory or regulatory amendments.

    The Investment Act generally prohibits implementation of a reviewable investment by an individual, government or agency thereof, corporation, partnership, trust or joint venture that is not a "Canadian" as defined in the Investment Act (a "non-Canadian"), unless after review, the minister responsible for the Investment Act (the "Minister") is satisfied that the investment is likely to be of a net benefit to Canada. Under the Investment Act, a United States citizen qualifies as a "World Trade Organization Investor." Subject to the restrictions noted below, an investment in a Canadian business by a World Trade Organization Investor would be reviewable under the Investment Act only if it is an investment to acquire control of such Canadian business and the value of the assets of the Canadian business as shown on its financial statements is not less than a specified amount, which for 1999 is $184 million. An investment in the shares of a Canadian business by a non-Canadian other than a "World Trade Organization Investor" when the Company is not controlled by a World Trade Organization Investor, would be reviewable under the Investment Act if it is an investment to acquire control of the Canadian business and the value of the assets of the Canadian business as shown on its financial statements is $5 million or more, or if an order for review is made by the federal cabinet on the grounds that the investment relates to Canada's cultural heritage or national identity.

    A non-Canadian would acquire control of the Company for purposes of the Investment Act if the non-Canadian acquired a majority of the common shares. The acquisition of less than a majority but one-third or more of the common shares would be presumed to be an acquisition of control of the Company unless it could be established that, on acquisition, the Company was not controlled in fact by the acquirer through the ownership of common shares. Notwithstanding the review provisions, any transaction involving the acquisition of control of a Canadian business or the establishment of a new business in Canada by a non-Canadian is a notifiable transaction and must be reported to Industry Canada by the non-Canadian making the investment either before or within thirty (30) days after the investment.

    Certain transactions relating to common shares are exempt from the Investment Act, including:

    (i) an acquisition of common shares by a person in the ordinary course of that person's business as a trader or dealer in securities;

    (ii) an acquisition of control of the Company in connection with the realization of security granted for a loan or other financial assistance and not for a purpose related to the provisions of the Investment Act; and

   (iii) an acquisition of control of the Company by reason of an amalgamation, merger, consolidation or corporate reorganization, following which the ultimate direct or indirect control in fact of the Company, through the ownership of common shares, remained unchanged.

    COMPETITION ACT REVIEW

    Investments giving rise to the acquisition or establishment, directly or indirectly, by one or more persons of control over, or a significant interest in the whole or part of a business of a competitor, supplier, customer or other person are subject to substantive review by Canada's Competition Law Authority, the Director of Investigation and Research (the "Director"). If or when the Director concludes that a merger, whether by purchase or lease of shares or assets, by amalgamation or by combination, or otherwise, prevents or lessens, or is likely to prevent or lessen competition substantially, he may apply as may be necessary to eliminate the substantial lessening or prevention of competition. Such substantive merger review power applies to all mergers, whether or not they meet limits for pre-notification under the Competition Act.

    In addition to substantive merger review, the Competition Act provides for a pre-notification regime respecting mergers of certain size. The regime applies in respect of share acquisitions, asset acquisitions, amalgamations and combinations, for ease of reference. This filing refers specifically to share acquisition, although the pre-notification regime applies, with the appropriate modification, to other types of acquisition of control as well.

    In order for a share acquisition transaction to be pre-notifiable, the parties to the transaction (being the person or persons who proposed to acquire shares, and the Corporation the shares of which are to be acquired), together with their affiliates (being all firms with a 50% or more voting shares linkage up and down the chain), must have:

    (i) aggregate gross assets in Canada that exceed $400,000,000 in value, as shown on their audited financial statements for the most recently completed fiscal year (which must be within the last fifteen
        (15) months); or

    (ii) aggregate gross revenue from sales in, from or into Canada that exceed $400,000,000 for the most recently completed fiscal year shown on the said financial statements; and

   (iii) the party being acquired or corporations controlled by that party must have gross assets in Canada, or gross revenues from sales in or from Canada, exceeding $35,000,000 as shown on the said financial statements. Acquisition of shares carrying up to 20% of the votes of a publicly traded corporation, or 35% of the votes in a private corporation will not be subject to pre-notification, regardless of the above thresholds. However, exceeding the 20% or the 35% threshold, and again exceeding the 50% threshold, gives rise to an obligation of notification if the size threshold is met.

    If a transaction is pre-notifiable, a filing must be made with the Director containing the prescribed information with respect to the parties, and a waiting period, (either seven or twenty-one days, depending on whether a long or short form filing is chosen) must expire prior to closing.

    As an alternative to pre-notification, the Director may grant an Advance Ruling Certificate which exempts the transaction from pre-notification. Advance Ruling Certificates are granted where the Director concludes, based on the information provided to him, that he would not have sufficient grounds on which to apply to the Competition Tribunal to challenge the Merger.

TRANSFER AGENT

    The transfer agent for our Common Shares is Montreal Trust Company 510 Burrard St., Vancouver, B.C. V6C 3B9.

                           CERTAIN TAX CONSIDERATIONS

    The following summarizes the principal Canadian federal income tax considerations applicable to the holding and disposition of common shares in the capital of the Company by a holder of the Company's common shares who is resident in the United States of America, who has never been a resident of Canada, and who holds common shares solely as capital property (a
"U.S. Holder"). This summary is based on the current provisions of the Income Tax Act (Canada) (the "ITA"), the regulations thereunder, all amendments thereto publicly proposed by the government of Canada to the date hereof, the published administrative practices of Revenue Canada, Taxation, and on current provision of the Canada-United States Income Tax Convention, 1980, as amended (the "Treaty"). Except as otherwise expressly provided, this summary does not take account of any provincial, territorial or foreign tax law or treaty. It has been assumed that all currently proposed amendments will be enacted substantially as proposed and that there is no other relevant change in any governing law or practice, although no assurance can be given in these respects.

    THIS SUMMARY IS NOT INTENDED TO INCLUDE ALL CIRCUMSTANCES IN WHICH A DISPOSITION OF COMMON SHARES MIGHT OCCUR. THIS SUMMARY DOES NOT CONSTITUTE, AND SHOULD NOT BE CONSTRUED TO CONSTITUTE, TAX ADVICE TO ANY PARTICULAR INVESTOR. INVESTORS ARE, THEREFORE, ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR INDIVIDUAL CIRCUMSTANCES.

    THIS SUMMARY CONTAINS INFORMATION RELATING ONLY TO PROVISIONS OF CANADIAN FEDERAL INCOME TAX LAW, AS SET OUT ABOVE. THIS SUMMARY DOES NOT INCLUDE INFORMATION RELATING TO THE PROVISIONS OF ANY TAXATION LEGISLATION OF THE UNITED STATES OF AMERICA OR ANY STATE THEREOF. INVESTORS WHO ARE OR MAY BE SUBJECT TO LIABILITY TO TAX UNDER ANY LEGISLATION OF THE UNITED STATES OF AMERICA, OR ANY STATE THEREOF, ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO SUCH LIABILITY.

DIVIDENDS ON COMMON SHARES

    Under the ITA, amounts paid or credited or deemed paid or credited on account of dividends to holders of common shares that are resident in a country other than Canada will be subject to withholding tax of 25% of the amount of the dividend. The rate of withholding tax may be reduced pursuant to the terms of a bilateral income tax treaty between Canada and the country in which a holder of common shares is resident. In certain circumstances, the purchase by the Company of its common shares may result in a deemed dividend.

    Under the Treaty, if the recipient of a dividend on the common shares is the beneficial owner of such dividends and is considered to be a resident of the United States for purposes of the Treaty, the rate of Canadian withholding tax on such dividends will generally be reduced to 15% of the amount of such dividends or, if the recipient is a corporation which owns at least 10% of the voting stock of the Company, to 5% of the amount of such dividends.

DISPOSITION OF COMMON SHARES

    A holder of common shares who is not resident in Canada will not be subject to tax under the ITA in respect of any capital gain, or be entitled to deduct any capital loss, realized on a disposition of the common shares unless at the time of such disposition such common shares constitute "Taxable Canadian Property" of the holder for purposes of the ITA and the holder is not entitled to relief under a bilateral income tax treaty between Canada and the country in which the holder of the common shares is resident. If the holder is not entitled to relief under a tax treaty, three-quarters of the gain arising on a disposition of Taxable Canadian Property will be taxable at the rates that approximate the rates applicable to residents of Canada.

    The common shares of the Company will not generally constitute "Taxable Canadian Property" at a particular time if they are listed on a prescribed stock exchange (which includes the Vancouver Stock

Exchange) at that time. However, a holder's common shares and rights to acquire common shares or interests in common shares will be considered "Taxable Canadian Property" if the holder uses or holds, or is deemed to use or hold, such shares in, or in the course of carrying on, a business in Canada, or if at any time during the five year period immediately preceding the disposition of such common shares, the non-resident holder and persons with whom the non-resident holder did not deal at arm's length owned, had rights to acquire, or had interests in 25% or more of the issued shares of any class of the Company.

    Under the Treaty, any gain from a disposition of common shares by a person who is considered a resident of the United States for purposes of the Treaty may be exempt from Canadian tax even if the shares constitute Taxable Canadian Property. This exemption will apply if, at the time of disposition, the value of the common shares did not derive principally from Canadian real property and such shares do not form part of the business property of a permanent establishment of the holder in Canada or pertain to a fixed base available to the holder in Canada for the purpose of performing independent personal services.

                              SELLING SHAREHOLDERS

    The shares offered for sale pursuant to this Prospectus consist of 2,746,833 shares (the "Shares") and 2,746,833 shares (the "Warrant Shares") issuable upon the exercise of 2,746,833 share purchase warrants (the "Warrants"). Each Warrant entitles the holder to acquire one Warrant Share for a period of two years at a price of US$1.64 per share up to September 14, 2000 and a price of US$1.89 per share up to September 14, 2001. The Selling Shareholders acquired the Shares and Warrants pursuant to a private placement of 2,746,833 units completed in September 1999. Each unit consisted of one Share and one Warrant. The price of the units was US$1.64 per unit. The Warrants are non-transferable.

    The following table sets forth, as of December 10, 1999, and upon completion of the offering described in this Prospectus, information with regard to the beneficial ownership of the Company's common shares by the Selling Shareholders. Information in the column "Total Shareholdings After Completion of Offering" is based on information provided to us by the Selling Shareholders and is accurate to the best of the Company's knowledge. The Selling Shareholders may not have a present intention of selling the Shares or Warrant Shares and may offer less than the number of Shares and Warrant Shares indicated.

                                                                                      TOTAL SHAREHOLDINGS
                                                                        NO. OF         AFTER COMPLETION
SELLING SECURITY HOLDER                             NO. OF SHARES   WARRANT SHARES      OF OFFERING(1)
-----------------------                             -------------   ---------------   -------------------
Richard & Marie Russell JOWROS(2).................      62,500           62,500                5,000
Louis Capanelli(3)................................     487,805          487,805            1,317,000
Sisson & Ryan Inc.................................      62,500           62,500                  Nil
Michael Hawes.....................................      62,500           62,500               19,000
Sharon Kleinman...................................      62,500           62,500                  Nil
Michael Colen(4)..................................     182,927          182,927              786,660
Jack Spitzer......................................      62,500           62,500                  Nil
Michael Peacock(5)................................     312,500          312,500               64,500
Moldieco Plastics Products, Inc...................     102,440          102,440                  Nil
Edwin Yuan........................................      62,500           62,500                8,000
Scott Lubore......................................     243,903          243,903              406,902
Michael D. Reinke.................................      62,500           62,500               14,000
John T. Fishetti..................................      62,500           62,500                5,000
David Robison.....................................      62,500           62,500            1,219,790
MeadowBrooke Development Assoc. L.L.C.............      76,220           76,220                  Nil
Welcome Opportunities Ltd.........................     100,000          100,000              400,000
Sideware Partners, L.L.C..........................     520,000          520,000                  Nil
George Cranwell...................................       9,147            9,147               83,016
Maribeth A. Mullany...............................      31,250           31,250                  Nil
Johnathan S. Thomas...............................      31,250           31,250               83,016
Robert E. Thomas..................................      18,293           18,293                8,000
George Varoutsos..................................       6,098            6,098               83,016
Frederick W. Weidinger............................      62,500           62,500                  Nil

------------------------------

(1) Calculated on the assumption that all Shares and all Warrant Shares offered by each selling security holder are sold. Figures stated include shares issuable pursuant to incentive stock options and share purchase warrants exercisable within 60 days.

(2) Marie Russell is the Vice President Channel Sales and Marketing of our subsidiary, Sideware Corp.

(3) Louis Capanelli is a consultant to us. Total Shareholdings reported for Mr. Capanelli include 50,000 shares issuable under stock options exercisable within 60 days and 160,000 shares issuable under share purchase warrants exercisable within 60 days.

(4) Michael Colen is a consultant to us. Total Shareholdings reported for Mr. Colen include 200,000 shares issuable under stock options exercisable within 60 days and 16,060 shares issuable under share purchase warrants exercisable within 60 days.

(5) Michael Peacock is a Vice President Federal Sales and Marketing of our subsidiary, Sideware Corp. Total Shareholdings reported for Mr. Peacock include 25,000 shares issuable under stock options exercisable within 60 days.

    Jeffrey Lubore is the managing partner of MeadowBrooke Development Assoc. L.L.C. Mr. Lubore owns 1,658,000 shares.

    To the best of our knowledge, assuming that all of the Shares and Warrants Shares offered by each Selling Shareholder are sold, no Selling Shareholder other than MeadowBrooke Development Assoc. L.L.C., David Robison, Louis Capanelli, or Michael Colen will own or control in excess of 1% of our voting securities.

                              PLAN OF DISTRIBUTION

    The Shares and Warrant Shares offered hereby may be sold from time to time by the Selling Shareholders. These sales may be made privately, through the Canadian Venture Exchange or through OTC Bulletin Board quotation service or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares and Warrant Shares may be sold by each of the Selling Shareholders acting as principal for its own account or in ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the re-sales.

    Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders in amounts to be negotiated in connection with the sale. These broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales, and any such commission, discount or concession may be deemed to be underwriting discounts or commission under the Securities Act of 1933. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

    It is not possible at the present time to determine the price to the public in any sale of the Shares or Warrant Shares by the Selling Shareholders and each Selling Shareholder reserves the right to accept or reject, in whole or in part, any proposed purchaser of Shares or Warrant Shares. Accordingly, the public offering price and the amount of any applicable sales or underwriting discounts or commissions will be determined at the time of such sale by the Selling Shareholders. The aggregate proceeds to the Selling Shareholders from the sale of the Shares and Warrant Shares will be the purchase price of the Shares and Warrant Shares less all applicable commissions and underwriters' discounts, if any. We will pay substantially all the expenses incident to the registration, offering and sale of the Shares and Warrant Shares to the public by the Selling Shareholders (currently estimated to be US$160,000), other than fees, discounts and commissions of underwriters, dealers or agents, if any, and transfer taxes.

                                 LEGAL MATTERS

    Certain legal matters relating to the legality of the issuance of the Common Shares offered by this Prospectus under Canadian law will be passed upon by Wilcox Law Corporation, Vancouver, British Columbia.

                                    EXPERTS

    The consolidated balance sheets of the Company as at December 31, 1998, and April 30, 1998 and the consolidated statements of operations and deficit and changes in financial position for the eight month period ended December 31, 1998 and the years ended April 30, 1998, 1997 and 1996 included herein and elsewhere in this Registration Statement have been included in reliance upon the report of KPMG LLP, independent chartered accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP covering the December 31, 1998 consolidated financial statements contains additional comments for U.S. readers on Canada--U.S. reporting differences with respect to conditions that cause substantial doubt as to our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Index to Financial Statements...............................     F-1

Consolidated Financial Statements of Sideware Systems Inc.
  for Nine months ended September 30, 1999..................     F-2

Consolidated Balance Sheet..................................     F-3

Consolidated Statement of Operations and Deficit............     F-4

Consolidated Statement of Changes in Financial Position.....     F-5

Notes to Consolidated Financial Statements..................     F-6

Consolidated Financial Statements of Sideware Systems Inc.
  for the Eight months ended December 31, 1998, Years ended
  April 30, 1998, 1997 and 1996.............................    F-23

Auditors' Report to the Shareholders........................    F-24

Comments by Auditors for U.S. Readers on Canada-U.S.
  Reporting Conflict........................................    F-25

Consolidated Balance Sheets.................................    F-26

Consolidated Statements of Operations and Deficit...........    F-27

Consolidated Statements of Changes in Financial Position....    F-28

Consolidated Notes to Financial Statements..................    F-29

                      CONSOLIDATED FINANCIAL STATEMENTS OF

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

                        (EXPRESSED IN CANADIAN DOLLARS)
                      (UNAUDITED--PREPARED BY MANAGEMENT)

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

                           CONSOLIDATED BALANCE SHEET

                        (EXPRESSED IN CANADIAN DOLLARS)
                      (UNAUDITED--PREPARED BY MANAGEMENT)

                                                              SEPTEMBER 30,    OCTOBER 31,
                                                                   1999            1998
                                                              --------------   ------------
                                                                               (RESTATED--
                                                                               NOTE 6(E))
                                          ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................   $ 8,422,659     $   338,130
  Accounts receivable:
    Trade...................................................       104,620          70,479
    Other...................................................       --              200,000
  Due from related parties (note 4(b))......................       236,747         247,122
  Inventory.................................................        22,627          96,025
  Prepaid expenses..........................................       284,917         125,947
                                                               -----------     -----------
                                                                 9,071,570       1,077,703

Deposit on leases...........................................        25,807           8,213
Loans receivable............................................       350,563         --
Capital assets (note 5).....................................     1,095,195         603,789
                                                               -----------     -----------
                                                               $10,543,135     $ 1,689,705
                                                               ===========     ===========

                           LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued liabilities..................   $   392,437     $   208,247
  Capital tax payable.......................................         7,100           7,100
                                                               -----------     -----------
                                                                   399,537         215,347

Subscriptions received......................................       --              462,604

Shareholders' equity:
  Share capital (note 6)....................................    26,546,878      11,516,774
  Special warrants (note 6(d))..............................       --            1,200,000
  Commitment related to investment advisory services........       --               75,000
  Deficit accumulated during the development stage..........   (16,403,280)    (11,780,020)
                                                               -----------     -----------
                                                                10,143,598       1,011,754

Future operations (note 2)
Litigation (note 8)
Commitments (note 9)
Uncertainty due to the Year 2000 Issue (note 10)
                                                               -----------     -----------
                                                               $10,543,135     $ 1,689,705
                                                               ===========     ===========

    Approved by the Board:

                  (Signed)                                       (Signed)
                  Director                                       Director

          See accompanying notes to consolidated financial statements.

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

                CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT

                        (EXPRESSED IN CANADIAN DOLLARS)
                      (UNAUDITED--PREPARED BY MANAGEMENT)

                                                               NINE MONTHS     NINE MONTHS
                                                                  ENDED           ENDED
                                                              SEPTEMBER 30,    OCTOBER 31,
                                                                   1999            1998
                                                              --------------   ------------
                                                                               (RESTATED--
                                                                               NOTE 6(E))
Revenue:
  Sales.....................................................   $   326,494     $    72,323
Cost of sales (exclusive of amortization and other costs
  disclosed separately below)...............................       318,415          64,716
                                                               -----------     -----------
Gross margin................................................         8,079           7,607
Interest income.............................................       119,560          32,639
                                                               -----------     -----------
                                                                   127,639          40,246

Operating expenses:
  Amortization..............................................       212,056         150,691
  Bad debts.................................................        15,974         --
  Employee wages and benefits...............................     1,060,813         425,019
  Filing and transfer fees..................................        44,636           7,413
  Investment advisory services (note 6(f))..................       160,000          75,000
  Office, printing and sundry...............................       213,750         124,228
  Professional fees.........................................       573,775         254,292
  Marketing.................................................       774,208         768,046
  Facilities................................................       311,193          74,124
  Research and development..................................       799,904         359,452
  Foreign exchange gain.....................................       (10,339)        (93,030)
  Capital taxes.............................................       --                7,100
                                                               -----------     -----------
                                                                 4,155,970       2,152,335
                                                               -----------     -----------

Loss before undernoted......................................     4,028,331       2,112,089
Write-off of capital assets.................................        52,450         --
                                                               -----------     -----------
Loss for the period.........................................     4,080,781       2,112,089
Deficit, accumulated during the development stage, beginning
  of period.................................................    12,322,499       9,667,931
                                                               -----------     -----------
Deficit, accumulated during the development stage, end of
  period....................................................   $16,403,280     $11,780,020
                                                               ===========     ===========
Loss per share..............................................   $      0.12     $      0.08
                                                               ===========     ===========
Weighted average number of shares outstanding...............    35,107,996      26,496,795
                                                               ===========     ===========

          See accompanying notes to consolidated financial statements.

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

            CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION

                        (EXPRESSED IN CANADIAN DOLLARS)
                      (UNAUDITED--PREPARED BY MANAGEMENT)

                                                               NINE MONTHS     NINE MONTHS
                                                                  ENDED           ENDED
                                                              SEPTEMBER 30,    OCTOBER 31,
                                                                   1999            1998
                                                              --------------   ------------
                                                                               (RESTATED--
                                                                               NOTE 6(E))
Cash provided by (used in):

Operations:
  Loss for the period.......................................   $(4,080,781)    $(2,112,089)
  Items not involving the use of cash:
    Amortization............................................       212,056         150,691
    Write-off of capital assets.............................        52,450         --
    Investment advisory services settled by equity
      instruments (notes 6(e) and (f))......................       160,000          75,000
  Changes in non-cash operating working capital:
    Accounts receivable.....................................       130,561        (219,880)
    Due from related parties................................       138,568        (122,098)
    Inventory...............................................        21,478         (96,025)
    Prepaid expenses........................................      (186,509)        (14,834)
    Accounts payable and accrued liabilities................       120,799           4,392
                                                               -----------     -----------
                                                                (3,431,378)     (2,334,843)

Financing:
  Share subscriptions received..............................       --              462,604
  Shares issued for cash on exercise of warrants and
    options.................................................     3,112,645          22,000
  Special warrants issued for cash..........................     3,181,016         --
  Shares issued for cash....................................     6,712,155         --
  Share issue costs.........................................      (387,794)        --
                                                               -----------     -----------
                                                                12,618,022         484,604

Investments:
  Loans receivable..........................................      (350,563)        --
  Purchase of capital assets................................      (713,172)       (308,575)
  Deposit on lease, net.....................................       (17,594)        --
                                                               -----------     -----------
                                                                (1,081,329)       (308,575)
                                                               -----------     -----------

Increase (decease) in cash and cash equivalents.............     8,105,315      (2,158,814)

Cash and cash equivalents, beginning of period..............       317,344       2,496,944
                                                               -----------     -----------
Cash and cash equivalents, end of period....................   $ 8,422,659     $   338,130
                                                               ===========     ===========

          See accompanying notes to consolidated financial statements.

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        (EXPRESSED IN CANADIAN DOLLARS)
                      (UNAUDITED--PREPARED BY MANAGEMENT)

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

1.  GENERAL:

    The Company was incorporated in 1983 under the Company Act (British Columbia). Its principal business activity is developing and marketing of software. During the year ended April, 1998, the Company changed its name from Jot-It! Software Corp. to Sideware Systems Inc. Effective December 31, 1998, the fiscal year end of the company was changed from April 30(th) to December 31(st).

2.  FUTURE OPERATIONS:

    At September 30, 1999, the Company is in the business of developing and marketing computer software technology solutions with a principal focus on the e-commerce market. To date, the Company has not generated significant revenues from these operations. For financial reporting purposes, the Company is considered to be in the development stage and the accompanying financial statements are those of a development stage enterprise.

    As at September 30, 1999, the Company has an accumulated deficit of $16,403,280 and incurred a loss of $4,080,781 during the nine months ended September 30, 1999. In addition, the Company is the defendant in a number of legal proceedings and claims, the maximum potential losses under which are material (note 9). The Company has filed counterclaims on certain of these claims. These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern. Accordingly, they do not give effect to adjustments that would be necessary should the Company be unable to continue as a going concern. The Company's continuance as a going concern is dependent upon its ability to obtain adequate equity financing, to reach profitable levels of operation and its success in defending existing legal claims all of which are consistent with management's intentions. There is no certainty that such conditions can be achieved. In the next twelve months, management of the Company also intends on applying financing received to the continued development of products in process and to identify sales or strategic alliance opportunities with respect to such products. At the date of these consolidated financial statements significant additional financing sources have not been identified.

3.  SIGNIFICANT ACCOUNTING POLICIES:

(a) BASIS OF PRESENTATION:

    These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada. The consolidated financial statements include the accounts of the company, and its subsidiaries, 9050 Investments Ltd., Sideware Corp. (formerly Collaborative Groupware Inc.), Evergreen International Technology Inc. (which is inactive) and 9123 Investments Ltd., all of which are wholly-owned. In addition, the Company accounts by the equity method for its one-third interest in Concurrent Adoptive Recognition Corp. (which is inactive). All material intercompany balances and transactions have been eliminated. Reference should be made to Note 11 to the consolidated financial statements of the Company for information on differences between Canadian and United States generally accepted accounting principles as they apply to the Company.

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)
                      (UNAUDITED--PREPARED BY MANAGEMENT)

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

3.  SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

(b) CASH AND CASH EQUIVALENTS:

    Cash and cash equivalents have terms to maturity at the date of acquisition of not more than three months.

(c) CAPITAL ASSETS:

    Capital assets are carried at cost less accumulated amortization. Amortization is calculated annually as follows:

ASSET                                                BASIS             RATE
-----                                          ------------------   -----------
Furniture and fixtures.......................  declining-balance      20%
Computer equipment...........................  declining-balance      30%
Trade show assets............................  declining balance      20%
Computer software............................  straight-line          50%
Leasehold improvements.......................  straight-line        lease term

(d) INCOME TAXES:

    The Company follows the tax allocation method of accounting. Under this method, deferred income taxes are provided on timing differences between income reported for tax purposes and accounting income. In addition, the Company records those investment tax credits, for which it has reasonable assurance of realization, as a reduction of the expenses or the cost of capital assets to which they relate.

(e) RESEARCH AND DEVELOPMENT COSTS:

    Research costs are expensed as incurred. Development costs are deferred if they meet certain specified criteria which relate to the identification of costs, future benefits and funding requirements. Where development costs do not meet such criteria, they are expensed as incurred. Government grants, which are not refundable are disclosed as a reduction of the related cost. Management periodically assesses the underlying value of deferred development costs by reference to business plans and estimated future cash flows and records write-downs where appropriate.

(f) REVENUE RECOGNITION:

    The Company recognizes revenue when title has passed to the customer, the collectability of the consideration is measurable and the Company has no significant remaining performance obligations. This includes revenues from sales to resellers which are recorded in accordance with their terms when the resellers have no right of return and the Company has no other remaining performance obligations. The Company recognizes sales of equipment, to related parties, in revenues and related costs in cost of sales as the Company takes title to and holds the equipment, bearing all of the risks and rewards of

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)
                      (UNAUDITED--PREPARED BY MANAGEMENT)

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

3.  SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

ownership, prior to sale, and bears the same risks as for sales to unrelated parties after sale, including the risks related to collection of receivables.

(g) FINANCIAL INSTRUMENTS:

    The Company accounts for financial instruments at cost. The carrying amounts reported in the balance sheet for cash, accounts receivable, due from related parties, accounts payable and accrued liabilities, capital tax payable and due to directors and officers are estimated by management to approximate their fair values, due to the short-term maturity of these instruments. The Company has no outstanding derivative instruments, or other instruments with credit or interest rate risk.

(h) USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant areas requiring the use of management estimates relate to the collectability of the amounts due from related parties. Actual amounts may differ from these estimates.

(i) UNAUDITED INTERIM FINANCIAL STATEMENTS:

    The financial statements as at September 30, 1999 and October 31, 1998 are unaudited; however, such financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair presentation of the results for the interim periods presented.

4.  RELATED PARTY TRANSACTIONS:

(a) TRANSACTIONS WITH RELATED PARTIES:

    During the period, the Company was charged $348,615 (October 31, 1998--$136,583), for services rendered and $349,348 (October 31, 1998--$214,500)
in salaries.

    Included in revenues and cost of sales are revenues and related costs associated with equipment sales to BrainTech, Inc. and Techwest
Management Inc., companies with certain common shareholders and directors to the Company.

(b) DUE FROM RELATED PARTIES:

    At September 30, 1999, the Company was owed $236,747 (October 31, 1998--$247,122) with respect to costs incurred by the Company on behalf of BrainTech Inc. and TechWest Management Inc., companies with directors in common. These amounts are unsecured, payable on demand and bear no interest.

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)
                      (UNAUDITED--PREPARED BY MANAGEMENT)

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

5.  CAPITAL ASSETS:

                                                                     SEPTEMBER 30, 1999
                                                           --------------------------------------
                                                                        ACCUMULATED       NET
                                                              COST      AMORTIZATION   BOOK VALUE
                                                           ----------   ------------   ----------
Furniture and fixtures...................................  $  447,553    $  114,966    $  332,587
Computer equipment.......................................     820,239       360,219       460,020
Trade show assets........................................     124,020        24,011       100,009
Computer software........................................      97,210        35,372        61,838
Leasehold improvements...................................     715,991       575,250       140,741
                                                           ----------    ----------    ----------
                                                           $2,205,013    $1,109,818    $1,095,195
                                                           ==========    ==========    ==========

                                                                      OCTOBER 31, 1998
                                                           --------------------------------------
                                                                        ACCUMULATED       NET
                                                              COST      AMORTIZATION   BOOK VALUE
                                                           ----------   ------------   ----------
Furniture and fixtures...................................  $  125,737    $   80,381    $   45,356
Computer equipment.......................................     461,189       250,561       210,628
Trade show assets........................................     111,721         5,586       106,135
Computer software........................................      98,440        59,550        38,890
Leasehold improvements...................................     707,277       504,497       202,780
                                                           ----------    ----------    ----------
                                                           $1,504,364    $  900,575    $  603,789
                                                           ==========    ==========    ==========

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)
                      (UNAUDITED--PREPARED BY MANAGEMENT)

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

6.  SHARE CAPITAL:

    Authorized:

    94,148,696 common shares without nominal or par value.

    Issued:

                                                                    NUMBER
                                                                  OF SHARES      AMOUNT
                                                                  ----------   -----------
    Balance, April 30, 1995.....................................  12,719,217   $ 5,451,969
    Cancellation of escrow shares (a)...........................  (1,926,908)      --
                                                                  ----------   -----------
    Balance, April 30, 1996.....................................  10,792,309     5,451,969

    Shares issued on exercise of special warrants...............   7,683,000     1,754,500
    Shares issued on exercise of non-transferable warrants......     404,500       202,250
    Cancellation of shares (a)..................................  (3,924,396)      --
    Shares issued for settlement of debt........................   1,489,446       372,362
    Performance shares issued for cash..........................     750,000         7,500
    Shares issued on exercise of options........................     123,000        44,280
    Less share issue costs......................................      --           (93,437)
                                                                  ----------   -----------
    Balance, April 30, 1997.....................................   7,317,859     7,739,424

    Shares issued on exercise of non-transferable warrants......   4,203,100     2,106,500
    Shares issued on exercise of options........................     699,000       352,100
    Shares issued to a director in satisfaction of a royalty
      claim.....................................................     100,000        25,000
    Special warrants converted to shares........................   4,450,000     1,293,750
                                                                  ----------   -----------
    Balance, April 30, 1998.....................................  26,769,959    11,516,774

    Special warrants converted to shares........................     500,000     1,200,000
                                                                  ----------   -----------
    Balance, December 31, 1998..................................  27,269,959    12,716,774

    Shares issued on exercise of non-transferable warrants......   5,467,900     2,669,950
    Shares issued on exercise of options........................     604,000       442,695
    Special warrants converted to shares........................   9,724,611     4,233,098
    Shares issued for cash......................................   2,746,833     6,712,155
    Shares issued for financial advisory services (e)...........     250,000       160,000
    Less share issue costs......................................      --          (387,794)
                                                                  ----------   -----------
    Balance, September 30, 1999.................................  46,063,303   $26,546,878
                                                                  ==========   ===========

    Unless otherwise indicated, common shares issued for non-cash consideration are valued at their market value at date of issuance.

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)
                      (UNAUDITED--PREPARED BY MANAGEMENT)

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

6.  SHARE CAPITAL: (CONTINUED)

(a) ESCROW SHARES:

    Included in issued shares at September 30, 1999 are 1,030,378 shares (October 31, 1998--1,030,378) held in escrow to be released based on a cash flow formula.

    On November 22, 1995, 1,926,908 escrowed shares held by a former director were cancelled by the Company. During the year ended April 30, 1997 the Company offered one free trading share in exchange for 6.4 escrow shares held under safekeeping agreement dated January 11, 1991. As a result, 3,924,396 shares were cancelled and 726,758 shares were released from escrow.

(b) STOCK OPTIONS:

    (i) The following stock options were outstanding at September 30, 1999:

 NUMBER     EXERCISE PRICE
OF SHARES     PER SHARE         EXPIRY DATE
---------   --------------   -----------------
  855,000       $0.50              May 1, 2001
  246,000       $0.36        February 12, 2002
   30,000       $0.82           March 26, 2002
  535,000       $0.70        December 16, 2002
  390,000       $0.36          October 6, 2003
  637,500       $1.14           April 24, 2004
  172,500       $1.35           April 29, 2004
1,090,000       $2.33            June 17, 2004

    (ii) The following stock options were outstanding at October 31, 1998:

 NUMBER     EXERCISE PRICE
OF SHARES     PER SHARE         EXPIRY DATE
---------   --------------   -----------------
  885,000       $0.50              May 1, 2001
  267,000       $0.36        February 12, 2002
   40,000       $0.50        February 12, 2002
   93,000       $0.82           March 26, 2002
  740,000       $0.70        December 16, 2002
  555,000       $0.36          October 6, 2003

    Stock options are granted five years prior to the expiry date at exercise prices that are based on market prices at the date of grant.

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)
                      (UNAUDITED--PREPARED BY MANAGEMENT)

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

6.  SHARE CAPITAL: (CONTINUED)

(c) SHARE PURCHASE WARRANTS:

    (i) The following non-transferable share purchase warrants were outstanding at September 30, 1999:

 NUMBER     EXERCISE PRICE
OF SHARES     PER SHARE            EXPIRY DATE
---------   --------------   -----------------------
  750,000       $ 0.92              October 24, 1999
   90,000       $ 0.32          To November 19, 1999
                $ 0.37        From November 20, 1999
                                to November 19, 2000
  125,000       $ 0.60            To January 5, 2000
                $ 0.75          From January 6, 2001
                                  To January 5, 2001
  600,000       $ 0.28           To January 14, 2000
                $ 0.32         From January 15, 2000
                                 to January 14, 2001
  737,684       $0.265U.S.        To January 7, 2000
                $0.305U.S.      From January 8, 2000
                                  to January 7, 2001
2,491,500       $ 0.35            To January 7, 2000
                $ 0.37          From January 8, 2000
                                  to January 7, 2001
1,528,527       $0.383U.S.          To April 7, 2000
                $0.385U.S.        From April 8, 2000
                                    to April 7, 2001
3,000,000       $ 0.55             To April 14, 2000
                $ 0.63           From April 15, 2000
                                   to April 14, 2001
2,746,833       $ 1.64U.S.     To September 13,2000
                $ 1.89U.S.   From September 14, 2000
                               To September 13, 2001

    At October 31, 1998, 3,075,400 share purchase warrants were outstanding and due to expire on November 7, 1998. At September 30, 1999, the Company was awaiting regulatory approval to have these warrants extended to October 31, 1999, therefore, these warrants are not disclosed as outstanding at September 30, 1999.

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)
                      (UNAUDITED--PREPARED BY MANAGEMENT)

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

6.  SHARE CAPITAL: (CONTINUED)

    (ii) The following non-transferable share purchase warrants were outstanding at October 31, 1998:

 NUMBER     EXERCISE PRICE
OF SHARES     PER SHARE            EXPIRY DATE
---------   --------------   -----------------------
3,075,400       $0.575              November 7, 1998
  450,000       $0.465                April 16, 1999
3,000,000       $ 0.43                April 16, 1999
1,000,000       $ 0.92           To October 23, 1999

    Share purchase warrants are generally issued two years prior to their expiry date.

(d) SPECIAL WARRANTS:

    (i) As at September 30, 1999 all special warrants had been exercised.

    (ii) At October 31, 1998, 500,000 special warrants were deemed to have been exercised for one common share and one non-transferable share purchase warrant. As at October 31, 1998 the corresponding common shares had not been issued. The non-transferable share purchase warrants will have the following terms:

 NUMBER     EXERCISE PRICE
OF SHARES     PER SHARE            EXPIRY DATE
---------   --------------   -----------------------
  500,000       $ 0.92           To October 23, 1999

(e) COMMITMENT RELATED TO INVESTMENT ADVISORY SERVICES:

    During the nine month period ended October 31, 1998, the Company entered into an agreement, which subject to regulatory approval, provides for the issuance of 100,000 common shares and 125,000 share purchase warrants exercisable at $0.60--$0.75 per share for a two year period. The value assigned to these equity instruments of $75,000 has been expensed during the nine month period ending October 31, 1998 and deficit, accumulated during the development stage, as at October 31, 1998 has been increased by $75,000 from the amount previously reported.

(f) SHARES ISSUED FOR FINANCIAL ADVISORY AND CONSULTING SERVICES:

    During the quarter ended September 30, 1999, 250,000 shares were issued for services pursuant to a financial advisory and consulting agreement. The market value at the date of the agreement was $0.64 per share.

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)
                      (UNAUDITED--PREPARED BY MANAGEMENT)

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

7.  INCOME TAXES:

    The Company has non-capital losses for income tax purposes of approximately $14,005,000 which are available to reduce taxable income of future years, the benefit of which has not been recorded in the accounts and which expire as follows:

1999........................................................  $   770,000
2000........................................................    1,285,000
2001........................................................      --
2002........................................................      650,000
2003........................................................    3,600,000
2004........................................................    2,200,000
2005........................................................    1,650,000
2006........................................................    3,850,000
                                                              -----------
                                                              $14,005,000
                                                              ===========

8.  LITIGATION:

    The Company is engaged in the following litigation:

(a) During the year ended April 30, 1997, a former director of the Company commenced legal proceedings against the Company for $276,000 alleged to be owing to him for unpaid consulting fees and funds loaned or advanced on behalf of the Company. The Company has filed a defense and counterclaim.

(b) During the year ended April 30, 1997, four former directors commenced legal proceedings against the Company and certain of its present directors claiming unspecified damages for libel. The Company has filed a defense.

(c) During the year ended April 30, 1996 the Company commenced legal proceedings against former directors and officers of the Company, companies related to a former director, and the Company's former solicitors and auditors. The relief claimed included damages for breach of fiduciary duty and negligence, an injunction preventing the sale of a computer program named "E-Glue", and an order setting aside a disputed general security agreement against the Company's assets. 484117 B.C. Ltd., a company controlled by a former director, filed a counterclaim alleging that the Company was indebted to it in the amount of $1,495,594 as at November 4, 1994, and seeking to enforce the disputed general security agreement. The Company's former auditors filed a counterclaim for approximately $50,000 alleged to be owing for professional services.

(d) On January 11, 1999 parties related to a former director commenced proceedings against the Company claiming damages for abuse of process. The Company has filed a defense and counterclaim.

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)
                      (UNAUDITED--PREPARED BY MANAGEMENT)

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

8.  LITIGATION: (CONTINUED)

    While the ultimate outcomes of these claims are uncertain, management of the Company believes it will be successful in defending these actions and accordingly no amounts have been provided in these financial statements.

9.  COMMITMENTS:

    The Company has the following minimum lease payments under operating leases for its premises:

1999........................................................  $  118,000
2000........................................................     418,000
2001........................................................     428,000
2002........................................................     445,000
2003........................................................     379,000
                                                              ----------
                                                              $1,788,000
                                                              ==========

    Pursuant to an agreement with a company with certain common shareholders and directors of the Company, approximately $100,000 of these amounts are recoverable for the fiscal years from 1999 to 2002, and approximately $70,000 for the fiscal year ending 2003.

10. UNCERTAINTY DUE TO THE YEAR 2000 ISSUE:

    The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems, which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure, which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

11. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

    These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP") in Canada, of which conform, in all material respects, with those in the United States except as described below:

(a) INCOME TAXES:

    Under the asset and liability method of United States Statement of Financial Accounting Standards No. 109 ("FAS 109"), deferred income tax assets and liabilities are measured using enacted tax rates for the future income tax consequences attributable to differences between the financial

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)
                      (UNAUDITED--PREPARED BY MANAGEMENT)

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

11. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES: (CONTINUED)

statement carrying amount of existing assets and liabilities and their respective tax bases. The application of the provisions of FAS 109 on the Company's balance sheet would result in no net difference in deferred taxes from that reported under Canadian GAAP. At September 30, 1999, the gross deferred tax asset amount relating to a non-capital loss carry forward was $5,602,000 which is reduced by a valuation allowance of $5,602,000 as management does not consider that it is more likely than not that such assets will be realized in the carry forward period. There was no deferred tax liability.

(b) STOCK-BASED COMPENSATION:

    For United States GAAP purposes, the Company has elected to follow the disclosure-only provisions under Statement of Financial Accounting Standards No. 123 ("FAS 123"), "Accounting for Stock-Based Compensation", and applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its stock-based compensation to employees. Accordingly, the Company's stock-based compensation expense is measured based on the intrinsic value of the option on the date of grant. FAS 123 requires companies that continue to follow APB 25 to disclose the impact of applying the fair value method of FAS 123.

    Under the intrinsic value method of APB 25, the stock option compensation is the excess, if any, of the quoted market value of the stock at the measurement date of the grant over the amount an optionee must pay to acquire the stock. Accordingly, stock-based compensation for the nine month periods ended
September 30, 1999, and October 31, 1998, for United States GAAP purposes, would be $1,223,100 and $44,400 respectively.

    Had stock compensation expense for the Company's stock option plan been determined based on the fair value methodology under FAS 123, the Company's net loss would have increased for the nine month periods ended September 30, 1999, and October 31, 1998 by $3,377,289 and $162,016, respectively. In addition, the Company's loss per share under United States GAAP for the nine month periods ended September 30, 1999 and October 31, 1998 would have been $0.22 and $0.09, respectively.

    The fair value for the options was estimated using the Black-Scholes option pricing model with the following assumptions: Expected volatility of 70%, risk-free interest rate ranging from 5.3% to 6.3%, expected life of five years, and a 0% dividend yield.

    The weighted-average fair value of stock options granted for the nine month periods ended September 30, 1999 and October 31, 1998 are $1.63 and $0.29, respectively.

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)
                      (UNAUDITED--PREPARED BY MANAGEMENT)

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

11. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES: (CONTINUED)

    A summary of the Company's stock option activity is as follows:

                                                          OUTSTANDING OPTIONS
                                                     -----------------------------
                                                       NUMBER     WEIGHTED AVERAGE
                                                     OF SHARES     EXERCISE PRICE
                                                     ----------   ----------------
Balances at April 30, 1996.........................     --            -$-
  Options granted..................................  2,308,000          0.49
  Options exercised................................   (123,000)         0.36
  Options canceled.................................   (120,000)         0.50
                                                     ---------         -----
Balances at April 30, 1997.........................  2,065,000          0.50
  Options granted..................................    800,000          0.70
  Options exercised................................   (699,000)         0.50
  Options canceled.................................    (45,000)         0.68
                                                     ---------         -----
Balances at April 30, 1998.........................  2,121,000          0.57
  Options granted..................................    555,000          0.36
  Options exercised................................     --            --
  Options canceled.................................    (96,000)         0.55
                                                     ---------         -----
Balances at December 31, 1998......................  2,580,000          0.52
  Options granted..................................  2,070,000          1.79
  Options exercised................................   (604,000)         0.73
  Options canceled.................................    (90,000)         0.63
                                                     ---------         -----
Balances at September 30, 1999.....................  3,956,000         $1.15
                                                     =========         =====

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)
                      (UNAUDITED--PREPARED BY MANAGEMENT)

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

11. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES: (CONTINUED)

(c) DEVELOPMENT STAGE ENTERPRISES:

    For United States GAAP purposes, Statement of Financial Accounting Standards No. 7, "Development Stage Enterprises", the Company would be defined to be a development stage enterprise which would require the following additional disclosures:

    (i) The amounts in the consolidated statement of operations and deficit accumulated during the development stage would be presented on a cumulative basis from the Company's inception which is summarized as follows:

        Revenues....................................................  $ 1,539,921
        Cost of sales (exclusive of amortization and other costs
          disclosed separately below)...............................      554,462
                                                                      -----------
                                                                          985,459

        Operating expenses:
          Amortization..............................................    1,154,255
          Bad debts.................................................      277,841
          Employee wages and benefits...............................    3,775,968
          Filing and transfer fees..................................      210,108
          Investment advisory services..............................      235,000
          Marketing.................................................    3,353,170
          Office, printing and sundry...............................    1,956,677
          Professional fees.........................................    4,348,646
          Research and development..................................    4,188,392
                                                                      -----------
                                                                       19,500,057
                                                                      -----------
        Loss before undernoted......................................   18,514,598
        Other income................................................     (442,465)
                                                                      -----------
        Loss accumulated during the development stage
          under U.S. GAAP...........................................  $18,072,133
                                                                      ===========

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)
                      (UNAUDITED--PREPARED BY MANAGEMENT)

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

11. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES: (CONTINUED)

    (ii) The amounts in the consolidated statement of cash flows would also be presented on a cumulative basis from the Company's inception which is summarized as follows:

        Operating activities:
          Loss accumulated during the development stage.............  $(18,072,133)
          Items not involving the use of cash:
            Amortization............................................     1,154,255
            Other...................................................     1,625,886
          Changes in non-cash operating working capital items.......      (233,122)
                                                                      ------------
                                                                       (15,525,114)

        Investing activities........................................    (1,830,768)

        Financing activities........................................    25,778,598
                                                                      ------------
        Increase in cash and cash equivalents during the
          development stage.........................................     8,422,716

        Cash, inception of development stage........................           (57)
                                                                      ------------
        Cash and cash equivalents, September 30, 1999...............  $  8,422,659
                                                                      ============

   (iii) A cumulative statement of stockholders' equity would be presented as follows:

                                                           SHARE CAPITAL                        RETAINED
                                                      -----------------------     SPECIAL       EARNINGS
                                                        NUMBER      ASSIGNED     WARRANTS      (DEFICIT)
                                                      ----------   ----------   -----------   ------------
   Balance, inception of development stage..........   1,044,719   $  526,961   $   --        $    382,003
   Shares issued for cash...........................     400,000      100,000       --             --
   Loss for the year................................      --           --           --             (90,976)
                                                      ----------   ----------   -----------   ------------
   Balance, April 30, 1990..........................   1,444,719      626,961                      291,027

   Shares issued for acquisition of subsidiary......   6,660,452    1,105,231       --             --
   Shares issued as settlement for debt.............     900,000      225,000       --             --
   Loss for the year................................      --           --           --          (2,237,102)
                                                      ----------   ----------   -----------   ------------
   Balance, April 30, 1991..........................   9,005,171    1,957,192       --          (1,946,075)

   Shares issued for cash...........................     500,000      200,000       --             --
   Shares issued for cash...........................     220,000      198,000       --             --
   Loss for the year................................      --           --           --            (431,506)
                                                      ----------   ----------   -----------   ------------
   Balance, April 30, 1992..........................   9,725,171    2,355,192       --          (2,377,581)

   Shares issued for cash...........................     783,000      567,250       --            (781,817)
   Loss for the year................................      --           --           --             --
                                                      ----------   ----------   -----------   ------------
   Balance, April 30, 1993..........................  10,508,171    2,922,442       --          (3,159,398)

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)
                      (UNAUDITED--PREPARED BY MANAGEMENT)

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

11. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES: (CONTINUED)

                                                           SHARE CAPITAL                        RETAINED
                                                      -----------------------     SPECIAL       EARNINGS
                                                        NUMBER      ASSIGNED     WARRANTS      (DEFICIT)
                                                      ----------   ----------   -----------   ------------
   Shares issued as a finders fee...................      53,881       92,675       --             --
   Shares issued for cash...........................   1,588,550    1,671,710       --             --
   Shares issued as settlement for debt.............     406,450      705,141       --             --
   Loss for the year................................      --           --           --          (2,256,961)
                                                      ----------   ----------   -----------   ------------
   Balance, April 30, 1994..........................  12,557,052    5,391,968       --          (5,416,359)

   Shares issued as settlement for debt.............     162,165       60,001       --             --
   Earnings for the year............................      --           --           --             277,200
                                                      ----------   ----------   -----------   ------------
   Balance, April 30, 1995..........................  12,719,217    5,451,969       --          (5,139,159)

   Cancellation of escrow shares....................  (1,926,908)      --           --             --
   Loss for the year................................      --           --           --            (898,154)
                                                      ----------   ----------   -----------   ------------
   Balance, April 30, 1996..........................  10,792,309    5,451,969       --          (6,037,313)

   Special warrants issued..........................      --           --         3,250,500        --
   Shares issued on exercise of special warrants....   7,683,000    1,754,500    (1,754,500)       --
   Shares issued on exercise of non-transferable
     warrants.......................................     404,500      202,250      (202,250)       --
   Cancellation of shares...........................  (3,924,396)      --           --             --
   Shares issued as settlement for debt.............   1,489,446      372,362       --             --
   Performance shares issued for cash...............     750,000        7,500       --             --
   Shares issued on exercise of options.............     123,000       44,280       --             --
   Share issue costs................................      --          (93,437)      --             --
   Loss for the year................................      --           --           --          (2,002,863)
                                                      ----------   ----------   -----------   ------------
   Balance, April 30, 1997..........................  17,317,859    7,739,424     1,293,750     (8,040,176)

   Shares issued on exercise of non-transferable
     warrants.......................................   4,203,100    2,106,500       --             --
   Shares issued on exercise of options.............     699,000      352,100       --             --
   Shares issued in satisfaction of a
     royalty claim..................................     100,000       25,000       --             --
   Special warrants converted to shares.............   4,450,000    1,293,750    (1,293,750)       --
   Special warrants issued..........................      --           --         1,200,000        --
   Loss for the year................................      --           --           --          (2,409,390)
                                                      ----------   ----------   -----------   ------------
   Balance, April 30, 1998..........................  26,769,959   11,516,774     1,200,000    (10,449,566)

   Shares issued on exercise of special warrants....     500,000    1,200,000    (1,200,000)       --
   Special warrant subscriptions....................      --           --           997,082        --
   Loss for the period..............................      --           --           --          (1,936,683)
                                                      ----------   ----------   -----------   ------------
   Balance, December 31, 1998.......................  27,269,959   12,716,774       997,082    (12,386,249)

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)
                      (UNAUDITED--PREPARED BY MANAGEMENT)

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

11. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES: (CONTINUED)

                                                           SHARE CAPITAL                        RETAINED
                                                      -----------------------     SPECIAL       EARNINGS
                                                        NUMBER      ASSIGNED     WARRANTS      (DEFICIT)
                                                      ----------   ----------   -----------   ------------
   Shares issued on exercise of
     non-transferable warrants......................   5,467,900    2,669,950       --             --
   Shares issued on exercise of options.............     604,000      442,695       --             --
   Shares issued on exercise of special warrants....   9,724,611    3,962,990      (997,082)       --
   Shares issued for cash...........................   2,746,833    6,652,692       --             --
   Shares issued for financial advisory services....     250,000      160,000       --             --
   Loss for the period..............................      --           --           --          (5,303,881)
                                                      ----------   ----------   -----------   ------------
   Balance, September 30, 1999......................  46,063,303   26,605,101       --         (17,690,130)
                                                      ==========   ==========   ===========   ============

       Identification as a development stage enterprise would not impact the measurement principles applied.

(d) RESEARCH AND DEVELOPMENT:

    For United States GAAP purposes, Statement of Financial Accounting Standards No. 2, "Research and Development Expenditures", requires development costs to be expensed as incurred. Under Canadian GAAP, such expenses are deferred if they meet specified criteria. To date, no costs have been deferred under Canadian GAAP and, accordingly, no difference has arisen to the amounts that could be reported under United States GAAP.

(e) LOSS PER SHARE:

    For United States GAAP purposes, 1,030,378 shares held in escrow as at September 30, 1999 (October 31, 1998--1,030,378) are considered contingently issuable. Accordingly, these shares have been excluded from the weighted average number of shares outstanding for the purposes of calculating loss per shares amounts. To the extent that common shares held in escrow are releasable based on the achievement of performance measures and such shares are held by employees of the Company, compensation expense will be recognized under United States GAAP at the date the shares became releasable for the difference between the market value of the shares at that date and the nominal consideration originally paid.

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)
                      (UNAUDITED--PREPARED BY MANAGEMENT)

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

11. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES: (CONTINUED)

(f) SUMMARY OF UNITED STATES GAAP ADJUSTMENTS:

    The following table sets forth the effect on the loss for the period and loss per share:

                                                               NINE MONTHS ENDED      NINE MONTHS ENDED
                                                               SEPTEMBER 30, 1999     OCTOBER 31, 1998
                                                              --------------------   -------------------
        Loss determined under Canadian GAAP.................       $4,080,781            $2,112,089
        Expenses relating to stock-based compensation.......        1,223,100                44,400
                                                                   ----------            ----------
        Loss determined under United States GAAP............       $5,303,881            $2,156,489
                                                                   ==========            ==========
        Weighted average number of shares outstanding,
          United States GAAP................................       34,077,618            25,466,417
                                                                   ==========            ==========
        Loss per share under United States GAAP.............       $     0.16            $     0.08
                                                                   ==========            ==========

    There would be no impact from the above adjustments on total assets or shareholders' equity reported under Canadian GAAP at September 30, 1999 and October 31, 1998.

(g) STATEMENT OF CASH FLOWS:

    Cash flows from operating, financing and investing activities under United States GAAP would be presented as follows:

                                                               NINE MONTHS ENDED      NINE MONTHS ENDED
                                                               SEPTEMBER 30, 1999     OCTOBER 31, 1998
                                                              --------------------   -------------------
        Cash flows from:
          Operating activities..............................      $(3,431,378)           $(2,334,843)
          Financing activities..............................       12,618,022                484,604
          Investing activities..............................       (1,081,329)              (308,575)
                                                                  -----------            -----------
        Increase (decrease) in cash and cash equivalents....      $ 8,105,315            $(2,158,814)
                                                                  ===========            ===========

                      CONSOLIDATED FINANCIAL STATEMENTS OF

                             SIDEWARE SYSTEMS INC.
                      (a Company in the Development Stage)

                        (EXPRESSED IN CANADIAN DOLLARS)

                      EIGHT MONTHS ENDED DECEMBER 31, 1998
                   YEARS ENDED APRIL 30, 1998, 1997 AND 1996

AUDITORS' REPORT TO THE SHAREHOLDERS

    We have audited the consolidated balance sheets of Sideware Systems Inc. as at December 31, 1998 and April 30, 1998 and the consolidated statements of operations and deficit and changes in financial position for the eight months ended December 31, 1998 and the years ended April 30, 1998, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1998 and April 30, 1998 and the results of its operations and the changes in its financial position for the eight months ended December 31, 1998 and years ended April 30, 1998, 1997 and 1996 in accordance with generally accepted accounting principles in Canada. As required by the Company Act (British Columbia) we report that, in our opinion, these principles have been applied on a basis consistent with that of the preceding period.

    Significant measurement differences between Canadian and United States accounting principles as they affect these consolidated financial statements are explained and quantified in note 13.

Chartered Accountants

Vancouver, Canada

April 15, 1999, except as
to note 12 which is as of
April 30, 1999

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-U.S. REPORTING CONFLICT

    In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cause substantial doubt on the Company's ability to continue as a going concern, such as those described in note 2 to the financial statements. Our report to the shareholders dated
April 15, 1999, except as to note 12 which is as of April 30, 1999, is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.

Chartered Accountants

Vancouver, Canada

April 15, 1999, except as
to note 12 which is as of
April 30, 1999

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

                          CONSOLIDATED BALANCE SHEETS

                        (EXPRESSED IN CANADIAN DOLLARS)

                                                              DECEMBER 31,
                                                                  1998        APRIL 30, 1998
                                                              -------------   ---------------
                                                                               (RESTATED--
                                                                               NOTE 6(E))
                                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $    317,344     $  1,837,779
  Accounts receivable:
    Trade...................................................        35,181           51,340
    Other (note 4(a)).......................................       200,000         --
  Due from related parties (note 4(b))......................       375,315            2,237
  Inventory.................................................        44,105         --
  Prepaid expenses..........................................        98,408          133,104
                                                              ------------     ------------
                                                                 1,070,353        2,024,460
Deposit on lease............................................         8,213            8,213
Capital assets (note 5).....................................       646,529          551,396
                                                              ------------     ------------
                                                              $  1,725,095     $  2,584,069
                                                              ============     ============

                            LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued liabilities..................  $    197,768     $    215,411
  Capital tax payable.......................................         7,100            7,100
  Due to officer (note 4(c))................................        73,870         --
                                                              ------------     ------------
                                                                   278,738          222,511

Shareholders' equity:
  Share capital (note 6)....................................    12,716,774       11,516,774
  Special warrants (note 6(d))..............................       977,082        1,200,000
  Commitment related to investment advisory services
    (note 6(e)).............................................        75,000           75,000
  Deficit accumulated during the development stage..........   (12,322,499)     (10,430,216)
                                                              ------------     ------------
                                                                 1,446,357        2,361,558

Future operations (note 2)
Litigation (note 9)
Commitments (note 10)
Uncertainty due to the Year 2000 Issue (note 11)
Subsequent events (note 12)
                                                              ------------     ------------
                                                              $  1,725,095     $  2,584,069
                                                              ============     ============

    Approved by the Board:

                  (Signed)                                       (Signed)
                  Director                                       Director

          See accompanying notes to consolidated financial statements.

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

               CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

                        (EXPRESSED IN CANADIAN DOLLARS)

                                                                               YEARS ENDED APRIL 30,
                                                 EIGHT MONTHS ENDED   ---------------------------------------
                                                 DECEMBER 31, 1998       1998          1997          1996
                                                 ------------------   -----------   -----------   -----------
                                                                      (RESTATED--
                                                                      NOTE 6(E))
Revenue:
  Sales to unrelated parties...................     $    29,383       $    26,782   $    69,748   $    25,000
  Equipment sales to related parties
    (note 4(a))................................         129,150           --            --            --
  License fee..................................        --                 --            --              2,972
                                                    -----------       -----------   -----------   -----------
                                                        158,533            26,782        69,748        27,972
Cost of sales (exclusive of amortization and
  other costs disclosed separately below):
  Sales to unrelated parties...................          20,350            18,178         9,094           382
  Equipment sales to related parties
    (note 4(a))................................         120,068           --            --            --
                                                    -----------       -----------   -----------   -----------
                                                        140,418            18,178         9,094           382
                                                    -----------       -----------   -----------   -----------
Gross margin...................................          18,115             8,604        60,654        27,590
Interest income................................          41,734            27,897           865         2,254
                                                    -----------       -----------   -----------   -----------
                                                         59,849            36,501        61,519        29,844
Operating expenses:
  Bad debts....................................          30,801            36,349       --            --
  Amortization.................................         137,392           152,335       122,674       196,714
  Employee wages and benefits..................         401,843           360,143       176,731       154,969
  Filing and transfer fees.....................          12,241            21,907        49,360         5,222
  Investment advisory services (note 6(e)).....        --                  75,000       --            --
  Office, printing and sundry..................         124,375           167,228       107,575        44,703
  Professional fees............................         356,820           620,845       961,245       255,527
  Marketing....................................         581,764           635,498       418,764        62,131
  Facilities...................................          94,705            76,707        72,667        66,606
  Research and development, net of government
    grants of $25,730 (April 30, 1998, 1997 and
    1996--$nil)................................         353,238           301,258       129,877       --
  Foreign exchange loss (gain).................        (141,047)          (33,479)        6,139       --
  Capital taxes................................        --                   7,100       --            --
                                                    -----------       -----------   -----------   -----------
                                                      1,952,132         2,420,891     2,045,032       785,872
                                                    -----------       -----------   -----------   -----------
Loss before non-operating items................       1,892,283         2,384,390     1,983,513       756,028
Value assigned to shares issued to a director
  in satisfaction of a royalty claim...........        --                  25,000       --            --
Write-down of deferred development costs and
  software.....................................        --                 --          2,604,115       --
Other items (note 8)...........................        --                 --            --             94,269
                                                    -----------       -----------   -----------   -----------
                                                       --                  25,000     2,604,115        94,269
                                                    -----------       -----------   -----------   -----------
Loss for the period, carried forward...........       1,892,283         2,409,390     4,587,628       850,297
Loss for the period, brought forward...........     $ 1,892,283       $ 2,409,390   $ 4,587,628   $   850,297
Deficit, accumulated during the development
  stage, beginning of period...................      10,430,216         8,020,826     3,433,198     2,582,901
                                                    -----------       -----------   -----------   -----------
Deficit, accumulated during the development
  stage, end of period.........................     $12,322,499       $10,430,216   $ 8,020,826   $ 3,433,198
                                                    ===========       ===========   ===========   ===========
Loss per share.................................     $      0.07       $      0.11   $      0.29   $      0.07
                                                    ===========       ===========   ===========   ===========
Weighted average number of shares
  outstanding..................................      26,908,735        21,430,724    15,705,723    11,594,747
                                                    ===========       ===========   ===========   ===========

          See accompanying notes to consolidated financial statements.

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION

                        (EXPRESSED IN CANADIAN DOLLARS)

                                                                            YEARS ENDED APRIL 30,
                                               EIGHT MONTHS ENDED   -------------------------------------
                                               DECEMBER 31, 1998       1998          1997         1996
                                               ------------------   -----------   -----------   ---------
                                                                    (RESTATED--
                                                                    NOTE 6(E))
Cash provided by (used for):

Operations:
  Loss for the period........................     $(1,892,283)      $(2,409,390)  $(4,587,628)  $(850,297)
  Items not involving the use of cash:
    Amortization.............................         137,392           152,335       122,674     196,714
    Write-down of deferred development costs
      and software...........................        --                 --          2,604,115      --
    Investment advisory services to be
      settled by equity instruments
      (note 6(e))............................        --                  75,000       --           --
  Changes in non-cash operating working
    capital:
    Accounts receivable......................        (183,841)           81,475       (86,445)    (21,543)
    Due from related parties.................        (373,078)          173,633       (81,370)    (94,500)
    Inventory................................         (44,105)            7,651        (7,651)     --
    Prepaid expenses.........................          34,696           (91,841)       37,684     (78,947)
    Accounts payable and accrued
      liabilities............................         (17,643)           75,931       (81,941)     (8,076)
                                                  -----------       -----------   -----------   ---------
                                                   (2,338,862)       (1,935,206)   (2,080,562)   (856,649)

Financing:
  Payable to directors and officers..........          73,870          (243,233)      (60,143)    156,446
  Shares issued for cash on exercise of
    warrants and options.....................        --               2,458,600     1,907,593      --
  Special warrants issued for cash...........         977,082         1,200,000     1,293,750      --
  Shares issued for settlement of debt.......        --                 --            372,362      --
  Performance shares issued for cash.........        --                 --              7,500      --
  Value assigned to shares issued in
    satisfaction of a royalty claim..........        --                  25,000       --           --
  Share subscriptions receivable.............        --                 --           (776,104)    776,104
                                                  -----------       -----------   -----------   ---------
                                                    1,050,952         3,440,367     2,744,958     932,550

Investments:
  Purchase of capital assets.................        (232,525)         (336,803)       (3,498)     (3,501)
  Deferred development costs.................        --                 --            --          (47,857)
  Deposit on lease, net......................        --                 --              8,212     (11,292)
                                                  -----------       -----------   -----------   ---------
                                                     (232,525)         (336,803)        4,714     (62,650)
                                                  -----------       -----------   -----------   ---------

Increase (decease) in cash and cash
  equivalents................................      (1,520,435)        1,168,358       669,110      13,251

Cash and cash equivalents, beginning of
  period.....................................       1,837,779           669,421           311     (12,940)
                                                  -----------       -----------   -----------   ---------
Cash and cash equivalents, end of period.....     $   317,344       $ 1,837,779   $   669,421   $     311
                                                  ===========       ===========   ===========   =========

          See accompanying notes to consolidated financial statements.

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

                   CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

                        (EXPRESSED IN CANADIAN DOLLARS)

                      EIGHT MONTHS ENDED DECEMBER 31, 1998
                   YEARS ENDED APRIL 30, 1998, 1997 AND 1996

1.  GENERAL:

    The Company was incorporated in 1983 under the Company Act (British Columbia). Its principal business activity is developing and marketing of software. During the year ended April 30, 1998, the Company changed its name from Jot-It! Software Corp. to Sideware Systems Inc.

2.  FUTURE OPERATIONS:

    At December 31, 1998, the Company is in the business of developing and marketing computer software technology solutions with a principal focus on the e-commerce market. To date, the Company has not generated significant revenues from these operations. For financial reporting purposes, the Company is considered to be in the development stage and the accompanying financial statements are those of a development stage enterprise.

    As at December 31, 1998, the Company has an accumulated deficit of $12,322,499 and incurred a loss of $1,892,283 during the eight months ended December 31, 1998. In addition, the Company is the defendant in a number of legal proceedings and claims, the maximum potential losses under which are material (note 9). The Company has filed counterclaims on certain of these claims. These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern. Accordingly, they do not give effect to adjustments that would be necessary should the Company be unable to continue as a going concern. The Company's continuance as a going concern is dependent upon its ability to obtain adequate equity financing, to reach profitable levels of operation and its success in defending existing legal claims all of which are consistent with management's intentions. There is no certainty that such conditions can be achieved. In the next twelve months, management of the Company also intends on applying financing received to the continued development of products in process and to identify sales or strategic alliance opportunities with respect to such products. At the date of these consolidated financial statements significant additional financing sources have not been identified.

3.  SIGNIFICANT ACCOUNTING POLICIES:

(a) BASIS OF PRESENTATION:

    These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada which, except as set out in note 13, also comply in all material respects with generally accepted accounting principles in the United States. The consolidated financial statements include the accounts of the company, and its subsidiaries, 9050 Investments Ltd., Sideware Corp. (formerly Collaborative Groupware Inc.), Evergreen International Technology Inc. (which is inactive) and 9123
Investments Ltd., all of which are wholly-owned. In addition, the Company accounts by the equity method for its one-third interest in Concurrent Adoptive Recognition Corp. (which is inactive). All material intercompany balances and transactions have been eliminated.

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             CONSOLIDATED NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)

                      EIGHT MONTHS ENDED DECEMBER 31, 1998
                   YEARS ENDED APRIL 30, 1998, 1997 AND 1996

3.  SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

(b) CASH AND CASH EQUIVALENTS:

    Cash and cash equivalents have terms to maturity at the date of acquisition of not more than three months.

(c) CAPITAL ASSETS:

    Capital assets are carried at cost less accumulated amortization. Amortization is calculated annually as follows:

ASSET                                                BASIS             RATE
-----                                          ------------------   -----------
Furniture and fixtures.......................  declining-balance      20%
Computer equipment...........................  declining-balance      30%
Trade show assets............................  declining balance      20%
Computer software............................  straight-line          50%
Leasehold improvements.......................  straight-line        lease term

(d) INCOME TAXES:

    The Company follows the tax allocation method of accounting. Under this method, deferred income taxes are provided on timing differences between income reported for tax purposes and accounting income. In addition, the Company records those investment tax credits, for which it has reasonable assurance of realization, as a reduction of the expenses or the cost of capital assets to which they relate.

(e) RESEARCH AND DEVELOPMENT COSTS:

    Research costs are expensed as incurred. Development costs are deferred if they meet certain specified criteria which relate to the identification of costs, future benefits and funding requirements. Where development costs do not meet such criteria, they are expensed as incurred. Government grants, which are not refundable are disclosed as a reduction of the related cost. Management periodically assesses the underlying value of deferred development costs by reference to business plans and estimated future cash flows and records write-downs where appropriate.

(f) REVENUE RECOGNITION:

    The Company recognizes revenue when title has passed to the customer, the collectability of the consideration is measurable and the Company has no significant remaining performance obligations. This includes revenues from sales to resellers which are recorded in accordance with their terms when the resellers have no right of return and the Company has no other remaining performance obligations. The Company recognizes sales of equipment, to related parties, in revenues and related costs in cost of sales as the Company takes title to and holds the equipment, bearing all of the risks and rewards of

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             CONSOLIDATED NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)

                      EIGHT MONTHS ENDED DECEMBER 31, 1998
                   YEARS ENDED APRIL 30, 1998, 1997 AND 1996

3.  SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

ownership, prior to sale, and bears the same risks as for sales to unrelated parties after sale, including the risks related to collection of receivables.

(g) FINANCIAL INSTRUMENTS:

    The Company accounts for financial instruments at cost. The carrying amounts reported in the balance sheet for cash, accounts receivable, due from related parties, accounts payable and accrued liabilities, capital tax payable and due to directors and officers are estimated by management to approximate their fair values, due to the short-term maturity of these instruments. The Company has no outstanding derivative instruments, or other instruments with credit or interest rate risk.

(h) USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant areas requiring the use of management estimates relate to the collectability of the amounts due from related parties. Actual amounts may differ from these estimates.

(i) LOSS PER SHARE:

    Loss per share is calculated based on the weighted average number of shares outstanding.

    Fully diluted loss per share has not been presented as outstanding options, warrants and special warrants are anti-dilutive.

4.  RELATED PARTY TRANSACTIONS:

(a) TRANSACTIONS WITH RELATED PARTIES:

    During the period, the Company was charged $120,222 (April 30, 1998--$214,596, April 30, 1997--$440,514, April 30, 1996--$20,840) for services rendered, $106,880 (April 30, 1998--$178,000; April 30, 1997--$42,000;
April 30, 1996--$20,840) in salaries and $nil (April 30, 1998--$25,000;
April 30, 1997 and 1996--$nil) in settlement of claims by certain directors of the Company.

    The accounts receivable--other includes $200,000 representing the cost of an interest in a court judgment purchased from a company related through certain common shareholders and directors. Subsequent to December 31, 1998 the judgment was reversed on appeal and the $200,000 purchase price was returned to the Company.

    Included in revenues and cost of sales are revenues and related costs associated with equipment sales to BrainTech, Inc. and Techwest
Management Inc., companies with certain common shareholders and directors to the Company.

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             CONSOLIDATED NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)

                      EIGHT MONTHS ENDED DECEMBER 31, 1998
                   YEARS ENDED APRIL 30, 1998, 1997 AND 1996

4.  RELATED PARTY TRANSACTIONS: (CONTINUED)

(b) DUE FROM RELATED PARTIES:

    At December 31, 1998, the Company was owed $375,315 (April 30, 1998--$2,237)
with respect to costs incurred by the Company on behalf of BrainTech Inc. and TechWest Management Inc., companies with directors in common. These amounts are unsecured, payable on demand and bear no interest.

(c) DUE TO OFFICER:

    The amount due to officer represents advances from and amounts owing for services provided by a current officer of the Company. These amounts are unsecured, payable on demand and bear no interest.

5.  CAPITAL ASSETS:

                                                                       DECEMBER 31, 1998
                                                             --------------------------------------
                                                                          ACCUMULATED       NET
                                                                COST      AMORTIZATION   BOOK VALUE
                                                             ----------   ------------   ----------
Furniture and fixtures.....................................  $  146,602      $ 83,378     $ 63,224
Computer equipment.........................................     517,674       277,913      239,761
Trade show assets..........................................     111,721         7,448      104,273
Computer software..........................................      99,352        51,194       48,158
Leasehold improvements.....................................     707,509       516,396      191,113
                                                             ----------      --------     --------
                                                             $1,582,858      $936,329     $646,529
                                                             ==========      ========     ========

                                                                         APRIL 30, 1998
                                                             --------------------------------------
                                                                          ACCUMULATED       NET
                                                                COST      AMORTIZATION   BOOK VALUE
                                                             ----------   ------------   ----------
Furniture and fixtures.....................................  $  121,731      $ 75,564     $ 46,167
Computer equipment.........................................     470,167       223,911      246,256
Computer software..........................................      71,699        34,029       37,670
Leasehold improvements.....................................     686,736       465,433      221,303
                                                             ----------      --------     --------
                                                             $1,350,333      $798,937     $551,396
                                                             ==========      ========     ========

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             CONSOLIDATED NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)

                      EIGHT MONTHS ENDED DECEMBER 31, 1998
                   YEARS ENDED APRIL 30, 1998, 1997 AND 1996

6.  SHARE CAPITAL:

    Authorized:

    94,148,696 common shares without nominal or par value.

    Issued:

                                                                    NUMBER
                                                                  OF SHARES      AMOUNT
                                                                  ----------   -----------
    Balance, April 30, 1995.....................................  12,719,217   $ 5,451,969
    Cancellation of escrow shares (a)...........................  (1,926,908)      --
                                                                  ----------   -----------
    Balance, April 30, 1996.....................................  10,792,309     5,451,969

    Shares issued on exercise of special warrants...............   7,683,000     1,754,500
    Shares issued on exercise of non-transferable warrants......     404,500       202,250
    Cancellation of shares (a)..................................  (3,924,396)      --
    Shares issued for settlement of debt........................   1,489,446       372,362
    Performance shares issued for cash..........................     750,000         7,500
    Shares issued on exercise of options........................     123,000        44,280
    Less share issue costs......................................      --           (93,437)
                                                                  ----------   -----------
    Balance, April 30, 1997, carried forward....................  17,317,859     7,739,424

    Balance, April 30, 1997, brought forward....................  17,317,859   $ 7,739,424

    Shares issued on exercise of non-transferable warrants......   4,203,100     2,106,500
    Shares issued on exercise of options........................     699,000       352,100
    Shares issued to a director in satisfaction of a royalty
      claim.....................................................     100,000        25,000
    Special warrants converted to shares........................   4,450,000     1,293,750
                                                                  ----------   -----------
    Balance, April 30, 1998.....................................  26,769,959    11,516,774

    Special warrants converted to shares........................     500,000     1,200,000
                                                                  ----------   -----------
    Balance, December 31, 1998..................................  27,269,959   $12,716,774
                                                                  ==========   ===========

    Unless otherwise indicated, common shares issued for non-cash consideration are valued at their market value at date of issuance.

(a) ESCROW SHARES:

    Included in issued shares at December 31, 1998 are 1,030,378 shares
(April 30, 1998 and 1997--1,030,378; April 30, 1996--4,931,532) held in escrow to be released based on a cash flow formula.

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             CONSOLIDATED NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)

                      EIGHT MONTHS ENDED DECEMBER 31, 1998
                   YEARS ENDED APRIL 30, 1998, 1997 AND 1996

6.  SHARE CAPITAL: (CONTINUED)

    On November 22, 1995, 1,926,908 escrowed shares held by a former director were cancelled by the Company. During the year ended April 30, 1997, the Company offered one free trading share in exchange for 6.4 escrow shares held under safekeeping agreement dated January 11, 1991. As a result, 3,924,396 shares were cancelled and 726,758 shares were released from escrow.

(b) STOCK OPTIONS:

    (i) The following stock options were outstanding at December 31, 1998:

 NUMBER     EXERCISE PRICE
OF SHARES     PER SHARE         EXPIRY DATE
---------   --------------   -----------------
885,000..       $0.50              May 1, 2001
267,000..       $0.36        February 12, 2002
40,000..        $0.50        February 12, 2002
93,000..        $0.82           March 26, 2002
740,000..       $0.70        December 16, 2002
555,000..       $0.36          October 6, 2003

    (ii) The following stock options were outstanding at April 30, 1998:

 NUMBER     EXERCISE PRICE
OF SHARES     PER SHARE         EXPIRY DATE
---------   --------------   -----------------
941,000..       $0.50              May 1, 2001
267,000..       $0.36        February 12, 2002
60,000..        $0.50        February 12, 2002
93,000..        $0.82           March 26, 2002
760,000..       $0.70        December 16, 2002

    Stock options are granted five years prior to the expiry date at exercise prices that are based on market prices at the date of grant.

(c) SHARE PURCHASE WARRANTS:

    (i) The following non-transferable share purchase warrants were outstanding at December 31, 1998:

 NUMBER     EXERCISE PRICE
OF SHARES     PER SHARE        EXPIRY DATE
---------   --------------   ----------------
450,000..       $0.465         April 16, 1999
3,000,000..     $ 0.43         April 16, 1999
1,500,000..     $ 0.92       October 23, 1999

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             CONSOLIDATED NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)

                      EIGHT MONTHS ENDED DECEMBER 31, 1998
                   YEARS ENDED APRIL 30, 1998, 1997 AND 1996

6.  SHARE CAPITAL: (CONTINUED)

    At April 30, 1998, 3,075,400 share purchase warrants were outstanding and due to expire on November 7, 1998. At December 31, 1998, the Company was awaiting regulatory approval to have these warrants extended to October 31, 1999, therefore, these warrants are not disclosed as outstanding at December 31, 1998.

    (ii) The following non-transferable share purchase warrants were outstanding at April 30, 1998:

 NUMBER     EXERCISE PRICE
OF SHARES     PER SHARE           EXPIRY DATE
---------   --------------   ---------------------
3,075,400..     $0.575            November 7, 1998
450,000..       $0.465              April 16, 1999
3,000,000..     $ 0.43              April 16, 1999
1,000,000..     $ 0.80         To October 23, 1998
                $ 0.92       From October 24, 1998
                               to October 23, 1999

    Share purchase warrants are generally issued two years prior to their expiry date.

(d) SPECIAL WARRANTS:

    (i) At December 31, 1998, 90,000 special warrants were outstanding which can be exercised in exchange for one common share and one non-transferable share purchase warrant by November 19, 2000. The non-transferable share purchase warrants have the following terms:

 NUMBER     EXERCISE PRICE
OF SHARES     PER SHARE           EXPIRY DATE
---------   --------------   ----------------------
90,000..        $0.32          To November 19, 1999
                $0.37        From November 20, 1999
                               to November 19, 2000

    At December 31, 1998, the Company had announced three special warrant private placements which were not approved until subsequent to year end. These private placements represented the issuance of an aggregate of 4,582,805 special warrants at prices ranging from $0.28 to $0.41 each. Each special warrant under these placements is exchangeable for one common share and one share purchase warrant exercisable for a two year period. Agreements relating to 4,072,805 of the special warrants provide that the number of shares and share purchase warrants will be increased by 10% if the Company does not file documents to qualify the shares for resale within a specified period. Management of the Company believes that the 10% increase will become effective. At December 31, 1998, the Company had received subscriptions aggregating $948,282 towards the issuance of special warrants under these private placements which is included in the special warrants balance of $977,082 as at December 31, 1998.

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             CONSOLIDATED NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)

                      EIGHT MONTHS ENDED DECEMBER 31, 1998
                   YEARS ENDED APRIL 30, 1998, 1997 AND 1996

6.  SHARE CAPITAL: (CONTINUED)

    (ii) At April 30, 1998, 500,000 special warrants were outstanding which can be exercised in exchange for one common share and one non-transferable share purchase warrant by October 24, 1998. The non-transferable share purchase warrants will have the following terms:

 NUMBER     EXERCISE PRICE
OF SHARES     PER SHARE           EXPIRY DATE
---------   --------------   ---------------------
500,000..       $0.80          To October 23, 1998
                $0.92        From October 24, 1998
                               to October 23, 1999

(e) COMMITMENT RELATED TO INVESTMENT ADVISORY SERVICES:

    At April 30, 1998, the Company had entered into an agreement which, subject to receipt of regulatory approval, provides for the issuance of 100,000 common shares and 125,000 share purchase warrants exercisable at $0.60-$0.75 per share for a two year period. The value assigned to these equity instruments of $75,000 has been expensed during the fiscal year ending April 30, 1998 and deficit, accumulated during the development stage, as at April 30, 1998 has been increased by $75,000 from the amount previously reported.

7.  INCOME TAXES:

    The Company has non-capital losses for income tax purposes of approximately $10,155,000 which are available to reduce taxable income of future years, the benefit of which has not been recorded in the accounts and which expire as follows:

1999........................................................  $   770,000
2000........................................................    1,285,000
2001........................................................      --
2002........................................................      650,000
2003........................................................    3,600,000
2005........................................................    2,200,000
2006........................................................    1,650,000
                                                              -----------
                                                              $10,155,000
                                                              ===========

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             CONSOLIDATED NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)

                      EIGHT MONTHS ENDED DECEMBER 31, 1998
                   YEARS ENDED APRIL 30, 1998, 1997 AND 1996

8.  OTHER ITEMS:

                                                           YEARS ENDED APRIL 30,
                                  EIGHT MONTHS ENDED   ------------------------------
                                  DECEMBER 31, 1998      1998       1997       1996
                                  ------------------   --------   --------   --------
Settlement of previously accrued
  accounts payable (a)..........       $--             $ --       $ --       $(38,731)
Settlement of claim of director
  (b)...........................       --                --         --         75,000
Settlement of claim (c).........       --                --         --         58,000
                                       -------         -------    -------    --------
                                       $--             $ --       $ --       $ 94,269
                                       =======         =======    =======    ========

(a) The Company negotiated reductions in amounts previously accrued in accounts payable by making settlements with creditors for payment of an agreed upon portion of the amount owing. The amount of discount accepted by the creditors in settlement was recognized in income by the Company.

(b) A claim by a director for outstanding severance pay and for breach of a stock option agreement of the Company was accrued during 1996 for $75,000. In 1997, the claim was settled for 300,000 common shares of the Company at $0.25 per share.

(c) A claim for unpaid salary relating to a former officer's employment with the Company in prior years was settled for $58,000 and accrued in 1996. In 1997, the claim was settled for 232,000 common shares of the Company at $0.25 per share.

9.  LITIGATION:

    The Company is engaged in the following litigation:

(a) During the year ended April 30, 1997, a former director of the Company commenced legal proceedings against the Company for $276,000 alleged to be owing to him for unpaid consulting fees and funds loaned or advanced on behalf of the Company. The Company has filed a defense and counterclaim.

(b) During the year ended April 30, 1997, four former directors commenced legal proceedings against the Company and certain of its present directors claiming unspecified damages for libel. The Company has filed a defense.

(c) During the year ended April 30, 1996 the Company commenced legal proceedings against former directors and officers of the Company, companies related to a former director, and the Company's former solicitors and auditors. The relief claimed included damages for breach of fiduciary duty and negligence, an injunction preventing the sale of a computer program named "E-Glue", and an order setting aside a disputed general security agreement against the Company's assets. 484117 B.C. Ltd., a company controlled by a former director, filed a counterclaim alleging that the Company was indebted to it in the amount of $1,495,594 as at November 4, 1994, and seeking to

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             CONSOLIDATED NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)

                      EIGHT MONTHS ENDED DECEMBER 31, 1998
                   YEARS ENDED APRIL 30, 1998, 1997 AND 1996

9.  LITIGATION: (CONTINUED)

    enforce the disputed general security agreement. The Company's former auditors filed a counterclaim for approximately $50,000 alleged to be owing for professional services.

(d) On January 11, 1999 parties related to a former director commenced proceedings against the Company claiming damages for abuse of process. The Company has filed a defense and counterclaim.

    While the ultimate outcomes of these claims are uncertain, management of the Company believes it will be successful in defending these actions and accordingly no amounts have been provided in these financial statements.

10. COMMITMENTS:

    The Company has the following minimum lease payments under operating leases for its premises:

1999........................................................  $  354,000
2000........................................................     418,000
2001........................................................     428,000
2002........................................................     445,000
2003........................................................     379,000
                                                              ----------
                                                              $2,024,000
                                                              ==========

    Pursuant to an agreement with a company with certain common shareholders and directors of the Company, approximately $100,000 of these amounts are recoverable for the fiscal years from 1999 to 2002, and approximately $70,000 for the fiscal year ending 2003.

11. UNCERTAINTY DUE TO THE YEAR 2000 ISSUE:

    The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems, which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure, which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             CONSOLIDATED NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)

                      EIGHT MONTHS ENDED DECEMBER 31, 1998
                   YEARS ENDED APRIL 30, 1998, 1997 AND 1996

12. SUBSEQUENT EVENTS:

(a) STOCK OPTIONS:

    Subsequent to December 31, 1998, 221,000 stock options were exercised and converted to common shares for total cash proceeds of $115,260.

    On April 14 and 29, 1999, the Company granted 760,000 and 220,000 stock options, respectively, all subject to regulatory approval, exercisable at prices of $1.14 and $1.35 per share until April 2004.

(b) SHARE PURCHASE WARRANTS:

    Subsequent to December 31, 1998, 3,612,500 share purchase warrants were exercised and converted to common shares for total cash proceeds of $1,648,750.

(c) SPECIAL WARRANTS:

    Subsequent to December 31, 1998, the Company issued, through private placements, 9,111,333 special warrants, 4,582,805 of which were announced prior to year end (see note 6(d)), at prices ranging from $0.28 to $0.51 each, for total proceeds of $4,076,000. Each special warrant is exercisable into one common share and one non-transferable share purchase warrant. Each share purchase warrant will entitle the holder thereof to purchase one common share at prices ranging from $0.28 to $0.59 for a two year period from the date of special warrant issuance.

    On January 5, 1999, the Company issued 125,000 special warrants at $0.60. Each special warrant is excercisable into one common share and one non-transferable share purchase warrant. Each share purchase warrant entitles the holder thereof to purchase one common share at prices ranging from $0.60 to $0.75 until January 3, 2001. All special warrants were immediately exercised and converted to 125,000 common shares and 125,000 share purchase warrants.

    Certain special warrants are subject to a 10% increase in the number of shares and share purchase warrants to be issued upon exercising (see note 6(d)).

13. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

    These financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP") the measurement principles of which conform, in all material respects, with those of the United States except as described below:

(a) INCOME TAXES:

    Under the asset and liability method of United States Statement of Financial Accounting Standards No. 109 ("FAS 109"), deferred income tax assets and liabilities are measured using enacted tax rates for the future income tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. The application of the provisions of FAS 109 on the Company's balance sheet would result in no net

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             CONSOLIDATED NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)

                      EIGHT MONTHS ENDED DECEMBER 31, 1998
                   YEARS ENDED APRIL 30, 1998, 1997 AND 1996

13. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES: (CONTINUED)

difference in deferred taxes from that reported under Canadian GAAP. At
December 31, 1998, the gross deferred tax asset amount relating to a non-capital loss carry forward was $4,062,300 which is reduced by a valuation allowance of $4,062,300 as management does not consider that it is more likely than not that such assets will be realized in the carry forward period. There was no deferred tax liability.

(b) STOCK-BASED COMPENSATION:

    For United States GAAP purposes, the Company has elected to follow the disclosure-only provisions under Statement of Financial Accounting Standards No. 123 ("FAS 123"), "Accounting for Stock-Based Compensation", and applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its stock-based compensation to employees. Accordingly, the Company's stock-based compensation expense is measured based on the intrinsic value of the option on the date of grant. FAS 123 requires companies that continue to follow APB 25 to disclose the impact of applying the fair value method of FAS 123.

    Under the intrinsic value method of APB 25, the stock option compensation is the excess, if any, of the quoted market value of the stock at the measurement date of the grant over the amount an optionee must pay to acquire the stock. Accordingly, stock-based compensation for the period ended December 31, 1998, and the years ended April 30, 1998, 1997 and 1996, for United States GAAP purposes, would be $44,400, $nil, $19,350 and $nil, respectively.

    Had stock compensation expense for the Company's stock option plan been determined based on the fair value methodology under FAS 123, the Company's net loss would have increased for the period ended December 31, 1998, and the years ended April 30, 1998, 1997 and 1996 by $162,016, $315,452, $495,158 and $nil,
respectively. In addition, the Company's loss per share under United States GAAP for the period ended December 31, 1998, and the years ended April 30, 1998, 1997 and 1996 would have been $0.09, $0.13, $0.17 and $0.15, respectively.

    The fair value for the options was estimated using the Black-Scholes option pricing model with the following assumptions: Expected volatility of 70%, risk-free interest rate ranging from 5.3% to 6.3%, expected life of five years, and a 0% dividend yield.

    The weighted-average fair value of stock options granted for the period ended December 31, 1998 and the years ended April 30, 1998, 1997 and 1996, are $0.291, $0.39, $0.21 and $nil, respectively.

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             CONSOLIDATED NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)

                      EIGHT MONTHS ENDED DECEMBER 31, 1998
                   YEARS ENDED APRIL 30, 1998, 1997 AND 1996

13. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES: (CONTINUED)

    A summary of the Company's stock option activity is as follows:

                                                          OUTSTANDING OPTIONS
                                                     -----------------------------
                                                       NUMBER     WEIGHTED AVERAGE
                                                     OF SHARES     EXERCISE PRICE
                                                     ----------   ----------------
Balances at April 30, 1996.........................     --            --
  Options granted..................................  2,308,000          0.49
  Options exercised................................   (123,000)         0.36
  Options canceled.................................   (120,000)         0.50
                                                     ---------         -----
Balances at April 30, 1997.........................  2,065,000          0.50
  Options granted..................................    800,000          0.70
  Options exercised................................   (699,000)         0.50
  Options canceled.................................    (45,000)         0.68
                                                     ---------         -----
Balances at April 30, 1998.........................  2,121,000          0.57
  Options granted..................................    555,000          0.36
  Options exercised................................     --            --
  Options canceled.................................    (96,000)         0.67
                                                     ---------         -----
Balances at December 31, 1998......................  2,580,000          0.52
                                                     =========         =====

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             CONSOLIDATED NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)

                      EIGHT MONTHS ENDED DECEMBER 31, 1998
                   YEARS ENDED APRIL 30, 1998, 1997 AND 1996

13. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES: (CONTINUED)

(c) DEVELOPMENT STAGE ENTERPRISES:

    For United States GAAP purposes, Statement of Financial Accounting Standards No. 7, "Development Stage Enterprises", the Company would be defined to be a development stage enterprise which would require the following additional disclosures:

    (i) The amounts in the consolidated statement of operations and deficit accumulated during the development stage would be presented on a cumulative basis from the Company's inception which is summarized as follows:

        Revenues....................................................  $ 1,213,427
        Cost of sales (exclusive of amortization and other costs
          disclosed separately below)...............................      236,047
                                                                      -----------
                                                                          977,380

        Operating expenses:
          Amortization..............................................      942,199
          Bad debts.................................................      261,867
          Employee wages and benefits...............................    1,492,055
          Filing and transfer fees..................................      165,472
          Investment advisory services..............................       75,000
          Marketing.................................................    2,578,962
          Office, printing and sundry...............................    1,442,073
          Professional fees.........................................    3,774,871
          Research and development..................................    3,388,488
                                                                      -----------
                                                                       14,120,987
                                                                      -----------
        Loss before undernoted......................................   13,143,607
        Other income................................................     (375,355)
                                                                      -----------
        Loss accumulated during the development stage under
          U.S. GAAP.................................................  $12,768,252
                                                                      ===========

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             CONSOLIDATED NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)

                      EIGHT MONTHS ENDED DECEMBER 31, 1998
                   YEARS ENDED APRIL 30, 1998, 1997 AND 1996

13. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES: (CONTINUED)

    (ii) The amounts in the consolidated statement of cash flows would also be presented on a cumulative basis from the Company's inception which is summarized as follows:

        Operating activities:
          Loss accumulated during the development stage.............  $(12,768,252)
          Items not involving the use of cash:
            Amortization............................................       942,199
            Other...................................................       190,336
          Changes in non-cash operating working capital items.......      (458,019)
                                                                      ------------
                                                                       (12,093,736)

        Investing activities........................................      (749,439)

        Financing activities........................................    13,160,576
                                                                      ------------
        Increase in cash during the development stage...............       317,401

        Cash, inception of development stage........................           (57)
                                                                      ------------
        Cash, December 31, 1998.....................................  $    317,344
                                                                      ============

   (iii) A cumulative statement of stockholders' equity would be presented as follows:

                                                          SHARE CAPITAL                         RETAINED
                                                     ------------------------     SPECIAL       EARNINGS
                                                       NUMBER      ASSIGNED      WARRANTS      (DEFICIT)
                                                     ----------   -----------   -----------   ------------
   Balance, inception of development stage.........   1,044,719   $   526,961   $   --        $    382,003
   Shares issued for cash..........................     400,000       100,000       --             --
   Loss for the year...............................      --           --            --             (90,976)
                                                     ----------   -----------   -----------   ------------
   Balance, April 30, 1990.........................   1,444,719       626,961                      291,027

   Shares issued for acquisition of subsidiary.....   6,660,452     1,105,231       --             --
   Shares issued as settlement for debt............     900,000       225,000       --             --
   Loss for the year...............................      --           --            --          (2,237,102)
                                                     ----------   -----------   -----------   ------------
   Balance, April 30, 1991.........................   9,005,171     1,957,192       --          (1,946,075)

   Shares issued for cash..........................     500,000       200,000       --             --
   Shares issued for cash..........................     220,000       198,000       --             --
   Loss for the year...............................      --           --            --            (431,506)
                                                     ----------   -----------   -----------   ------------
   Balance, April 30, 1992.........................   9,725,171     2,355,192       --          (2,377,581)

   Shares issued for cash..........................     783,000       567,250       --            (781,817)
   Loss for the year...............................      --           --            --             --
                                                     ----------   -----------   -----------   ------------
   Balance, April 30, 1993.........................  10,508,171     2,922,442       --          (3,159,398)

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             CONSOLIDATED NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)

                      EIGHT MONTHS ENDED DECEMBER 31, 1998
                   YEARS ENDED APRIL 30, 1998, 1997 AND 1996

13. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES: (CONTINUED)

                                                          SHARE CAPITAL                         RETAINED
                                                     ------------------------     SPECIAL       EARNINGS
                                                       NUMBER      ASSIGNED      WARRANTS      (DEFICIT)
                                                     ----------   -----------   -----------   ------------
   Shares issued as a finders fee..................      53,881        92,675       --             --
   Shares issued for cash..........................   1,588,550     1,671,710       --             --
   Shares issued as settlement for debt............     406,450       705,141       --             --
   Loss for the year...............................      --           --            --          (2,256,961)
                                                     ----------   -----------   -----------   ------------
   Balance, April 30, 1994.........................  12,557,052     5,391,968       --          (5,416,359)

   Shares issued as settlement for debt............     162,165        60,001       --             --
   Earnings for the year...........................      --           --            --             277,200
                                                     ----------   -----------   -----------   ------------
   Balance, April 30, 1995.........................  12,719,217     5,451,969       --          (5,139,159)

   Cancellation of escrow shares...................  (1,926,908)      --            --             --
   Loss for the year...............................      --           --            --            (898,154)
                                                     ----------   -----------   -----------   ------------
   Balance, April 30, 1996, carried forward........  10,792,309     5,451,969       --          (6,037,313)
   Balance, April 30, 1996, brought forward........  10,792,309   $ 5,451,969   $   --        $ (6,037,313)
   Special warrants issued.........................      --           --          3,250,500        --
   Shares issued on exercise of special warrants...   7,683,000     1,754,500    (1,754,500)       --
   Shares issued on exercise of non-transferable
     warrants......................................     404,500       202,250      (202,250)       --
   Cancellation of shares..........................  (3,924,396)      --            --             --
   Shares issued as settlement for debt............   1,489,446       372,362       --             --
   Performance shares issued for cash..............     750,000         7,500       --             --
   Shares issued on exercise of options............     123,000        44,280       --             --
   Share issue costs...............................      --           (93,437)      --             --
   Loss for the year...............................      --           --            --          (2,002,863)
                                                     ----------   -----------   -----------   ------------

   Balance, April 30, 1997.........................  17,317,859     7,739,424     1,293,750     (8,040,176)
   Shares issued on exercise of non-transferable
     warrants......................................   4,203,100     2,106,500       --             --
   Shares issued on exercise of options............     699,000       352,100       --             --
   Shares issued in satisfaction of a royalty
     claim.........................................     100,000        25,000       --             --
   Special warrants converted to shares............   4,450,000     1,293,750    (1,293,750)       --
   Special warrants issued.........................      --           --          1,200,000        --
   Loss for the year...............................      --           --            --          (2,409,390)
                                                     ----------   -----------   -----------   ------------

   Balance, April 30, 1998.........................  26,769,959    11,516,774     1,200,000    (10,449,566)
   Shares issued on exercise of special warrants...     500,000     1,200,000    (1,200,000)       --
   Special warrant subscriptions...................      --           --            997,082        --
   Loss for the period.............................      --           --            --          (1,936,683)
                                                     ----------   -----------   -----------   ------------

   Balance, December 31, 1998......................  27,269,959   $12,716,774   $   997,082   $(12,386,249)
                                                     ==========   ===========   ===========   ============

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             CONSOLIDATED NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)

                      EIGHT MONTHS ENDED DECEMBER 31, 1998
                   YEARS ENDED APRIL 30, 1998, 1997 AND 1996

13. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES: (CONTINUED)

       Identification as a development stage enterprise would not impact the measurement principles applied.

(d) RESEARCH AND DEVELOPMENT:

    For United States GAAP purposes, Statement of Financial Accounting Standards No. 2, "Research and Development Expenditures", requires development costs to be expensed as incurred. Accordingly:

    - Deferred development costs of $47,857 which were capitalized during the year ended April 30, 1996 would be expensed as incurred;

    - Prior to the year ended April 30, 1996, the Company capitalized acquired intellectual property under development with an assigned value of $1,921,500 from the acquisition of a subsidiary which would be expensed as incurred;

    - Deferred development costs of $634,758 which were capitalized prior to the year ended April 30, 1996 would be expensed as incurred under FAS 86;

    - As a result, the deferred development costs of $2,604,115 that were written off in the year ended April 30, 1997 under Canadian GAAP would have been expensed in prior years under United States GAAP.

(e) LOSS PER SHARE:

    For United States GAAP purposes, 1,030,378 shares held in escrow as at December 31, 1998 (April 30, 1998 and 1997 - 1,030,378) are considered contingently issuable. Accordingly, these shares have been excluded from the weighted average number of shares outstanding for the purposes of calculating loss per shares amounts. To the extent that common shares held in escrow are releasable based on the achievement of performance measures and such shares are held by employees of the Company, compensation expense will be recognized under United States GAAP at the date the shares became releasable for the difference between the market value of the shares at that date and the nominal consideration originally paid.

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             CONSOLIDATED NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)

                      EIGHT MONTHS ENDED DECEMBER 31, 1998
                   YEARS ENDED APRIL 30, 1998, 1997 AND 1996

13. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES: (CONTINUED)

(f) SUMMARY OF UNITED STATES GAAP ADJUSTMENTS:

    The following table sets forth the effect on the loss for the period and loss per share:

                                                                      YEARS ENDED APRIL 30,
                                         EIGHT MONTHS ENDED   --------------------------------------
                                         DECEMBER 31, 1998       1998          1997          1996
                                         ------------------   -----------   -----------   ----------
        Loss determined under Canadian
          GAAP.........................     $ 1,892,283       $ 2,409,390   $ 4,587,628   $  850,297
        Expenses relating to
          stock-based compensation.....          44,400           --             19,350       --
        Difference in accounting for
          deferred development costs
          and software, including
          reversal in 1997 of
          write-down recorded under
          Canadian GAAP for costs that
          would have been expensed in a
          prior year under United
          States GAAP..................        --                 --         (2,604,115)      47,857
                                            -----------       -----------   -----------   ----------
        Loss determined under United
          States GAAP..................     $ 1,936,683       $ 2,409,390   $ 2,002,863   $  898,154
                                            ===========       ===========   ===========   ==========
        Loss determined under United
          States GAAP..................     $ 1,936,683       $ 2,409,390   $ 2,002,863   $  898,154
                                            ===========       ===========   ===========   ==========
        Weighted average number of
          shares outstanding, United
          States GAAP..................      25,878,357        20,400,346    14,675,347    5,860,951
                                            ===========       ===========   ===========   ==========
        Loss per share under United
          States GAAP..................     $      0.07       $      0.12   $      0.14   $     0.15
                                            ===========       ===========   ===========   ==========

    There would be no impact from the above adjustments on total assets or shareholders' equity reported under Canadian GAAP at December 31, 1998 and April 30, 1998.

(g) STATEMENT OF CASH FLOWS:

    The settlement of debt through issue of $372,362 of common shares in the year ended April 30, 1997 would be excluded from operating and financing transactions in a statement of cash flows under United States GAAP. The value assigned to shares issued in satisfaction of a royalty claim of $25,000 in the year ended April 30, 1998 would also be excluded from operating and financing transactions under United States GAAP. The bank indebtedness would be reflected as a financing item rather than included with cash under United States GAAP.

                             SIDEWARE SYSTEMS INC.
                      (A Company in the Development Stage)

             CONSOLIDATED NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                        (EXPRESSED IN CANADIAN DOLLARS)

                      EIGHT MONTHS ENDED DECEMBER 31, 1998
                   YEARS ENDED APRIL 30, 1998, 1997 AND 1996

13. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES: (CONTINUED)

    As a result, cash flows from operating, financing and investing activities under United States GAAP would be presented as follows:

                                                                       YEARS ENDED APRIL 30,
                                          EIGHT MONTHS ENDED   -------------------------------------
                                          DECEMBER 31, 1998       1998          1997         1996
                                          ------------------   -----------   -----------   ---------
        Cash flows from:
          Operating activities..........     $(2,338,862)      $(1,910,207)  $(1,708,200)  $(856,649)
          Financing activities..........       1,050,952         3,415,367     2,371,596     919,610
          Investing activities..........        (232,525)         (336,802)        4,714     (62,650)
                                             -----------       -----------   -----------   ---------
        Increase (decrease) in cash.....     $(1,520,435)      $ 1,168,358   $   668,110   $     311
                                             ===========       ===========   ===========   =========

14. COMPARATIVE FIGURES:

    Certain comparative figures have been reclassified to conform to the financial statement presentation adopted in the current year.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                         ------------------------------

                               TABLE OF CONTENTS

                                                PAGE
                                                ----
Additional Information........................    2
Enforcement of Civil Liabilities..............    2
Conventions and Currency of Presentation......    2
Prospectus Summary............................    3
Risk Factors..................................    5
Cautionary Notice Regarding Forward
  Looking Statements..........................   12
Use of Proceeds...............................   13
Exchange Rates................................   13
Dividend Policy...............................   14
Capitalization................................   15
Selected Consolidated Financial Data..........   16
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..................................   18
Business......................................   25
Management....................................   41
Principal Shareholders........................   45
Certain Transactions..........................   46
Description of Capital Stock..................   48
Certain Tax Considerations....................   53
Selling Shareholders..........................   55
Plan of Distribution..........................   56
Legal Matters.................................   56
Experts.......................................   56
Index to Financial Statements.................  F-1

    UNTIL             , 1999 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             SIDEWARE SYSTEMS INC.

                            5,493,666 COMMON SHARES

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                           , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    We will not receive any proceeds from the sale of Shares or Warrant Shares by the Selling Shareholders.

    We will pay substantially all the expenses incident to the registration, offering and sale of the Shares and Warrant Shares to the public by the Selling Shareholders other than fees, discounts and commissions of underwriters, dealers or agents, if any, and transfer taxes. Those expenses are estimated as follows:

                                                                 AMOUNT(1)
                                                              ---------------
                                                              (STATED IN US$)
SEC Registration Fee........................................      $  3,000
Legal Fees and Expenses.....................................        75,000
Accounting Fees and Expenses................................        30,000
Blue Sky Qualification Fees and Expenses....................        25,000
Printing....................................................        15,000
Transfer Agent and Registrar Fees...........................           Nil
Miscellaneous Expenses and Qualification....................        12,000
                                                                  --------
    Total...................................................      $160,000
                                                                  ========

------------------------------

(1) All amounts have been estimated except the SEC registration fee. All of the above expenses will be payable by us.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under the Articles of Incorporation of the Company, subject to the provisions of the Company Act British Columbia (the "Act"), the directors shall cause the Company to indemnify a director or former director of the Company and the directors may cause the Company to indemnify a director or former director of a corporation of which the Company is or was a shareholder and the heirs and personal representatives of any former director against all costs, charges and expenses, including an amount to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director including any action brought by the Company. Each director of the Company on being elected or appointed shall be deemed to have contracted with the Company on the terms of this indemnity.

    Subject to the provisions of the Act, the directors may cause the Company to indemnify any officer, employee or agent of the Company or of a corporation of which the Company is or was a shareholder (notwithstanding that he is also a director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of the Company or the corporation. In addition, the Company shall indemnify the Secretary or an Assistant Secretary of the Company (if he shall not be a full-time employee of the Company and notwithstanding that he is also a director) and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the Act or Articles.

    The failure of a director or officer of the Company to comply with the provisions of the Act or of the Memorandum or the Articles shall invalidate any indemnity to which he is entitled.

    The directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of the Company or as a director, officer, employee or agent of any corporation of which the Company is or was a shareholder and his heirs or personal representatives against any liability incurred by him as a director, officer, employee or agent.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

        (i) Effective September 10, 1996, the Company issued 6,750,000 Special Warrants at a price of $0.25 per Special Warrant. Each Special Warrant was exercisable by its holder at any time within one year, without additional consideration, into 1.1 units, with each unit comprised of one share and one non-transferable share purchase warrant. Each share purchase warrant would entitle the holder thereof to purchase one additional share of the Company for a period of two years at a price of $0.50 per share for the first year and $0.575 per share in the second year. The Special Warrants were exercised on November 8, 1996. The purchasers of Special Warrants included the following officers and directors of the Company:

Owen Jones.............................       400,000 Special Warrants
Grant Sutherland.......................     1,318,000 Special Warrants
Peter Kozicki..........................        40,000 Special Warrants

        In addition, Paul Hildebrand and Alder Enterprises Ltd. acquired, respectively, 100,000 and 200,000 Special Warrants. 100,000 of the Special Warrants were issued to Gold Capital Securities Ltd. as consideration for acting as the Company's sponsor in respect of its return to trading on the Canadian Venture Exchange.

        (ii) Effective September 10, 1996, the Company issued 1,489,446 shares to settle certain debts of the Company. The persons receiving the shares included the following directors and officers of the Company:

Owen Jones...........................................  300,000 shares
Grant Sutherland.....................................  463,600 shares
Edward White.........................................  164,780 shares

       (iii) Effective September 10, 1996, the Company issued 750,000 performance shares at a price of $0.01 per share. The persons receiving the shares included the following directors and officers of the Company:

Owen Jones...........................................  275,000 shares
Grant Sutherland.....................................  275,000 shares
Edward White.........................................   25,000 shares

        In addition, Paul Hildebrand received 125,000 of the performance shares.

        The performance shares will be held in escrow to be released, pro rata to the holders of performance shares, on the basis of one share for each $0.18 in cumulative cash flow of the Company, based on audited financial statements.

        "Cumulative cash flow" for this purpose means, at any time, the aggregate cash flow of the Company up to that time, net of any negative cash flow.

        "Cash flow" means net income or loss before tax, adjusted to add back the following expenses:

           (a) depreciation;

           (b) amortization of goodwill and deferred research and development costs, excluding general and administrative costs;

           (c) expensed research and development costs, excluding general and administrative costs; and

           (d) any other amounts permitted or required by the CVE.

        As at the date of the Registration Statement, the Company has not had any Cumulative Cash Flow for purposes of the escrow agreement, and none of the 750,000 performance shares have been released from escrow. Any performance shares not released by September 10, 2001 will be subject to cancellation.

        (iv) Effective October 30, 1996, the Company issued 268,000 Special Warrants at a price of $0.25 per Special Warrant. Each Special Warrant was exercisable by its holder at any time within one year, without additional consideration, into one unit comprised of one share and one non-transferable share purchase warrant. Each share purchase warrant would entitle the holder thereof to purchase one additional share of the Company for a period of two years at a price of $0.50 per share in the first year or $0.575 in the second year. The Special Warrants were exercised on November 8, 1996.

        (v) Effective April 14, 1997, the Company issued 450,000 Special Warrants at a price of $0.375 per Special Warrant. Each Special Warrant was exercisable by its holder at any time within one year, without additional consideration, into one unit comprised of one share and one non-transferable share purchase warrant. Each share purchase warrant would entitle the holder thereof to purchase one additional share of the Company for a period of two years at a price of $0.465 per share. The Special Warrants were exercised on various dates on or before April 14, 1998. The purchasers of the Special Warrants included the following directors and officers of the Company:

Grant Sutherland............................  340,000 Special Warrants

        (vi) Effective April 14, 1997, the Company issued 3,000,000 Special Warrants at a price of $0.375 per Special Warrant. Each Special Warrant was exercisable by its holder at any time within one year, without additional consideration, into one unit comprised of one share and one non-transferable share purchase warrant. Each share purchase warrant would entitle the holder thereof to purchase one additional share of the Company for a period of two years at a price of $0.375 per share for the first year and $0.43 per share in the second year. The Special Warrants were exercised on various dates on or before April 14, 1998. The purchasers of the Special Warrants included the following directors and officers of the Company:

Owen Jones...............................   1,000,000 Special Warrants
Grant Sutherland.........................     300,000 Special Warrants

        In addition, Paul Hildebrand and Alder Enterprises Ltd. acquired, respectively, 35,000 and 70,000 Special Warrants.

       (vii) Effective August 7, 1997, the Company issued 100,000 shares to Ian Lovejoy, then a director of the Company, in consideration of the surrender to the Company of certain royalty rights held by Mr. Lovejoy.

      (viii) Effective October 24, 1997, the Company issued 1,500,000 Special Warrants at a price of $0.80 per Special Warrant. Each Special Warrant was exercisable by its holder at any time within one year, without additional consideration, into one unit comprised of one share and one non-transferable share purchase warrant. Each share purchase warrant would entitle the holder thereof to purchase one additional share of the Company for a period of two years at a price of $0.80 per share for the first year and $0.92 per share in the second year. The Special Warrants were exercised on various dates on or before October 24, 1998. The purchasers of the Special Warrants included the following directors and officers of the Company:

Owen Jones.................................   200,000 Special Warrants
Grant Sutherland...........................   500,000 Special Warrants

        In addition, Paul Hildebrand and Alder Enterprises Ltd. acquired, respectively, 50,000 and 100,000 Special Warrants.

        (ix) Effective December 28, 1998,, the Company issued 500,000 Special Warrants at a price of $0.35 per Special Warrant. Each Special Warrant was exercisable by its holder at any time within a period of one year, without additional consideration, into 1.1 units, with each unit comprised of one share and one non-transferable share purchase warrant. Each share purchase warrant would entitle the holder thereof to purchase one additional share of the Company for a period of two years at a price of $0.35 per share for the first year and $0.40 per share in the second year. The Special Warrants were sold through Bolder Capital Corp. as broker. In consideration for acting as broker, Bolder Capital Corp. received a cash commission of $13,125, as well as 125,000 share purchase warrants.

        (x) Effective January 5, 1999, the Company issued 125,000 Special Warrants to Golden Capital Securities Ltd. in consideration for services provided by Golden Capital Securities Ltd. in connection with a proposed prospectus filing by the Company during 1997. Each Special Warrant was exercisable, without further consideration into one unit consisting of one share and one share purchase warrant. Each share purchase warrant will entitle the holder thereof to purchase one additional share for a period of two years at a price of $0.60 in the first year and $0.75 in the second year. The Special Warrants were exercised on June 4, 1999.

        (xi) Effective January 14, 1999, the Company issued to James Speros, a director of the Company, 600,000 Special Warrants at a price of $0.28 per Special Warrant. Each Special Warrant was exercisable by its holder at any time within one year, without additional consideration, into one unit comprised of one share and one non-transferable share purchase warrant. Each share purchase warrant would entitle the holder thereof to purchase one additional share of the Company for a period of two years at a price of $0.28 per share for the first year and $0.32 per share in the second year. The Special Warrants were exercised on June 4, 1999.

       (xii) Effective January 7, 1999, the Company issued 1,432,805 Special Warrants at a price of US$0.265 per Special Warrant. Each Special Warrant was exercisable by its holder at any time within one year, without additional consideration, into 1.1 units, with each comprised of one share and one non-transferable share purchase warrant. Each share purchase warrant would entitle the holder thereof to purchase one additional share of the Company for a period of two years at a price of US$0.265 per share for the first year and US$0.305 per share in the second year. The Special Warrants were exercised on June 4, 1999.

      (xiii) Effective November 19, 1998, (but with delivery in January 1999), the Company issued to Paul Hildebrand, the Company's Secretary, 90,000 Special Warrants at a price of $0.32 per Special Warrant. Each Special Warrant was exercisable by its holder at any time within a period of one year, without additional consideration, into one unit comprised of one share and one non-transferable share purchase warrant. Each share purchase warrant would entitle the holder thereof to purchase one additional share of the Company for a period of two years from the date of issuance of the Special Warrants at a price of $0.32 per share for the first year and $0.37 per share in the second year. The Special Warrants were exercised on June 4, 1999.

       (xiv) Effective January 7, 1999, the Company issued 2,050,000 Special Warrants at a price of $0.35 per Special Warrant. Each Special Warrant was exercisable by its holder at any time within a period of one year, without additional consideration, into 1.1 units, with each unit comprised of one share and one non-transferable share purchase warrant. Each share purchase warrant would entitle the holder thereof to purchase one additional share of the Company for a period of two years at a price of $0.35 per share for the first year and $0.40 per share in the second year. The Special Warrants were exercised on June 4, 1999. The purchasers of the Special Warrants included the following directors and officers of the Company:

Owen Jones.................................   250,000 Special Warrants
Grant Sutherland...........................   297,500 Special Warrants
Peter Kozicki..............................    50,000 Special Warrants

        In addition, Paul Hildebrand and Alder Enterprises Ltd. acquired, respectively, 30,000 and 277,500 Special Warrants.

       (xv) Effective April 7, 1999, the Company issued 1,528,527 Special Warrants at a price of $US0.333 per Special Warrant. Each Special Warrant was exercisable by its holder at any time within a period of one year the Special Warrants, without additional consideration, into one unit comprised of one share and one non-transferable share purchase warrant. Each share purchase warrant would entitle the holder thereof to purchase one additional share of the Company for a period of two years at a price of US$0.333 per share for the first year and US$0.383 per share in the second year. The Special Warrants were exercised on June 4, 1999.

       (xvi) Effective April 14, 1999, the Company issued 3,000,000 Special Warrants at a price of $0.55 per Special Warrant. Each Special Warrant was exercisable by its holder at any time within a period of one year, without additional consideration, into one unit comprised of one share and one non-transferable share purchase warrant. Each share purchase warrant would entitle the holder thereof to purchase one additional share of the Company for a period of two years at a price of $0.55 per share for the first year and $0.63 per share in the second year. The Special Warrants were exercised on June 4, 1999. The purchasers of the Special Warrants included the following directors and officers of the Company:

Owen Jones...............................   1,000,000 Special Warrants
Grant Sutherland.........................   1,000,000 Special Warrants
Jim Speros...............................   1,000,000 Special Warrants

      (xvii) Effective July 5, 1999, the Company issued 250,000 shares to National Securities Corp. of Chicago, Illinois pursuant to a Financial Advisory and Consulting Agreement.

      (xviii) Effective September 14, 1999, the Company issued 2,746,833 units at a price of US$1.64 per unit. Each unit consisted of one share and one share purchase warrant. Each share purchase warrant entitles the holder thereof to purchase one additional share of the Company for a period of two years at a price of US$1.64 in the first year or US$1.89 in the second year. The Company paid commissions US$133,000 to Heideman Law Group, P.C. and Venture Consultants, LLC and US$13,120 to Bolder Investment Partners Ltd. in connection with the private placement.

       (xix) Up to November 30, 1999 the Company has issued 2,132,500 shares on the exercise of incentive stock options. See "DESCRIPTION OF CAPITAL STOCK--Share Capital."

       (xix) Up to November 30, 1999 the Company has issued 11,336,329 shares on the exercise of share purchase warrants as follows:

           (a) 3,000,000 shares at $0.43 per share;

           (b) 450,000 shares at $0.465 per share;

           (c) 1,500,000 shares at $0.92 per share;

           (d) 478,918 shares at US$0.333 per share;

           (e) 829,400 shares at US$0.265 per share; and

           (f) 988,500 shares at $0.35 per share; and

           (g) 4,299,600 shares at $0.50 per share.

    See "DESCRIPTION OF CAPITAL STOCK--Share Capital."

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    The following is a complete list of Exhibits filed as part of this Registration Statement and which are incorporated herein.

NUMBER                      EXHIBIT
------                      -------
         3.1 (1)            Memorandum of Incorporation dated March 30, 1983

         3.2 (1)            Articles of Incorporation dated March 30, 1983

         3.3 (1)            Special Resolution dated January 12, 1984

         3.4 (1)            Special Resolution dated June 15, 1989

         3.5 (1)            Special Resolution dated September 27, 1990

         3.6 (1)            Special Resolution dated December 18, 1996

         3.7 (1)            Articles of Incorporation

         3.8 (1)            Special Resolution dated January 29, 1998

         4.1 (1)            Escrow Agreement dated June, 1996

         4.2 (1)            Agreement dated November 23, 1998 between the Company and
                              certain warrant holders of the Company

         4.3 (1)            Agreement dated April 14, 1999 between the Company and
                              certain warrant holders of the Company

         4.4 (1)            Agreement dated October 28, 1999 between the Company and
                              certain warrant holders of the Company

         5.1 (1)            Legal Opinion of Dale W. Wilcox, A Law Corporation

        10.1 (1)            Operating Agreement between the Company and
                              BrainTech, Inc., dated October 18, 1996

        10.2 (1)            Software Development and License Agreement dated
                              September 20, 1999 between the Company and
                              BrainTech, Inc.

        10.3 (1)            Software Development License between the Company and
                              Sideware International SRL effective August 27, 1999

        10.4 (1)            Research and Development Cost Sharing Agreement between the
                              Company and Sideware International SRL effective
                              August 27, 1999

        10.5 (1)            Distribution and Sales Agreement between the Company and
                              Sideware Corp. effective January 1, 1999

        10.6 (1)            Assignment of Lease and Modification of Lease Agreement
                              dated August 17, 1998 between HOOPP Realty Inc., Techwest
                              Management Inc., Sideware Systems Inc., and
                              BrainTech, Inc.

        10.7 (1)            Lease Agreement dated January 25, 1999 between Sideware
                              Corp. and Elden Investments, LLC with Addendum dated
                              February 8, 1999

        10.8 (1)            Agreement between the Company and IBM for participation in the Enterprise Growth Opportunity program

NUMBER                      EXHIBIT
------                      -------
        10.9 (1)            Reseller agreement between the Company and Enterprise Soft

        10.10(1)            Software license agreement between the Company and ICEsoft
                              AS

        10.11(1)            Lease effective as of July 1, 1999 between the Company,
                              Techwest Management Ltd., BrainTech, Inc. and Pacific
                              Centre Leaseholds Ltd.

        10.12(1)            Assignment Agreement effective as of July 1, 1999 between
                              the Company, Techwest Management Ltd., BrainTech, Inc.,
                              and SJM Management Ltd.

        10.13(1)            Cost Sharing and Allocation Agreement dated October 29, 1999 between the Company and BrainTech, Inc.

        10.14(1)            Agreement between the Company and Advanced Contact
                              Solutions Inc.

        10.15(1)            Contract Agreement No. SDW001 between the Company and
                              Science Applications International Corp.

        10.16               IBM International Independent Software Vendor Agreement

        10.17               Distribution and Sales Agreement between Sidware Corp. and
                              Sideware International SRL

        21.1 (1)            List of Subsidiaries

        23.1 (1)            Consent of KPMG LLP

        27.1                Financial Data Schedule for the nine month period ended
                              September 30, 1999

        27.2 (1)            Financial Data Schedule for the eight month period ended
                              December 31, 1998

        27.3 (1)            Financial Data Schedule for the fiscal year ended April 30,
                              1998

------------------------------

(1) Exhibit already on file.

ITEM 17.  UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19.

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Vancouver, British Columbia, on December 15, 1999.

                                                          SIDEWARE SYSTEMS INC.

                                                          By:           "W. GRANT SUTHERLAND"
                                                               ---------------------------------------
                                                                         W. Grant Sutherland
                                                                  CHAIRMAN OF THE BOARD OF DIRECTORS

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                  TITLE                        DATE
                ---------                                  -----                        ----
                                            Director, Chairman of the Board of
                    *                         Directors, Principal Financial
    ---------------------------------         Officer, Principal Accounting       December 15, 1999
           W. Grant Sutherland                Officer

                    *                       President, Chief Executive Officer
    ---------------------------------         and Director (Principal Executive   December 15, 1999
             Owen L.J. Jones                  Officer)

                    *
    ---------------------------------       Director                              December 15, 1999
              Peter Kozicki

                    *
    ---------------------------------       Director                              December 15, 1999
             Edward A. White

*By:                 /s/ W. GRANT SUTHERLAND
             --------------------------------------
                        ATTORNEY IN FACT